UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

Pre-Effective Amendment No. 6

Registration Number 333-115160

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ASIA BROADBAND, INC.
(Exact name of registrant as specified in its charter)

Nevada	8200	72-1569126
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 2000 – 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1 604.606.9066
(Address and telephone number of registrant's principal executive offices)

Charles Demicher – Chief Operating Officer Suite 130 – 10 Glen Lake Parkway, Atlanta, GA USA 30328 678.222.3456

(Name, address and telephone number of agent for service)

Copy of communications to:

Virgil Z. Hlus, Esq.
Clark, Wilson
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [	]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Class A Common Stock to be offered for resale by selling stockholders	6,332,667	$0.54(2)	$3,419,640(2)	$433.27
Total Registration Fee				$433.27

(1)             An indeterminate number of additional shares of Class A common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)                   Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our Class A common stock on the Pink Sheets (operated by the Pink Sheets LLC) on April 30, 2004.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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PROSPECTUS

Subject to Completion

______________, 2005

ASIA BROADBAND, INC.

A NEVADA CORPORATION

6,332,667 SHARES OF CLASS A COMMON STOCK OF ASIA BROADBAND, INC.

_________________________________

This prospectus relates to the resale by certain selling stockholders of Asia Broadband, Inc. of up to 6,332,667 shares of our Class A common stock in connection with the resale of our company’s Class A common stock, the details of which are set out in this prospectus.

The selling stockholders may offer to sell the shares of Class A common stock being offered in this prospectus at $0.50 per share until the shares of our Class A common stock are quoted on the OTC Bulletin Board, or listed or quoted on a specified public securities market (a stock exchange or Nasdaq) , and thereafter at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our Class A common stock is presently not traded on any public market or securities exchange and we have not applied for listing or quotation on any public market.

We will not receive any proceeds from the resale of shares of Class A common stock by the selling stockholders. We will pay for expenses of this offering.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 6 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2005.

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The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

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As used in this prospectus, the terms "we", "us", "our", and "Asia Broadband" mean Asia Broadband, Inc. and our subsidiary, Shanghai Broadband Network, Inc., unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

Our company, Asia Broadband, Inc., designs and provides Internet and classroom based education services. We currently provide four different programs, three of which are focused on teaching English in the People’s Republic of China. The other program is focused on providing basic knowledge in international business and teaching the English language. As of December 31, 2004 , we have only recently commenced generating limited revenues from the sale of our programs. We maintain websites at www.asiabband.com, www.asiabroadbandinc.com, www.sh-elearning.com, www.ie21.com, www.ie21.com.cn, www.shanghaibroadband.com and www.eyakids.com. Information contained on our websites does not form part of this prospectus.

We were incorporated on January 24, 1996 under the laws of the State of Nevada under the name of Gemini Marketing, Inc. On March 19, 1999 we changed our name from Gemini Marketing, Inc. to Merendon International, Inc. The business of Gemini Marketing and Merendon International was to identify and locate businesses in China which required assistance in the marketing of their products and services within and outside of China. On July 27, 2000 we changed our name from Merendon International, Inc. to China Broadband Network, Inc. and on December 20, 2000 changed our name from China Broadband Network, Inc. to Asia Broadband, Inc. During 2001, we changed our business plan to focus on the development of educational programs which could be delivered over the Internet.

Our company was extra-provincially registered in British Columbia, Canada on January 12, 2004. As a result of maintaining an executive office in Vancouver, British Columbia, Canada, we are required to register as an extra-provincial corporation in British Columbia, as we are deemed to be carrying on business in British Columbia under the British Columbia Business Corporations Act. In order to carry on business in British Columbia, Canada, a corporation incorporated in a jurisdiction other than British Columbia must extra-provincially register in British Columbia. Registering as an extra-provincial corporation in British Columbia does not effect our shareholders in any adverse manner and allows us to carry on business in British Columbia.

Our offices in Canada are located at 2000 – 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1. Our telephone number at our Vancouver office is 604.606.9066. Our principal executive offices in the United States are located at Suite 130 – 10 Glen Lake Parkway, Atlanta, Georgia, United States 30328. Our telephone number at our United States office is 678.222.3456.

We have one subsidiary, Shanghai Broadband Network, Inc., a corporation formed under the laws of the People’s Republic of China on September 26, 2000, which operates under the Chinese name Shanghai Zhong Kuan Xin Xi Wang Luo You Xian Gong Si. We currently own 95.84% of Shanghai Broadband Network, Inc. with the remaining interests owned as follows: 2.08% by Shanghai Infoservices Tower Enterprise Development Ltd. and 2.08% by The Technical Center of the Shanghai Information Authority. Shanghai Broadband Network, Inc.’s principal office is located at Suite 1212, Tomson Commercial Building, 710 Dong Fang Road, Pudong, Shanghai, People’s Republic of China, P.O. 200122.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 6,332,667 shares of our Class A common stock. The offered shares were acquired by the selling stockholders in private placement transactions which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may offer to sell the shares of Class A common stock being offered in this prospectus at $0.50

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per share until shares of our Class A common stock are quoted on the OTC Bulletin Board, or listed or quoted on a specified public securities market (a stock exchange or Nasdaq) , and thereafter at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our Class A common stock is presently not traded on any public market or securities exchange and we have not applied for listing or quotation on any public market. Please see the Plan of Distribution section at page 16 of this prospectus for a detailed explanation of how the Class A common shares may be sold.

Number of Shares Outstanding

There were 39,530,968 shares of our Class A common stock issued and outstanding as at April 30, 2005.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our Class A common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus, which we anticipate will be approximately $103,000.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2004 and 2003 as restated including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" beginning on page 42 of this prospectus.

Subsequent to the issuance of the December 31, 2003 financial statements, management undertook a review of goodwill and intangible assets and determined that these amounts should have been written off in the period as incurred, based on the fact that our company did not have an established source of revenue and may never recognize any substantial revenue to support the carrying value of these assets. Consequently, our company has restated its consolidated financial statements for the year ended December 31, 2003 and for the period from January 24, 1996 (inception) to December 31, 2003 to reflect these changes.

	For the year ended December 31, 2004	For the year ended December 31, 2003 (as restated)
Revenue	$50,503	$-
Net Loss for the Period	($3,235,942)	($2,171,881)
Loss Per Share - basic and diluted	($0.09)	($0.09)

Working Capital	$854,231	$328,850
Total Assets	$1,294,198	$997,856
Long-term Convertible Notes Payable	$870,809	$-
Total Number of Issued Shares of Class A Common Stock	39,530,968	30,807,634

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RISK FACTORS

An investment in our Class A common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's Class A common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following material risks facing our company. The following section discusses all material risks in connection with this offering. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

Our Class A common stock is presently not traded on any public market or securities exchange. However, if we establish a public market for our Class A common stock, then sales of a substantial number of shares of our Class A common stock in such public market could cause a reduction in the market price of our Class A common stock. We had 39,530,968 shares of Class A common stock issued and outstanding as of April 30, 2005 . When this registration statement is declared effective, the selling stockholders may be reselling up to 6,332,667 shares of our Class A common stock and as a result of such registration statement, a substantial number of our shares of Class A common stock may be available for immediate resale, which could have an adverse effect on the price of our Class A common stock.

Any significant downward pressure on the price of our Class A common stock as the selling stockholders sell the shares of our Class A common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our Class A common stock.

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

Our Class A common stock is presently not traded on any public market or securities exchange and we have not applied for listing or quotation on any public market. The shares of our Class A common stock are however quoted on the pink sheets, operated by Pink Sheets, LLC. There is currently very little active trading in the market for our Class A common stock and such a market may not develop or be sustained. We currently plan to apply to have our Class A common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement. However, we cannot provide our investors with any assurance that our Class A common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. If our Class A common stock is not quoted on the OTC Bulletin Board or if a public market for our Class A common stock does not develop, then investors may not be able to resell the shares of our Class A common stock that they have purchased and may lose all of heir investment. If we establish a trading market for our Class A common stock, the market price of our Class A common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our Class A common stock.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations and if we are not able to obtain further financing our business operations may fail.

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         To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We incurred losses of $3,235,942 and $2,171,881 for the years ended December 31, 2004 and 2003, respectively. As of December 31, 2004 and December 31, 2003, we had working capital of $854,231 and $328,850 respectively. Our estimated working capital requirements and projected operating expenses to December 31, 2005 total $2,412,017. We intend to fulfill any additional cash requirement through the sale of our securities in the event that we do not receive sufficient revenue to satisfy our cash requirements to December 31, 2005. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

- we incur unexpected costs in completing the development of our technology or encounter any unexpected technical or other difficulties;

- we incur delays and additional expenses as a result of an adjustment or modification of our educational content program or technology failure;

- we are unable to create a substantial market for our services; or

- we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans.

We will depend almost exclusively on outside capital to pay for the marketing and continued development of our programs. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, our business and future success may be adversely affected.

A decline in the price of our common stock could affect our ability to raise further working capital and our ability to continue our normal operations.

A prolonged decline in the price of our Class A common stock could result in a reduction in the liquidity of our Class A common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our Class A common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

If we issue additional shares in the future this may result in dilution to our existing stockholders.

Our Certificate of Incorporation authorizes the issuance of 500 million shares of Class A voting common stock, 500 million shares of Class B non-voting common stock and 100 million shares of preferred stock. Our board of directors has the authority to issue additional shares up to the authorized capital stated in the certificate of incorporation. Our board of directors may choose to issue some or all of such shares to provide additional financing in the future or for other corporate purposes. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our corporation.

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Existing shareholders will experience significant dilution from the exercise of stock options currently held by our directors, senior officers and employees

As at the date of this prospectus, we have granted stock options to our directors, officers and employees to purchase an aggregate of 7,690,000 shares of our Class A common stock. If all these stock options are exercised, these shares would represent approximately 16% of our issued and outstanding shares of Class A common stock after such exercise. If such options are exercised and we issue these shares, then there will be a reduction in the proportionate ownership and voting power of all other stockholders.

We have entered into numerous related party transactions which may not be fair and competitive and which may have a negative effect on our financial operations.

Our company has entered into numerous related party transactions between our company and companies controlled by our officers and directors. Although our company considers these transactions to be fair and at rates competitive with similar non-affiliated third party arrangements, the company has not conducted any investigations to determine if such arrangements are fair and competitive to arrangements it could obtain from unrelated third parties. Accordingly, there is a risk that some or all of these arrangements are not competitive with arrangements that could be obtained from unrelated third parties and if so that we will be paying too much for the services that we receive pursuant to these arrangements. Any increased expenses will require us to generate higher revenues to achieve a positive net income.

We have a history of losses and fluctuating operating results which raise substantial doubt about our ability to continue as a going concern.

         Since inception through December 31, 2004, we have incurred an accumulated deficit of $10,355,538. Our loss from operations for the fiscal years ended December 31, 2004 and 2003 was $3,235,942 and $2,171,881 respectively. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will purchase our services, the size of customers' purchases, the demand for our services, and the level of competition and general economic conditions. If we cannot generate positive cash flows in the future, or raise sufficient financing to continue our normal operations, then we may be forced to scale down or even close our operations.

Although we anticipate that revenues will increase, we expect an increase in operating costs and development costs. Consequently, we expect to incur operating losses and negative cash flow until our programs gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional programs are developed and commercially released and sales of such programs made so that we are operating in a profitable manner. These circumstances raise doubt about our ability to continue as a going concern, as described in the explanatory paragraph to the report of our independent auditor on the December 31, 2004 and 2003 consolidated financial statements . The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the

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compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Class A common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our Class A common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

To date, we have generated nominal revenues from our operation. However, we have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our future development and operating results will depend on factors such as the demand for educational learning programs, the demand for our programs currently in development, levels of competition, success in developing market acceptance and recognition for our programs. If we are unable to generate significant revenues, then we will be unable to grow our business and we may have to scale back or even cease our ongoing business operations.

Substantially all of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Substantially all of our assets, such as our majority owned and registered subsidiary, are located outside the United States in Canada and the People's Republic of China. We maintain a permanent place of business within the United States in Atlanta, Georgia. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

We design and provide Internet and classroom based education services. The English language instruction market is a large, fragmented market that has attracted many different companies, with no real dominant player. We face competition from companies that sell traditional classroom products and services, including classroom instruction, books, audiotapes, etc., and from companies that sell computer software. We consider New Oriental English as one of our competitors. New Oriental English uses its own educational content to provide English

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training in a traditional classroom format, self learning and has an application for mobile devices. Prior to New Oriental English’s entry into providing English training, this company was specialized in testing services. They have eight training centers. A second competitor, Web International, provides English training using educational content from the USA and has several training centers in Shanghai.

Many of our existing and potential competitors may have one or more of the following:

- longer operating histories,

- greater market awareness

- larger customer bases,

- greater financial, technical, marketing and sales, resources, and

- a wider range of services and products.

As a result, these competitors may be able to adopt more aggressive pricing policies, respond more quickly to new technologies, industry standards and customer demands, undertake more extensive marketing campaigns, expand globally more quickly and make more attractive offers to potential employees and content providers. The English and Business educational content aggregation business is characterized by rapid changes in the thirst for quality educational content especially if it fosters new methods of learning all formats of learning. Also, due to significant family pressures within the immediate family, the desire to improve the standard of living with a single child family, the high value toward education increases the percentage of disposable income reserved for top quality education for the single child. This market phenomenon fuels multi-segment opportunities for leading and high quality education, however, the risks are associated with ensuring products and/or services achieve accurate timing of market entry and achieve immediate market penetration without returning to product development in the first product and/or service launch.

Our future success will depend on our ability to adapt to educational product and/or service advances, ensuring a market position of international academic quality, development of our brand as well as our jointly owned brand names, anticipate student demands, develop new educational content products and/or services and enhance our current services on a timely and cost-effective basis. Further, our services must remain competitive with those of other companies with substantially greater resources.

We could lose our competitive advantages if we are not able to protect any proprietary educational content and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depend to a degree on the proprietary educational content and multimedia technology used in our programs. We spent significant time on translating the text and localizing the content to meet the demands of students in China. If any of our competitors copy or otherwise gain access to the proprietary educational content and multimedia technology used in our programs, or develop similar content or technology independently, our ability to compete may be adversely affected. We also consider our shared brand marks, including Fudan New English, Fudan International Business and Shanghai General Foreign Testing Center's, and our wholly-owned brand mark IE21, invaluable to our ability to continue to develop and maintain the recognition associated with our brand. The measures we take to protect the proprietary educational content and multimedia technology used to deliver our programs and other intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use.

Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and

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resources, result in the loss of goodwill associated with our brand marks or require us to make changes to our websites.

Unless we can establish significant sales of our current programs, we may never be able to generate significant revenues.

We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of current programs. We expect that these programs and their extensions and derivatives will account for a majority, if not all, of our revenue for the foreseeable future. Broad market acceptance of our products and/or service programs is, therefore, critical to our future success and our ability to generate revenues. Failure to achieve broad market acceptance of our programs, as a result of competition, change in the industry direction for the need for education and /or the convergence of education and information technologies, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the successful introduction and market acceptance of our current programs, and on the development, introduction and market acceptance of any future enhancements to our programs. There can be no assurance that we will be successful in marketing our current programs or any new programs or enhancements, and any failure to do so would significantly harm our business.

Since our programs have been recently developed, the markets may not accept our programs or purchase them in sufficient numbers for us to recover the costs of developing such programs.

We have only recently released commercial versions of our programs. Additional efforts and expenditures to enhance their capabilities are critical to commercial viability. If markets do not accept our products in sufficient numbers to offset the costs of developing and marketing such programs, we would be unable to generate significant revenues and may never be able to operate profitably.

RISKS ASSOCIATED WITH POLITICAL, ECONOMIC

AND REGULATORY UNCERTAINTY IN CHINA

Any changes in the political and economic policies of or any new regulations implemented by the People’s Republic of China government could affect, or even restrict, the operation of our business and our ability to generate revenues.

Our business is focused primarily on selling our programs in the People's Republic of China. Accordingly, our business, results of operations and financial conditions are affected to a significant degree by any economic, political and legal developments in China.

Since the establishment of the People's Republic of China in 1949, the Communist Party has been the only governing political party in China. The highest bodies of leadership are the Politburo, the Central Committee and the National People's Congress. The State Council, which is the highest institution of government administration, reports to the National People's Congress and has under its supervision various commissions, agencies and ministries, including the Ministry of Information Industry, the regulatory agency responsible for the Internet in China.

Since the late 1970s, the government of the People's Republic of China has been reforming its economic system. Although we believe that economic reform and the macroeconomic measures adopted by the People's Republic of China government have had and will continue to have a positive effect on the economic development in China, there can be no assurance that the economic reform strategy will not from time to time be modified or revised. Some modifications or revisions, if any, could have a material adverse effect on the overall economic growth of China and use of Internet services in China. Any such changes would have a material adverse effect on our business. Furthermore, there is no guarantee that the People's Republic of China government will not impose other economic or regulatory controls that would have a material adverse effect on our business. Any changes in political, economic and social conditions in China, adjustments in policies by the People's Republic of China government or changes in laws and regulations on the Internet could affect the manner in which we operate our business, restrict or prohibit transactions initiated or conducted through our Internet website, or control which

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programs may be sold through our websites. Any such changes or new regulations could affect our ability to attract users of our programs and therefore affect our ability to generate revenues.

China’s current and future economic, political and social conditions, as well as government policies could have an adverse effect on our ability to generate revenues and profits and our overall financial condition.

We expect that a substantial portion of our future business, assets and operations will continue to be located in China, although our integrated educational and technology platform has started to generate market interest in several countries outside China. The economy of China differs from the economies of most developed countries in many respects, including:

- government involvement;

- level of development;

- growth rate;

- control of foreign exchange; and

- allocation of resources.

While China’s economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations applicable to us. If there are any changes in any policies by the Chinese government and our business is negatively affected as a result, then our financial results, including our ability to generate revenues and profits, would also be negatively affected.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 7 to 13, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

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SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus relates to the resale by certain selling stockholders of Asia Broadband, Inc. of up to 6,332,667 shares of our Class A common stock in connection with the resale of:

- up to 2,700,000 shares of our Class A common stock which were sold in a private placement on March 28, 2003;

- up to 1,583,334 shares of our Class A common stock which were sold in a private placement on June 16, 2003;

- up to 216,000 shares of our Class A common stock which were issued as a finder’s fee in connection with the March 28, 2003 and June 16, 2003 private placements;

- up to 833,333 shares of our Class A common stock which were sold in a private placement on September 15, 2003; and

- up to 1,000,000 shares of our Class A common stock which were issued on November 3, 2003 in connection with the conversion of certain outstanding convertible debentures.

The selling stockholders may offer to sell the shares of Class A common stock being offered in this prospectus at $0.50 per share until the shares of our Class A common stock are quoted on the OTC Bulletin Board, or listed or quoted on a specified public securities market (a stock exchange or Nasdaq) and thereafter at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our Class A common stock by the selling stockholder.

USE OF PROCEEDS

The shares of Class A common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the Class A common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the Class A common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus, which we estimate will be approximately $103,000.

DETERMINATION OF OFFERING PRICE

The offering price of $0.50 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

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DILUTION

The Class A common stock to be sold by the selling stockholders is the 6,332,667 shares of Class A common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our Class A common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

SELLING STOCKHOLDERS

This prospectus relates to the resale by certain stockholders of our company of up to 6,332,667 shares of our Class A common stock in connection with the resale of:

- up to 2,700,000 shares of our Class A common stock which were sold in a private placement on March 28, 2003;

- up to 1,583,334 shares of our Class A common stock which were sold in a private placement on June 16, 2003;

- up to 216,000 shares of our Class A common stock which were issued as a finder’s fee in connection with the March 28, 2003 and June 16, 2003 private placement;

- up to 833,333 shares of our Class A common stock which were sold in a private placement on September 15, 2003; and

- up to 1,000,000 shares of our Class A common stock which were issued on November 3, 2003 in connection with the conversion of certain outstanding convertible debentures.

The selling stockholders may offer and sell, from time to time, any or all of the Class A common stock issued. Because the selling stockholders may offer all or only some portion of the 6,332,667 shares of Class A common stock to be registered, no estimate can be given as to the amount or percentage of these shares of Class A common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of Class A common stock by the selling stockholders as of April 30, 2005 and the number of shares of Class A common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of Class A common stock to be offered by the selling stockholder.

Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge, although neither we nor any of our affiliates have not taken any steps to confirm such facts.

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Name of Selling Stockholder and Position, Office or Material Relationship with Asia Broadband	Class A Common Shares owned by the Selling Stockholder (2)	Total Class A Common Shares to be Registered Pursuant to this Offering	Number of Class A Common Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
Jeremy Norris	333,333	333,333	Nil	Nil %
Paul Morton	16,667	16,667	Nil	Nil %
Mark Bromhead	16,667	16,667	Nil	Nil %
Jeremy McAteer	166,667	166,667	Nil	Nil %
Michael Alexander	166,667	166,667	Nil	Nil %
Michael Norman Smith	1,049,333	1,049,333	Nil	Nil %
Warren Primhak	833,333	833,333	Nil	Nil %
Derek Alexander Smith	166,667	166,667	Nil	Nil %
Jeffrey Ho	83,333	83,333	Nil	Nil %
Simon Peter Sadler	833,333	833,333	Nil	Nil %
Tiger Investments Limited(3)	333,334	333,334	Nil	Nil %
Galloway Limited(4)	500,000	500,000	Nil	Nil %
Harrington Limited(5)	833,333	833,333	Nil	Nil %
Rathbone Unit Trust Management Limited(6)	2,500,000(6)	500,000	2,000,000(6)	5.1%
Sir Richard Drake Kleinwort	500,000	500,000	Nil	Nil %

(1)	Assumes all of the shares of Class A common stock offered are sold. Based on 39,530,968 Class A common shares issued and outstanding on April 30, 2005.
(2)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of Class A common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(3)	Alastair Craig MacAulay exercises dispositive and voting powers with respect to shares of Class A common stock that Tiger Investments Limited currently owns.
(4)	Jim Mellon exercises dispositive and voting powers with respect to shares of Class A common stock that Galloway Limited currently owns.
(5)	Laurie Smith exercises dispositive and voting powers with respect to shares of Class A common stock that Harrington Limited currently owns.
(6)	Julian Chillingworth exercises dispositive and voting powers with respect to shares of Class A common stock that Rathbone Unit Trust Management Limited currently owns .

                 We may require the selling stockholder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of Class A common stock on any market upon which the Class A common stock may be quoted in privately negotiated transactions or otherwise. Our Class A common stock is not currently listed on any national exchange or electronic quotation system. Because there is currently no public market for our shares of Class A common stock, the selling stockholders will sell their shares of Class A common stock at $0.50 per share until the shares of our Class A common stock are quoted on the OTC Bulletin Board, or listed or quoted on a specified public securities market (a stock exchange or Nasdaq) , and thereafter at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of Class A common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)     block trades in which the broker or dealer so engaged will attempt to sell the shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(c)	an exchange distribution in accordance with the rules of the exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions; and
(f)	a combination of any aforementioned methods of sale.
The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares of Class A common stock.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of Class A common stock at a stipulated price per share.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of Class A common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of Class A common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of Class A common stock from time to time. Upon a sale of the shares of Class A common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of Class A common stock involved,

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the price at which the Class A common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the Class A common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of Class A common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of Class A common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our Class A common stock is Computershare Trust Company of Canada, 4th Floor, 510 Burrard Street, Vancouver, British Columbia, Canada V6C 3B9, telephone: 604.661.9400.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Yuguo Zhang	Chairman, Chief Executive Officer and Director	40	January 12, 2000
Graham Brant	Executive Chairman, President and Director	45	July 7, 2003
Charles Demicher	Chief Operating Officer, Director Vice Chairman	43	May 28, 2001 July 20, 2001 July 7, 2003
Xinmin Gao	Director	70	March 15, 2001

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Jianhua Li	Director	59	September 27, 2004
Wen Chao Tu	Director	59	September 16, 2000

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he was employed.

Yuguo Zhang, BA, MA, Chairman, Chief Executive Officer and Director

Mr. Zhang joined our company in January 12, 2000. Mr. Zhang was also appointed Chairman of our subsidiary, Shanghai Broadband Network, Inc., on September 26, 2000. Mr. Zhang is the Chairman of our board of directors and the Chief Executive Officer of our company. Mr. Zhang is employed full-time by our company and provides his services as a consultant through Golden Promise Business and Investment Inc., a company owned by Mr. Zhang. He obtained a Bachelors degree in Mass Communications from Peoples University (Beijing, China) in 1985, and a Masters degree in Political Science from Simon Fraser University (Vancouver, British Columbia) in 1995. Before immigrating to Canada in 1991, Mr. Zhang worked as senior assistant for the China Association for International Friendship, a Beijing-based national organization, promoting international business from 1985 to 1989. In 1989, he was the managing director of a large foreign joint venture corporation, Keep Wealth (Hainan) Group in China, a company involved in investment, real estate and building relationships with foreign corporations in China. Mr. Zhang has knowledge of the economic and business environment in China, as well as an understanding of the legal system in China as it relates to business. Mr. Zhang has managed foreign joint ventures, and is currently involved with local business communities and governmental organizations in several major cities in China.

In 1994, Mr. Zhang joined the Ming Pao Daily Newspaper as a senior business reporter and was later promoted to business editor.

Mr. Zhang is the founder of MultiCyber Internet Ltd. Mr. Zhang was the President of MultiCyber Internet Ltd. in 1999 prior to joining our company on January 12, 2000. Mr. Zhang is also one of the founders of the Chinese Investment Forum, a large English/Chinese bilingual financial and investment exhibition/conference which was hosted in Vancouver, Canada in 1999 and 2000.

Graham Brant, B.Sc., Executive Chairman, President & Director

Mr. Brant was appointed Executive Chairman, President and a director of our company on July 7, 2003. Mr. Brant is employed full-time by our company and provides his services as a consultant through Alexa Holdings Limited, a company owned by Mr. Brant. We also rent office space in the United Kingdom from Alexa Holdings Limited on a month to month basis at approximately $1,660 per month. Mr. Brant has over 20 years experience in managing and growing high technology businesses in both Asia and Europe. He is also the Chief Operating Officer & Director of our subsidiary, Shanghai Broadband Network, Inc. Prior to joining our company, Mr. Brant spent nearly 10 years in senior management positions with Microsoft Corporation. Most recently he was the Chief Executive Officer of Microsoft’s Hong Kong and Asia operations. Between 1994 and 2001, he helped develop Microsoft’s China business, establishing the services business of the company in People’s Republic of China.

Mr. Brant has also held senior management positions in other companies such as Cable and Wireless, Reuters and PA Consulting.

From January 2002 to January 2003, Mr. Brant was the President of ATPATH Technologies Limited, a

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software company that designs and develops software core product to enable the development and deployment of Internet based business applications.

From May 1999 to November 2001, Mr. Brant was the Chief Executive Officer and General Manager of Microsoft’s Hong Kong subsidiary, and was responsible for all facets of Microsoft’s business in Hong Kong and China. The subsidiary focused on sales of Microsoft's products in China and Hong Kong.

From May 1998 to May 1999, Mr. Brant was the Asia Regional Marketing Director for Microsoft Asia and was responsible for products sales in Asian countries. Microsoft Asia focused on the sale of Microsoft's products in Asia.

From June 1994 to April 1998, Mr. Brant was the Asia Regional Director for Microsoft Consulting and was responsible for computer system and network consulting services to corporate customers in Asian countries.

From October 1992 to June 1994, Mr. Brant was the Managing Director of Microsoft Consulting of Microsoft UK Ltd. and was responsible for the professional business services in Europe, servicing a wide range of clients in different industries. Microsoft UK was responsible for expanding the sale of Microsoft's products and consulting services in Asia.

In addition to this, Mr. Brant is a consultant to the Hong Kong government on information technology policy and organization issues and serves as a director of the Hong Kong General Chamber of Commerce. He has over eight years of experience in assisting businesses in China. Mr. Brant graduated in 1981 with a B.Sc. Honours degree in Electrical and Electronic Engineering from Bath University (United Kingdom).

Charles Demicher, B.E.Sc., P.Eng., Vice Chairman, Chief Operating Officer, Corporate Secretary and Director.

Mr. Demicher joined our company in May 28, 2001. He became our Chief Operating Officer on May 28, 2001, a director our company on July 20, 2001 and our Vice Chairman on July 7, 2003. He is also the Vice Chairman, Chief Technical Officer and a director of our subsidiary, Shanghai Broadband Network, Inc. Mr. Demicher is employed full-time by our company and provides his services as a consultant through CHD Holdings, LLC, a company owned by Mr. Demicher. Mr. Demicher has over 18 years of experience in start up ventures and capital projects in small and large multinationals organizations. During this time, Mr. Demicher’s responsibilities included: business development, marketing, sales, capital project planning, financial control, construction, operations and maintenance of network service providers, manufacturing, integration and distribution sectors of the telecommunications industry, broadband cable and wireless industries.

From July 2000 to July 2001, Mr. Demicher was jointly appointed by Nortel Networks and Antec Corp. as the Director of Market and Business Development for Nortel Networks Cable Media Group to establish new markets for these companies' products. Nortel Networks is a manufacturer and supplier of equipment for the telecommunications, wireless and cable industries. From February 2000 to July 2000, Mr. Demicher was the Vice President (Nortel Networks) for Antec Corp., responsible for developing strategic collaborative sales teams in offering next generation multimedia cable networking equipment and solutions to North American markets. From September 1999 to February 2000, Mr. Demicher was the Vice President of Strategic Partnership Sales for Antec Corp., where he was responsible for sales of fiber optic network equipment in the United States. From December 1997 to September 1999, Mr. Demicher was the Executive Vice President International Sales and Business Development for Antec Corp.’s International Division where he was responsible for international business development, engineering, manufacturing, integration, sales and support for cable network products in Asia, South America and Central America. From June 1997 to December 1997, Mr. Demicher was the Vice President and General Manager for Antec Corp.’s Latin American Division, where he was responsible for the business development, sales and support for cable network products in South America, Central America and the Caribbean.

From November 1993 to June 1997, Mr. Demicher held the positions of Vice President Sales and Engineering with Antec Corp. and its South American subsidiary, where he was responsible for the sales and engineering of products for the cable industry.

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Mr. Demicher has served on several industry standards committees and has been appointed as a technology and management consultant to the converging wire line, wireless and broadband cable television and telecom markets. In 1985, he received a Bachelors of Engineering Science in Electrical Engineering degree from the University of Western Ontario (London, Ontario, Canada). He also achieved industry awards for research and development in advanced holographic content and information technology systems.

Xinmin Gao, Director

Mr. Gao joined our board of directors on March 15, 2001. Mr. Gao is part-time director with our company and spends approximately three hours per week working with our company. Mr. Gao is an Internet technology industry advisor and senior engineer in China, and is Honorary Chairman of Shanghai Broadband Network, Inc. Since 1999, Mr. Gao has been the standing Vice-Chairman of the China Information Industry Association. Since 2002, Mr. Gao has been the Vice-Chairman of the Investment Association of China and is responsible for the collection of investment information. In 2003, Mr. Gao was appointed as the Chairman of the CIO Branch Association of the China Information Industry Association. In 2004, he was appointed as a Senior Advisor to the State Information Office. Previously during 1999, Mr. Gao was in charge of the Director-General of the State Information Center from 1993 to 1998, the President of the China Economic Information Network from 1995 to 1998 and a Standing Member of the Advisory Board to the State Information Office from 1993 to 1997. Mr. Gao is not a director of any other company with a class of shares registered with the Securities and Exchange Commission.

In 2002, Mr. Gao was appointed as a visiting professor for the post-graduate section of the software college at the Chinese Academy of Sciences and was appointed as a visiting professor at the China University of International Business and Economics.

Jianhua Li, Director

Mr. Li joined our board of directors on September 27, 2004. Mr. Li is a part-time director with our company and spends approximately 8 hours per week working with our company. He is a full-time employee of our subsidiary, Shanghai Broadband Network, Inc. Mr. Li received a Bachelors Degree from the Shanghai Industrial Technology College in 1968. Mr. Li went to the United States for overseas study and obtained a Master’s Degree in Business Administration from California State University in 1983. In 1988, Mr. Li was appointed by the State Economic Zone Commission to attend in Montreal, Quebec, Canada for a six-month study in the Advanced Class for Leaders with Master’s Degrees from China’s Developed Coastal Cities.

From March 1984 to September 1986, Mr. Li was the Trading Manager and Assistant to the Factory Director for the Kunshan Chemical Factory in Kunshan, Jiangsu Province, China. From September 1986 to December 1988, Mr. Li was the Vice-President of Kunshan Trading Group. From December 1998 to December 1996, Mr. Li was the Director of Foreign Affairs and Vice Mayor with the Kunshan Municipal Government. From December 1998 to September 2000, Mr. Li was a Vice General Manager with the Shanghai Information Tower Network Co. Limited. In 2000, Mr. Li started working with our subsidiary, Shanghai Broadband Network, Inc., as its Vice President and General Manager. He is responsible for accounting, corporate governance and contract management for our subsidiary.

Wen Chao Tu, Director

Mr. Tu joined our board of directors on September 16, 2000. Mr. Tu is part-time director with our company and spends approximately five hours per week with our company. Mr. Tu is the founder of the Shanghai Information Town Co., Ltd. From 1982 to 1984, he worked as a chief technician, and later was promoted to the position of Vice President of Xinxing Circuit Factory in Shanghai, China. From 1985 to the end of 1990, Mr. Tu served as President (General Manager) of San Li Commerce Group Shanghai, a company involved in the e-commerce information industry.

In early 1992, Mr. Tu, jointly with a group of Internet technology professionals, founded Kang Da Economic and Technical Information Inc. Mr. Tu served as a director and Vice-President of Kang Da Economic and Technical Information. In July 1993, the company expanded and changed its name to Zhong Ke Kang Da

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Information City Development Group focussing on developing large scale information facilities and buildings in Shanghai, China. Zhong Ke Kang Da Information City Development Group subsequently changed its name to Shanghai Infoservice Enterprise Development Co., Ltd. and together with other large investment corporations and land development companies in Shanghai, formed the Shanghai Information Real Estate Co., Ltd. which changed its name to Shanghai Information Town Co., Ltd., which currently owns and operates the Shanghai Infoservices Tower, the first information facility of the Shanghai Information Tower Project.

Since July, 1997, Mr. Tu has been the Chairman and President of Shanghai Information Town Co., Ltd., real estate development company in China, and Shanghai Infoservices Tower Enterprise Ltd., an Internet service provider and information services company. Mr. Tu has experience within the information industry in China and has been acknowledged by industry and government for his work in this industry.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.      any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.      any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.      being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.      being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2005, certain information with respect to the beneficial ownership of our Class A common stock by each stockholder known by us to be the beneficial owner of more than 5% of our Class A common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Class A common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Class A common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Yuguo Zhang 1066 West Hastings Street, Ste 2000 Vancouver, B.C., Canada, V6E 3X1	9,950,000(2)	24.0%
Charles Demicher 711 S. Carson Ste., 4A, Carson City, Nevada, USA, 89702	5,400,000(3)	13.1%

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Graham Brant The Friary, Bath BA2 7UE United Kingdom	4,416,667(4)	10.7%
Xinmin Gao National Information Center 58 San Li He Road Beijing, P.R. China.	400,000(5)	1.0%
Jianhua Li Room 502, Zone B, Jinhua Garden 828 Bel Ai Road Shanghai, P.R. China	316,667(6)	*
Wen Chao Tu 35 Lane 2 Shan Yin Road Shanghai, P.R. China.	600,000(7)	1.5%
Rathbone Unit Trust Management Limited 159 New Bond Street London WI5 2UD United Kingdom	2,500,000	5.1%
Directors and Officers (as a group)	21,083,334(8)	46.5%

* represents less that 1.0%.

(1)      Based on 39,530,968 shares of Class A common stock outstanding as of April 30, 2005 , and, as to a specific person, shares issuable pursuant to the exercise of stock options exercisable within 60 days.

(2)      Includes options to acquire up to 1,950,000 shares of Class A common stock, exercisable within sixty days.

(3)      Includes 100,000 shares of Class A common stock issued to Charles Demicher and 3,650,000 shares of Class A common stock issued to World Capital Management, LLC, a company controlled by Charles Demicher. Also includes options to acquire up to 1,650,000 shares of Class A common stock, exercisable within sixty days, issued to Charles Demicher and/or World Capital Management, LLC.

(4)      Includes 2,800,000 shares and options to acquire up to 1,666,667 shares of Class A common stock, exercisable within sixty days, issued to Graham Brant and/or held by Church Street, Limited, a company managed by independent trustees of Merrill Lynch over which Graham Brant exercises dispositive and investment power.

(5)      Includes 300,000 shares of Class A common stock and options to acquire up to 100,000 shares of Class A common stock, exercisable within sixty days.

(6)      Includes 150,000 shares of Class A common stock and options to acquire up to 166,667 shares of Class A common stock, exercisable within sixty days.

(7)      Includes 300,000 shares of Class A common stock and options to acquire up to 300,000 shares of Class A common stock, exercisable within sixty days.

(8)	Includes options of acquire 5,833,334 shares of Class A common stock.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

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DESCRIPTION OF COMMON STOCK

We are authorized to issue 500,000,000 shares of Class A voting common stock, with a par value of $0.001, 500,000,000 shares of Class B non-voting common stock, with a par value of $0.001, and 100,000,000 shares of preferred stock, with a par value of $0.001. As at April 30, 2005 we had 39,530,968 shares of Class A common stock, no shares of Class B common stock and no preferred stock issued and outstanding. The Class A common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. In addition, each share of Class A common stock is entitled to one vote on all matters submitted to a vote of stockholders. On matters submitted to a shareholder vote, a majority vote of stockholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of Class A common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of Class A common stock when issued are fully paid and non-assessable.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 5, 2003, we engaged the firm of BDO Dunwoody LLP to audit our financial statements for the fiscal years ended December 31, 2004 and 2003.

Prior to engaging BDO Dunwoody LLP on November 5, 2003, our company did not have an independent accountant, nor did our company retain any independent accountants regarding the application of accounting principles to any specific completed or contemplated transactions or the type of audit opinion that might be rendered on our financial statements.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The consolidated financial statements of Asia Broadband, Inc. included in this registration statement have been audited by BDO Dunwoody LLP, an independent registered public accounting firm , to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact

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that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws require us to indemnify any present and former directors, officers, employees, fiduciaries, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, fiduciary, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conduct themself in good faith and that such person:

- reasonably believed, in the case of conduct is the official capacity with our company, that their conduct was in our company’s best interests;

- in all other cases (except criminal cases) believed that their conduct was not opposed to our company’s best interests; or

- with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

The determination to indemnify any such person must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a quorum if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so directs, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

We will not indemnify a director adjudged liable to our corporation or adjudged liable on the basis that personal benefit was improperly received by such director. Our indemnification is limited to reasonable expenses incurred in connection with any proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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DESCRIPTION OF PROPERTY

We have two offices which are located at Suite 2000, 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1 and Suite 130 – 10 Glen Lake Parkway, Atlanta, GA, USA 30328.

Our Vancouver offices are within an executive suite area of approximately 6,000 square feet. The office is within an executive center where only common areas and office equipment are shared with other companies who rent offices in the executive suite. We maintain a duplicate set of corporate files in this location in a secured facility and have a dedicated executive suite including full use of shared administration, conference room facilities, administration, equipment and telecommunication network facilities. Our usage of the facilities is leased on a month-to-month basis from Oceanic Business Centre Inc., a party unrelated to our company, at a rate of $550 per month with an obligation of less than two months. Oceanic provides us with an office, a receptionist, photocopying facilities, mail and facsimile services and access to a boardroom. Our telephone number at our Vancouver office is 604.606.9066. Our Chief Executive Officer works out of this office when he is in Canada. Our board of directors meetings are often conducted by telephone, which telephone calls may be originated from our Vancouver, Atlanta or Shanghai offices.

Our Atlanta offices are within an executive suite area of approximately 4,000 square feet. The office is within an executive center where only common areas and office equipment are shared with other companies who rent offices in the executive suite. We maintain our corporate files in this location in a secured facility and have an executive suite including full use of shared administration, conference room facilities, administration equipment and telecommunication network facilities. Our usage of the facilities is leased on a month-to-month basis with a 30 day obligation from the Intelligent Office, a party unrelated to our company, at a rate of $540 per month. Our telephone number at our Atlanta office is 678.222.3456. Our Chief Operating Officer resides in North Atlanta and works out of this office. Our board of directors meetings are often conducted by telephone, which telephone calls may be originated from our Vancouver, Atlanta or Shanghai offices.

We also maintain an office with specialized multimedia content analysis and network facility capabilities located at Whistlers Hollow, The Friary, Freshford, Bath, United Kingdom BA2 7UE. This two floor office space combined is 1,200 square feet and includes office area, networking equipment area, office theatre with specialized acoustics, a theatre display screen and conference space. We lease this space and facilities on a month-to-month basis from Alexa Holdings Limited, a company controlled by Graham Brant, one of our directors and officers, at a rate of $1,660 per month with an obligation of one month. Our telephone number at our Bath office is 44.1225.721400.

Our subsidiary, Shanghai Broadband Network, Inc., is located at Suite 1212, Tomson Commercial Building, 710 Dong Fang Road, Pudong, Shanghai, People’s Republic of China, P.O. 200122. This space is approximately 4,800 square feet in size and is located in the central commercial district of Pudong. The office space is leased on an annual basis from Xuetu Lu, a party unrelated to our company, for $54,000 . The term of the lease expires on January 25 , 2006. Our telephone number at our China office is 86.21.583.39090.

DESCRIPTION OF BUSINESS

Development of Our Business

We were incorporated on January 24, 1996 under the laws of the State of Nevada under the name of Gemini Marketing, Inc. On March 19, 1999 we changed our name from Gemini Marketing, Inc. to Merendon International, Inc. On July 27, 2000 we changed our name from Merendon International, Inc. to China Broadband Network, Inc. and on December 20, 2000 changed our name from China Broadband Network, Inc. to Asia Broadband, Inc. We were extra-provincially registered in British Columbia, Canada on January 12, 2004. Our offices in Canada are located at 2000 – 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1. Our telephone number at our Vancouver office is 604.606.9066. Our principal executive offices in the United States are located at Suite 130 – 10 Glen Lake Parkway, Atlanta, Georgia, United States 30328. Our telephone number at our United States office is 678.222.3456.

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The business of Gemini Marketing and Merendon International was to identify and locate businesses in China which required assistance in the marketing of their products and services within and outside of China. During 2001, we changed our business plan to focus on the development of educational programs which could be delivered over the Internet. In August 2002, our company entered into an agreement with Q Group PLC, a United Kingdom company, to utilize Q Group’s language instruction solutions and multimedia theme based educational content as the major source for our company’s Internet based English programs. From the first months of 2003, our company has focussed on the re-design, translation and marketing of Q Group’s content to serve China’s local market. In November 2003, our company entered into our agreements with Fudan University and Shanghai Telecom to develop and market our programs under the Fudan New English Online program.

We have one subsidiary, Shanghai Broadband Network, Inc., a corporation formed under the laws of the People’s Republic of China on September 26, 2000, which operates under the Chinese name Shanghai Zhong Kuan Xin Xi Wang Luo You Xian Gong Si. We currently own 95.84% of Shanghai Broadband Network, Inc. with the remaining interests owned as follows: 2.08% by Shanghai Infoservice Tower Enterprise Development Ltd. and 2.08% by The Technical Center of the Shanghai Information Authority. This percentage ownership allocation changed from our previous share of 92.86%, and 3.57% for each of the two minority shareholders, as a result of our investment of $1,003,864 on May 2, 2004. Our company’s operations in China are carried out through our subsidiary, Shanghai Broadband Network, Inc. whose principal office is located at Suite 1212, Tomson Commercial Building, 710 Dong Fang Road, Pudong, Shanghai, People’s Republic of China, P.O. 200122. The management of Shanghai Broadband Network, Inc. is the same as our company and our company controls the daily operation and business direction of Shanghai Broadband Network, Inc.

In 2000, we acquired a 70% interest in a feasibility study and business plan, which forms the basis of the collaborative agreement between Shanghai Infoservice Tower Enterprise Development Ltd. and Multicyber, Inc., a company which was, at the time, controlled by the then President of our company (who currently is the CEO of our company) for the payment of $100,000 in cash to Multicyber, Inc. The transaction was recorded as a pre-operational business development expense in the year ended December 31, 2000. Subsequently, our company, Shanghai Infoservice and The Technical Center of Shanghai Information Authority incorporated Shanghai Broadband Network, Inc. on September 26, 2000, with an initial registered capital of $1 million, to participate in a joint venture project to develop and distribute Internet broadband network products and services.

Under the collaborative agreement among our company, Shanghai Infoservice and The Technical Center, we acquired a 75% interest in Shanghai Broadband Network, Inc. and our partners acquired the remaining 25% interest. In exchange for our 75% interest in Shanghai Broadband Network, Inc., we contributed $750,000 in cash to the subsidiary; in exchange for their respective share(s) of the 25% interest in Shanghai Broadband Network, Inc., Shanghai Infoservice and The Technical Center transferred to Shanghai Broadband Network, Inc. the right to use the broadband network resources in Shanghai for 20 years. The parties agreed to value such right to use the broadband network services in Shanghai at $250,000, and the amount was recorded initially as an intangible asset. Subsequent to the issuance of the financial statements for the year ended December 31, 2003, management undertook a review of the goodwill and intangible assets and determined that these amounts should have been written-off in the period as incurred, based on the fact that we did not have an established source of revenue and may never recognize any substantial revenue to support the carrying value of the asset. Consequently, we wrote-off the intangible assets in 2000 and the audited financial statements for the year ended December 31, 2003 have been restated accordingly.

All three parties agreed to establish a board of directors for Shanghai Broadband Network, Inc. with five members and, pursuant to a supplementary agreement among our company, Shanghai Infoservice and The Technical Center, we have complete control in the management and operation of Shanghai Broadband Network, Inc., including the appointment of members of the board of directors. Shanghai Infoservice and The Technical Center are entitled to participate ratably in any dividend distributions by Shanghai Broadband Network, Inc. and they are not liable for any debt incurred by Shanghai Broadband Network, Inc. In the event that Shanghai Broadband Network, Inc. is dissolved, Shanghai Infoservice and The Technical Center will not be liable for any debt payable after the dissolution.

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The Technical Center of the Shanghai Information Authority is a Shanghai municipal government organization in charge of the development of the broadband infrastructure in the city of Shanghai. The Shanghai Infoservice Tower Enterprise Development Ltd. is a local Shanghai company with interests in an Internet data centre, and holds an education licence.

Our Current Business

We currently provide four different programs, three of which are focused on teaching English in the People’s Republic of China. As at December 31, 2004 we have only generated nominal revenues from our programs. The other program is focused on teaching international business in English and Chinese. We maintain websites at www.asiabband.com, www.asiabroadbandinc.com, www.sh-elearning.com, www.ie21.com, www.ie21.com.cn, www.shanghaibroadband.com and www.eyakids.com. Information contained on our website does not form part of this prospectus.

Our company designs and provides educational programs delivered in a variety of ways: (a) in a purely online format through the computer and/or over the Internet; (b) as blended learning programs with a portion of the program taught in a training centre and a portion delivered on a computer or over the Internet (which the student can complete at the training centre or at home); and (c) in a classroom campus setting which combines traditional classroom sessions with onsite workshops where a portion of the program is delivered on a computer in the onsite workshop. We currently provide four different content programs, three of which are focused on teaching English in China. The other program is focused on teaching international business in English and Chinese in China.

Our educational programs currently include:

- E-Ya Kids English

- Fudan New English
- IE21 English
- Fudan International Business Diploma
- GE300 Government English Learning Program

Through various collaborative agreements with content providers including Q Group Plc, the Open Learning Foundation and Shanghai General Foreign Language Testing Center, we have incorporated some English language content into our programs. Open Learning Foundation is a consortium of UK based universities which have designed and produced business content.

The Shanghai General Foreign Language Testing Center is a department operating under the Shanghai Foreign Language University, which is the second largest foreign language university in China. We have a joint venture collaborative arrangement with the Testing Center department. Pursuant to this arrangement, we agreed to work with the Testing Center department to establish a learning and testing center to prepare employees of the Shanghai Municipal Government for the GE300 Government English Test discussed below. We agreed to supply the online and paper teaching materials and the Testing Center has agreed to provide the physical facilities, the teaching staff and conduct a review of the teaching materials. Under the arrangement, we agreed that we will retain 75% and the Testing Center will retain 25% of any profit generated from the operation of this learning center. Since the Shanghai Municipal Government has decided to discontinue this program for its civil servants, we have not earned any revenue from this operation to date and the Testing Center has not begun using the online and paper teaching materials. In addition, we do not anticipate providing any services to the Shanghai Municipal Government or any other government civil servants or groups. We have however agreed with the Testing Center to convert the GE300 program to a general English program for sale to the general public. We do not intend to sell the GE300 program as a separate program as it will be incorporated into the IE21 English program.

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         We have collaborated with Q Group to produce a multi-tiered English language multimedia learning system using Q Group’s Quartet Chinese English Online program content. We do not independently market the Quartet Chinese English program, but we have used the program content in the development of our English programs, Fudan New English and IE21 English. Prior to our new agreement with Q Group in May, 2004, we had agreed to pay Q Group a royalty of $20 for each student who enrolled in our Fudan New English program. On May 20, 2004, we entered into an agreement with Q Group whereby in consideration of us paying Q Group $250,000 ($150,000 before May 30, 2004, and $50,000 before each of May 30, 2005 and 2006), Q Group granted us a perpetual license to use Q Group's Quartet Chinese English Online program and other related content in our product lines, Fudan New English and IE21 English, and in any of our other current and future products. As part of the agreement, we agreed to reduce the use of Q Group's Quartet Chinese English Online program content such that it will represent not more than 50% of the content in our product lines, Fudan New English, IE21 English and any other future programs we develop, after June 30, 2006. Q Group also agreed that they would not license their Quartet Chinese English Online program content to parties in the government public educational sectors before June 30, 2006 in Shanghai, Jiangsu province and Zhejiang province and that we would have an exclusive license expiring on June 30, 2006 (except for the Jiangsu and Zhejiang provinces which will expire on June 30, 2005). We have agreed not to establish a Fudan New English training center and not to directly advertise Fudan New English in the Guangdong province before June 30, 2005.

In China, we have partnered the Fudan University in order to receive accreditation for two of our educational programs, Fudan New English and Fudan International Business Diploma. Students who successfully complete either of these programs will receive a certificate from the Fudan University. Fudan University is an established and recognized top tier university in China for comprehensive and business studies. This university is our partner for jointly offering and delivering the Fudan New English and Fudan International Business programs.

Our company has entered into partnership agreements with the Fudan University and the Shanghai Foreign Language Institute and Open Learning Foundation. Through such agreements, our company shares co-branding trademark rights to Fudan New English, Fudan International Business and Interactive GE300. Through these trademark rights, our company is able to capitalize on the association that the word "Fudan" has with Fudan University. Fudan University is a large and well recognized and respected university in China. The Fudan University is a widely recognized university within the academic and university sectors. By being able to brand our program with the Fudan name, we believe that it will add immediate credibility to our program and allow it to be more recognizable by potential customers in China.

Our Current Programs

One of the problems in teaching foreign languages is the rate at which students progress in learning the foreign language. Some students learn quicker than other students. Other problems include the lack of experienced teachers and high quality educational material. By combining traditional classroom teaching methods with modern computerized and Internet based content, we believe that we have developed a system that addresses these two problems.

Modern computers with multimedia capabilities combined with high-speed networks including the Internet can deliver educational content to a larger number of students. Students can opt for technology-driven teaching that is completely online (computer and/or Internet based), or they can select a combination of live classroom teaching and computer and/or Internet teaching.

Programs using multimedia effects produce an exciting learning experience using linguistically and academically approved English language, colorful and varying visual and auditory special effects, integrated tests, quizzes and numerous options for the student to learn in various ways.

E-Ya Kids English

English language training is becoming an increasingly important part of the traditional school curriculum in China. Many preschools and primary schools have started implementing English language teaching. However, the school system in China is finding it difficult to identify and hire enough qualified teachers

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to satisfy growing demand for English language teaching. In addition, the school system needs to identify innovative ways of motivating students to actively start learning English at a young age.

Our E-Ya Kids English program is designed to strengthen the English preschool and primary school curriculum by providing pedagogic and entertainment based interactive multi - media content that inspires young children to study and learn English. Our E-Ya Kids English program assists in motivating students while supporting and strengthening the teacher’s knowledge. A critical component in our program is that it has been developed with a training structure that is integrated with the existing preschool primary schools official English language curriculum. The program is integrated in the core curriculum and used as supplementary teaching material.

Our E-Ya Kids English program includes 103 multimedia activities. Activities are divided in 14 theme based units with 5 to 6 training activities in each unit. In addition to the theme based units the product includes game based learning activities such as memory and crossword games, stories with short cartoon movies, word learning activities and test activities.

This program is a computer and classroom based learning program designed to teach English to children aged 5 to 12. The children work with this interactive software program, accessed through the Internet over the company's website, to learn English in a classroom setting while being guided by their teachers. Paper manuals are provided for both the students and the teachers.

We have been focussed on marketing our program to the various school districts authorities in China. By targeting our sales efforts on district school authorities, a large number of schools can be accessed through the same channel. Initial trials have been carried out in cooperation with the Shanghai Pudong Education Information Center in 14 schools representing 10,000 students in the Pudong district of Shanghai. The Pudong school district is one of the largest school districts in the 15 districts of Shanghai. In this district there are approximately 250,000 students in 120 elementary schools and 115 combined total of middle and high schools. The district is a leading district for bilingual teaching in Shanghai. The Pudong district also has the technology required to operate our program as currently approximately 150 of the schools in Pudong have high speed Internet connections both utilizing the networks operated by the Shanghai government and by China Telecom respectively.

After testing the programs the Pudong Education Authority approved our program so that individual schools in the district will be allowed to use our program as part of the school’s official curriculum material. Assuming that one or more schools elect to license the program from our company, we plan to deliver our program through our classroom campus setting. In addition, students will be able to access additional educational material and games through our Internet website.

We intend to charge each of the schools an annual, two year or three year license/membership fee for our program. We will also encourage each of the students to supplement their school learning materials with access to our Internet based website which contains additional educational material and games. Students will be charged for accessing our website. Students will be able to purchase access to our website on a prepaid basis directly from our company over our website, by contacting us by telephone or from other distributors of our prepaid cards, like Chinakids as discussed below. Access to our website will cost $2 per month or $18 per year. Students will also be able to purchase from our company over our website a complete a 3-in-1 package to support their children’s educational development, which includes written materials, a compact disc and access to our Internet based website. The 3-in-1 package will cost $120.

The price for site licenses vary per license depending on the length of term of the license and the volume of site licenses sold. For example, each school in a district will pay the following amounts depending on the number of users:

- Less than 1,000 users:	$3,630 (30,000 RMB) for year 1
$2,420 (20,000 RMB) for year 2
$1,210 (10,000 RMB) for year 3

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- Between 1,000 and 3,000 users:	$4,840 (40,000 RMB) for year 1
$3,025 (25,000 RMB) for year 2
$1,815 (15,000 RMB) for year 3

- More than 3,000 users	$6,050 (50,000 RMB) for year 1
$3,630 (30,000 RMB) for year 2
$2,420 (20,000 RMB) for year 3

                 On May 30, 2004, we entered into an agreement with the Shanghai Pudong Education Information Center. Under this agreement, we have agreed to supply our E-Ya Kids program to schools in this school district at a price of $3,630 (30,000 RMB) for two years (if prepaid in one lump sum) or at a price of $12 (100 RMB) per month for each class. We have agreed to allocate 10% of our total revenues generated from this contract and reinvest them in the next version of the program to ensure that the program is continually updated for the students of this school district. The 10% revenue will be recorded against the research and development costs for the next version of this program. The school district has agreed to expend $48,400 (400,000 RMB) as basic access fee for the introduction of our software in the schools in the district. In the event that the sales within Pudong New Area exceed $48,400 (400,000 RMB) in the first year, we will return 50% of the basic access fee to the Shanghai Pudong Education Information Center.

We no longer have any obligation to share any of the revenue generated from the program as we have purchased the intellectual property from the Q Group. In addition, we continue to add content from internal resources and experts in this field.

To December 31 , 2004, we have recognized a nominal portion of the basic access fees from the sale of our E-Ya Kids English program to the Pudong District Government in China. Our first sales were generated during the quarter ended June 30, 2004, following a rigorous nine-month product development and approval process. As a result of having obtained such product approval, any primary school in the Pudong District may purchase our E-Ya Kids program.

On September 27, 2004, we entered into a sales and distribution agreement with Chinakids Network Information Co., Ltd. Pursuant to the agreement, Chinakids will include access to our Internet based website, www.eyakids.com, with Chinakids’ prepaid “Kids Card” product line. The prepaid Kids Card product line is distributed nationwide and provides Internet access to various online educational programs, which will include our E-Ya Kids program. Chinakids has a retail distribution network focussed on the children’s market, offering products through its website and retail outlets. Chinakids has agreed to distribute a minimum of 50,000 prepaid cards by which users will be permitted to access our website for a one month period. We will charge Chinakids $1.21 (10 RMB) for each such prepaid card. Chinakids has agreed to include a link to our website on the home page of its website and to market our program along with their programs to elementary schools. We have agreed to pay Chinakids $3,025 (25,000 RMB) for such marketing services and if sales of prepaid cards with access to our website exceed $36,300 (300,000 RMB) to pay Chinakids an additional $3,025 (25,000 RMB).

On October 19, 2004, we entered into an agreement with Beijing Junnet Technologies Co., Ltd. Pursuant to the agreement, Junnet will include access to our Internet-based websites, www.eyakids.com and www.ie21.com.cn, with Junnet’s prepaid “J-Card”. Users of Junnet’s website can purchase access to our E-Ya Kids website and IE21 English websites through Junnet’s website on a monthly or yearly basis. Junnet will market our E-Ya Kids program and IE21 English programs to its users on the Junnet website and through its channel partners. In consideration of these services, we have agreed that Junnet will retain 40% of the total sales of our E-Ya Kids and IE21 English programs sold through Junnet.

On December 10, 2004, we entered into an agreement with Shanghai Bozheng Education Technology Co. Ltd. Pursuant to the agreement, Bozheng will sell our E-Ya Kids English program to ten school districts in Shanghai, in consideration of receiving 80% of the proceeds that it receives from the sale of our program to such schools. The agreement is for a two year period.

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Fudan New English and IE21 English

- Overview

The program for our Fudan New English and IE21 branded products was launched in November 2003. Originated by Q Group Plc., our program is based on the Quartet Chinese English Online product, an integrated English as a second language (ESL) learning system including student textbook, teacher’s guide and multimedia learning materials. A key feature of our program is its integration of traditional classroom teaching methods with computer and/or Internet educational content and teaching. We worked in partnership with Fudan University on adapting the former Quartet Chinese English Online product for the Fudan New English platform. We spent significant time in translating the text and localizing the content to meet the demands of students in China.

The program was developed through a partnership between our company, Shanghai Online Education Center of Shanghai Telecom and the Fudan University School of Network Education. It contains approximately 750 hours of interactive and multimedia self-learning software, 64 units of intensive online teaching video lectures, e-magazines and interactive classrooms that can be delivered to students in a classroom setting, over the Internet or across private networks. Fudan University has extensively reviewed the content of our program and partnered with us to facilitate delivery of this product to students in a classroom setting.

There are four levels to the program, delivered in four large modules: Foundation, Improve, Advanced and Professional. The content is a comprehensive and internationally unified platform divided into a wide variety of subject matters , including social communications skills, business customs, geography, history and travel. Each of the four modules is 45 to 51 hours in length, and is divided into four session periods. Each session period is 15 to 17 weeks in duration. We continue to enhance the platform by producing additional content from our resources and experts in this field in both written and video formats.

The program is delivered in three different formats as follows:

- blended learning program combining classroom based teaching sessions at the affiliated training centers with online learning through the IE21 website;

- multiple Internet accounts to group users, such as schools, business and the government, licensed on a per student per course basis; and

- complete online program though the IE21 website.

The student textbooks present a wide range of content covering various aspects of human society and feature exercises with incremental difficulty on English grammar, reading and writing. The online learning materials are designed to be used in conjunction with the student textbooks in a complementary manner to provide students with an enjoyable learning experience. The teachers’ guide enables teachers to prepare the class with the minimum time and monitor students’ learning process via the management software.

The intended market for this product consists of post-secondary school students and other adults who wish to learn the English language. We intend to market the product to college and university students, corporations who wish to provide English learning to their employees and educational institutions who wish to use our program to teach English at their educational institutions.

This program is capable of being delivered to businesses or groups over private computer networks like a company’s intranet, through satellite or by supportive compact disc, provided that such businesses or groups have a connection to the Internet. The program can be delivered to a individual users of the business or group or projected onto a large display. Students also have the option of taking the program completely over the Internet. We can deliver this program anywhere in China, provided that the user has a connection to the Internet. For those users who do not have high speed access to the Internet, we provide a compact disc containing encrypted forms of the largest files. Students who purchase the online program receive a student card which will entitle them to access some of the materials over a narrowband Internet connection.

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The online version of the Fudan New English program will be marketed over the Internet through banner advertising by China Telecom. We also intend to market this program by placing advertisements in newspapers and brochures. Fudan University will market this program by circulating brochures to its students and by printing an advertisement in its course calendar. The franchisees who operate the training centers will conduct their own marketing to recruit students for the program. We will market the program to businesses and other groups who may want to use the program for their companies.

- Training Centers

The classroom sessions are taught through training centers operated by franchisees of our company. We provide the classroom courseware materials including student textbooks, teacher manuals and the software program with various access methods; the franchisee provides the classroom infrastructure, computers and teachers. We also provide extensive training and support to the teachers at the training centers.

Since the program is marketed under the Fudan New English and our IE21 brand names the training centers are differentiated on this basis as well. At Fudan New English branded training centers, the parties involved in executing the program are the training center, Fudan University, China Telecom and our subsidiary. In contrast, at IE21 branded training centers, the program is executed by the training center and our subsidiary.

Fudan New English branded training centers are further differentiated from IE21 training centers by strict guidelines imposed by Fudan University on academic quality control, program pedagogy and branding. Upon completion of the program in a Fudan New English training center, Fudan University will issue a “Fudan New English Certificate” to the student. In contrast, no certificate is issued to students who complete the program online or at a IE21 training center, since our online program and IE21 training centers are not subject to academic accreditation by Fudan University.

Program sales, revenue collection, program feedback analysis, program upgrades and management are all the responsibility of our company, except for Fudan New English accreditation and testing which is the responsibility of Fudan University School of Network Education. Fudan University manages accreditation and collects a small test fee directly.

Currently, there are five franchise training centers running the Fudan New English program in Shanghai. In May 2004, we opened our own training center facility adjacent to our offices in Shanghai. This center offers training programs for individual students, training for channel partners and business monitoring of program performance, market surveys and program development. The center operates both IE21 English and Fudan New English branded programs. In June 2004, we entered into a franchise agreement with Shanghai Jiaoda Withub Training Center, who will operate an IE21 branded training center. This franchisee has agreed to pay $3,630 (30,000 RMB) as the initial fee. The training center will pay us $100 (830 RMB) for each student per program level who enrolls in the blended program and $82 (680 RMB) for each student per program level who enrolls in the online only program. On December 30, 2004, we entered into a franchise agreement with Shanghai Green Centre Education Consultation Co. Ltd., who will operate an IE21 branded training center. This franchisee has agreed to pay us $104 (830 RMB) for each student per program level who enrolls in the blended program and $85 (680 RMB) for each student per program level who enrolls in the online only program. On January 5, 2005, we entered into a franchise agreement with Star Elite Technical Consultation (Hargzhou) Co. Ltd., who will operate an IE21 branded training center. We subsequently cancelled this agreement on April 6, 2005. On March 25, 2005, we entered into an agreement with Suzhou Lynch Training Center, who will operate an IE21 branded training center in Suzhou. We have granted exclusive rights to this training center for Suzhou provided that this training center generates minimum sales of $12,075 (100,000 RMB) in the first four months and $48,300 (400,000 RMB) in the first twelve months. On April 8, 2005, we entered into an agreement with EET English Training Centre Co., Ltd. Pursuant to the agreement, EET English will operate three training centers in Shanghai. EET English will market our IE21 English program on their website. With the upfront payment of $604 (5,000 RMB), EET English has made a minimum commitment to sell 100 individual accounts of IE21 English before July 7, 2005 at the price of $41 (340 RMB) per account and 500 accounts price at $36 (300 RMB) per account during the time before July 7, 2006.

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- Franchise fees

Any franchisee who operates a Fudan New English or IE21 branded training center must pay a fixed fee for the right to use our program and for teaching support. Franchise fees generated by Fudan New English branded training centers will be shared equally between Fudan University and our company. In contrast, Fudan University is not entitled to any share of franchise fees generated from our online program or at IE21 branded training centers.

To December 31, 2004 , we have not received any franchise fees from any training centers.
Website infrastructure and support

Shanghai Telecom, a department of China Telecom, provides all website infrastructure and support. In addition Shanghai Telecom provides access to its on line marketing channels at no incremental cost. Shanghai Telecom also provides other channels of marketing such as advertising on monthly telephone service bills, posters in telecom retail service and billing centers and connection to other market segments via China Telecom’s infrastructure of various Internet portals. The training centers utilize their existing channels and various forms of advertising to market the program, and may include value added services to increase their own sales.

- Program fees

Students buy the blended classroom and online program directly from the appropriate training centre. As discussed above, the program has four levels regardless of branding either as a Fudan New English or IE21 English program. The program fees payable by each student vary from $70 for beginner and improved level programs, to $90 for each of the advanced and professional level programs.

For our internal purposes, the total program fee is split into two parts: one part representing the online service and one part representing the classroom based teaching service. Pursuant to our agreement with Fudan University, for each Fudan New English training center Fudan University receives 10% of the total online service fees, we receive 70% of the total online service fees, and pursuant to our agreement with Shanghai Telecom, Shanghai Telecom receives the final 20% of the total online service fees. Shanghai Telecom receives these fees in return for marketing our Fudan New English program and the provision of all data center infrastructure, where our website is currently hosted. Fudan University receives 15% of the classroom teaching fees and the training center receives 85% of the classroom teaching fees. Our company does not receive any portion of the classroom teaching fees for the Fudan New English program. All these agreements were reached in 2003 and are for a period of five years.

For each IE21 branded training center, the training center will receive all of the classroom fees except that we will receive approximately $18 (RMB 150) for each student enrolled in the classroom program. We will receive all of the online service fees except that we have agreed to pay to the training center the following amounts if the student enrolls in both the online and classroom program: $6.10 (RMB 50) if 31 to 60 students enroll in any month, $9.15 (RMB 75) if 61 to 90 students enroll in one month, and $12.20 (RMB 100) if 91 or more students enroll in a month. Shanghai Telecom does not receive any of the fees for any of the IE21 branded programs.

- Online delivery

The online program is presently available in a combination of self learning and pre-recorded studio sessions. Later this year, live broadcast sessions will be available as an enhanced program. Students buy the online access time from our IE21 website using transactional based systems from China Pay, prepaid educational cards or fees paid during registration. We have only recently launched this program in 2004.

- New corporate accounts

To December 31 , 2004, we have received nominal fees from this program. We have recently commenced marketing mainly our IE21 program to multinational corporations for their internal training centers. We have been focusing on foreign companies in Shanghai, but have begun to implement marketing efforts in

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Beijing since many enterprises are headquartered there. As disclosed below, we have recently signed on three corporate licensees of our IE21 English program and a fourth multinational corporation has authorized its employees to purchase the IE21 English program from us directly. We experienced some delays in entering this market as a result of requests by prospective corporate customers to enhance our IE21 platform by adding content in Business Writing and Business Communication skills. We are continuing to fine tune and enhance the overall platform to meet the special requirements of this market. We are not required to share any of the revenues generated from these corporate accounts.

On June 30, 2004, we entered into an agreement with Boehringer Ingelheim Shanghai Pharmaceuticals Co. Ltd. whereby Boehringer has purchased a one-year license to use our IE21 English program for its employees. Boehringer has agreed to pay $3,000 for the license and $200 for each user of the program.

On August 2, 2004, we entered into an agreement with Molex Incorporated whereby Molex has purchased a one-year license to use our IE21 English program for its employees. Molex has agreed to pay $13,040 for the license.

On August 2, 2004, we entered into an agreement with GEA Technology Equipment (Shanghai) Co. Ltd. whereby GEA has purchased a one-year license to use our IE21 English program for its employees. GEA will pay $98 per user and $2,900 for 30 hours of classroom instruction.

During the second quarter of our fiscal year 2004, we introduced our IE21 English program to Intel Nutrition Dairy Product Ltd. which is internationally known as Dumex. Dumex has authorized its employees to purchase the program directly from us. As of December 31 , 2004, we have sold 23 IE21 English programs to Dumex employees.

On August 18, 2004, we entered into a cooperation agreement with Shanghai NZA Education Management Consultation Cooperation, a company providing professional education consultation and services in China, whereby Shanghai NZA has licensed our IE21 English program for a period of one year commencing on September 1, 2004. Shanghai NZA will offer our IE21 English program to college students, and has undertaken to develop a minimum of 2,500 course subscribers for the program during the term of the agreement. We will make the IE21 online course and text books available to Shanghai NZA at a discounted prices of, respectively, 250 RMB (approximately $30.00) and 90 RMB (approximately $11.00) per subscriber for the first 2,500 subscribers, and at discounted prices of, respectively, 200 RMB (approximately $24.00) and 90 RMB (approximately $11.00) for the next 2,500 subscribers, if any. The subscriber fees are payable within 30 days of the start date of the subscriber’s course. A 10,000 RMB (approximately $1,208.00) deposit was paid by Shanghai NZA on September 1, 2004 for application against subscriber fees as and when they are incurred by Shanghai NZA. If Shanghai NZA has not developed the minimum 2,500 subscribers by the end of the term of the agreement, it will be required to purchase the balance of the minimum 2,500 course subscriptions remaining unsold, with payment to be made within 30 days following the term of the agreement. Accordingly, if the minimum 2,500 course subscriptions are sold through or to Shanghai NZA, the aggregate purchase price will be 850,000 RMB (approximately $102,500).

On October 16, 2004, we entered into an agreement with Moeller Electric (Shanghai) Co., Ltd. whereby Moeller has purchased a six-month license to use our IE21 English program for up to 20 of its employees. Moeller will pay $1,000 for the license and $2,000 for 40 hours of classroom instruction.

On November 9, 2004, we entered into an agreement with Rexam Der Kwei Industrial (Shanghai) Co., Ltd. whereby Rexam has purchased a six-month license to use our IE21 English program for up to 19 of its employees. Rexam will pay $74 per user and will also receive a text book which can be used in conjunction with our online IE21 English program.

On November 29, 2004, we entered into an agreement with Shanghai University of Science and Technology whereby it has purchased an eight-month license to use our IE21 English program for 72 users at a cost of approximately $58 (RMB 480) per user.

On November 30, 2004, we entered into an agreement with Wison (Shanghai) Chemical

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Engineering Co. Ltd. whereby it has purchased a one-year license to use our IE21 English program for up to 20 of its employees. Wison has also purchased a six-month license to use our business writing program for up to 20 of its employees. We will also provide 18 hours of English training. Wison has agreed to pay approximately $4,683 (RMB 38,400) for the IE21 English program license, approximately $1,610 (RMB 13,200) for the business writing program license and approximately $1,098 (RMB 9,000) for the training.

         On April 6, 2005, we entered into an agreement with Black & Decker (Sizhou) Co., Ltd. whereby it purchased a six-month license to use our IE21 English program for up to 30 of its employees. Black & Decker has agreed to pay $2,173 (RMB 18,000) for the license.

- New Program Content

On October 10, 2004, we entered into an agreement with reallyenglish.com, Ltd. which will allow us to adapt reallyenglish's business writing skills program for our China market and integrate it into our IE21 English programs. The combined product will be released under the brand name “IE21 English and Business Writing, powered by reallyenglish”. We will share any revenues generated from the sale of this program on an equal basis. We also agreed to develop other programs in the future using content provided by reallyenglish.com.

In December, 2004, we released three new programs: business writing, business e-speed reading and English for IT engineers.

The business writing course allows users to practice the preparation of short business documents, such as emails, memorandums, reports and letters in a range of subject areas. There is an option which allows users to submit their documents to us for feedback. The program also contains many examples of short business documents. We charge approximately $107 (RMB 880) for the program without the feedback option, $144 (RMB 1180) for the program with level one of the IE21 English program and an additional $73 (RMB 600) for the feedback option with up to ten feedback sessions.

The business e-speed reading course allows users to improve reading speed and comprehension by reading business related materials. We charge approximately $107 (RMB 880) for the program and $144 (RMB 1180) for the program with level one of the IE21 English program.

The English for IT engineers course allows users to learn English terms common in the information technology industry. We charge approximately $107 (RMB 880) for this program and $144 (RMB 1180) for the program with level one of the IE21 English program.

The voice tutor assistant program assists users to learn English by allowing users to type in words which are than played back in audible English speech. The program also allows users to select English text on websites which are then played back in audible English speech.

On December 13, 2004, we entered into an agreement with the Education Information Center of Pudong New Area of Shanghai whereby the Education Information Center will purchase up to 240 copies of our voice tutor assistant program. The Education Information Center will pay approximately $20,488 (RMB 168,000) to install 20 copies of the program on a test basis in 20 schools. The test program is scheduled to end on or before May 1, 2005. If the Education Information Center is satisfied with the test results, then it will order the balance of 220 copies and will pay approximately $27,317 (RMB 224,000) within seven days of proceeding with the order and approximately $20,488 (RMB 168,000) upon completion of the installation of these programs.

Pronunciation Power

Our Fudan New English program formerly included interactive and user friendly pronunciation lessons supported with bilingual instructions. The pronunciation program included listening exercises, pictorial instructions and sound analysis of pronunciation, comparative words, sentences, examples, exercises, speak articulation, intonation, timing/stress and other important capabilities.

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As of July, 2004, we have discontinued the sale of this program either alone or as a part of the Fudan New English program.

Fudan International Business Diploma

Foreign companies currently employ almost 1.3 million people only in Shanghai. Foreign and multinational employers usually require their employees to be able to speak the English language and to have a basic understanding of international business practices especially with the increased exposure to foreign companies in China.

We license the International Business Diploma program on a non-exclusive basis from the Open Learning Foundation for a three year term. This program includes classroom instruction and materials and includes eighteen modules, each module of which contains twenty-five detailed curriculum lessons. We have the ability to customize this program as we see fit for each particular application. We pay a yearly license fee of $5,750 (3,000 pounds) per year for use of this program, and Fudan University paid a channel member license fee of $5,750 upon launch of the program. If we use this program in connection with a partner, other than Fudan University, then we have to pay an additional channel member license fee of approximately $5,750 per partner. We do not pay the Open Learning Foundation any part of gross revenues generated from this program. We intend to establish learning centers where we can deliver this program in China.

Our Fudan International Business Diploma program is focussed on providing basic knowledge in international business and teaching the English language. The test pilot of this program was launched as a purely classroom based bilingual course in May 2003. Currently, no part of this program is provided through a computer program or over the Internet. We have translated six of the eighteen modules for use in our Fudan International Business Diploma Program. Translation of the program into Chinese and independent Chinese content development was carried out by top level linguistic professionals from Fudan University. Course material was developed by the Open Learning Foundation. The program is accredited by the Fudan University and the Open Learning Foundation. Upon successful completion, students will receive a certificate from the Fudan University.

The program offers English-Chinese bilingual teaching of international business, including an introduction to western business theory and practice, practical business skills, basic marketing, international business strategy, principals of human resource management and international business decision analysis.

The next step in the development of our Fudan International Business Diploma program is to develop a blended learning program combining classroom based training with online programming including pre-recorded and live video cast training. We are currently developing the online portions of this program and anticipate that we will complete those online portions and launch the program by the end of the 2005 year. Our company intends to launch the program through our subsidiary's own training center. We will be marketing this program by telephone and direct sales. Fudan University has also included the program in its course calendar. After we have launched this program in our own training center, we intend to begin marketing this program so that we can establish other training centers operated by third parties.

The price for this program in its current format is $1,084 per student for a six module multi-chapter program. The program provides a strong foundation of integrated learning of business and English which was based on a UK university recognized Bachelors of Administration program. Prior to the commencement of each module and industry guest speaker launches each module followed by theory taught by top quality academic professionals from Fudan University. We were able to sell out one class of this program on a test basis without market advertising.

If we provide this program in connection with a partner, like Fudan University, we will pay 35% of the gross revenues to the partner.

To date, we have not generated any revenue from the sale of this program.

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GE 300 Government English Learning Program

The program contains simple content of 300 English sentences which was developed in partnership with the central Shanghai Government’s personnel bureau which had introduced mandatory English testing for all government employees located in Shanghai. The program was originally created by Shanghai General Foreign Language Testing Office and was in the form of a paper text manual. We worked with the Testing Center to jointly enhance the content and size of the program and created an Internet based version of this program.

Since the Shanghai Municipal Government has decided to discontinue this program for its civil servants, we have not earned any revenues to date and the Testing Center has not begun using the online and paper teaching materials. We have however agreed with the Testing Center that we will work together to convert the GE 300 program to a general English program for sale to the general public. We do not intend to sell the GE300 program as a separate program as it will be incorporated into the IE21 English program.

Any future revenues generated by this program will be split equally between us and the Testing Center. The Testing Center has agreed to pay for all advertising costs and costs associated with establishing the facilities necessary to establish and market this program. The Testing Center has also agreed to market this program to its current customers.

To date, we have not generated any revenue from the sale of this program.

Products in Development

We are currently developing a new classroom and Internet based learning program that will teach science content to children aged 5 to 14 for primary and middle school market and applications within the high school market. While we expected that this program would be completed in 2005, we have decided to offer a partial program on a test basis before completion of the program.

We are planning to migrate the GE300 program to a mobile application and to target this program for sale to the general public.

As part of our pre-recorded learning sessions within the Fudan New English program we will continue to produce 45 minutes to 1 hour learning sessions in the studio production facilities provided under our partnership arrangement with Fudan University. In addition, we have access to a second studio production facility provided by our partnership with China Telecom.

The Market For Education in China

International demand for English language instruction is growing rapidly. English is the dominant language of international business, medicine, diplomacy, academics, and technology. With the trend toward globalization accelerating, our company believes that demand for English instruction will increase at an even greater rate.

Our management believes that proficiency in English and western business education is becoming a goal of many Chinese people who want to work with or for foreign or multinational companies in or outside of China.

Economic development, urbanization and internationalization contribute to higher demand for education. Our company’s management believes that Chinese families show a stronger interest in investing in their children’s education compared to other countries that have high levels of public spending on education. For example, the Shanghai Statistics Bureau has stated that the average spending on education has increased by 21.6% compared to five years ago.

China is constrained by the shortage of teaching facilities and professional teachers. Therefore, only a limited market is being serviced by enhanced international educational content providers. Secondly, this content is offered via the traditional methods of offering such as sending Chinese students abroad to higher priced foreign institutions and/or receiving partial foreign education programs in China in traditional classroom settings without

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campus multimedia and computer network teaching methods. This existing delivery of international academic educational content is currently targeted to niche markets and is unaffordable to a significant majority of the population.

As a result, our focus is on providing academic quality international educational content. Our team members are experienced in understanding how to successfully convert “raw content” which can be understood as content not ready for market by the international content partner, but in all cases requires limited or extensive modifications in order to conform to the local domestic requirements. Our company is experienced as it has converted or modified several learning programs for the Chinese market. We refer to this detailed area of expertise as educational content aggregation and localization. In this process of localization, we are involved with enhancing the educational content under strict quality assurance processes as we customize the content to meet the specific needs and applications of our client’s target market(s).

Technology

Our websites are hosted by a server which is contained with the offices of China Telecom. Our telecom partnership provides equipment and network capabilities without Shanghai Broadband Network, Inc. needing to make a capital equipment investment. This dependency on network capabilities is reduced since Shanghai Broadband Network, Inc.'s strategic shareholding partners have network provider access capabilities and licenses to provide similar services.

We share studio production facilities within Fudan University for the production of pre-recorded sessions, however, recently we have enabled enhanced features in our online programs which will allow us to sell live interactive learning sessions from our studio access to training centers, corporate training centers, schools and directly to the any location with Internet access.

Target Market and Customers

Our target customers and sales channel partners for our educational programs are universities, colleges, municipal, school districts (encompassing kindergarten, primary and second schools), government, multinational businesses and publishing organizations. In addition, we sell our branded programs directly to the end user. End users have the choice of self learning with pre-recorded sessions and will have the choice of interacting with peers and academic professionals by way of our live interactive learning programs. Support for students are provided though online educational services and from one of the channel partners.

Sales and Marketing

We intend to sell our products and services using direct and indirect sales channels and various marketing methods. We are primarily focused on the development of distribution channels in China, including the development of franchised and affiliated training centers for our IE21 branded programs, and the development of the Fudan New English and Fudan International Business Diploma programs. Initial development will focus on the geographical areas where Fudan University has a strong brand name. We will also seek other entities to partner with us in the delivery of our IE21 programs, preferably with strong brand recognition in other areas of China to permit joint branding. We have identified such entities to include educational institutions, commercial training centers and the regional department of Shanghai Telecom.

We have established three Fudan New English training centers in Shanghai and are planning on establishing training centers in Beijing, Jingsu, Zhejang and Chongqing. For the online Fudan New English program, initial marketing will be conducted through our partnership with Shanghai Telecom, who will actively market our programs to its current Internet subscribers.

In addition, this program platform is available online to the retail student market. Our marketing team plans to reach this market via telephone and direct sales and other marketing initiatives, including entering into agreements with third parties like SINA Corporation and Shanghai NZA Education Management Consultation Corporation and advertising in local newspapers.

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We have identified three basic business models: (a) franchises, (b) courseware authorization departments and (c) agency sales. Target franchise customers are the training centers, individuals and companies that would like to use either the Fudan New English or IE21 branded programs. Prospective courseware authorization department customers include departments of large nationwide corporate enterprises which must manage their own local corporate training centers. Generally, these two groups of prospective customers have their own training centers or are planning on establishing training facilities. In contrast, agency sales customers include enterprises that do not maintain any training centers, but instead would like to purchase prepaid cards for distribution to end users of the program. Our company presently offers for sale serial numbered prepaid cards which grant the holder time credits to utilize our services on our www.ie21.com and www.ie21.com.cn websites. We presently have one denomination of prepaid card, but we intend to increase the options for our customers in regards to the amount of time credits available. In addition, our users may purchase IE21 programs using a debit or credit card which is offered by us through our service agreement with ChinaPay. ChinaPay is a company authorized to carry out debit and credit card transactions. This method of payment, however, is less common due to the lack of use of debit and credit cards at present in China.

We also intend to market our programs by advertising in newspapers, printing and distributing brochures, attending and conducting conferences and trade shows and advertising on the Internet. Our employees will market our various products by contacting potential customers by telephone, email and regular mail. Brochures and other written materials will also be distributed by China Telecom, Fudan University and by our franchised and affiliated training centers. For example, China Telecom posts banner advertisements on their and other websites, prints advertisements on their bills to their customers and displays posters in their retail outlets. Fudan University displays posters, circulates brochures and includes an advertisement in their course calendar. The training centers display posters and circulate brochures.

For our E-Ya Kids, we have been focused on marketing our programs to the various school district authorities in China. By targeting our sales efforts on the district school authorities, we can access a larger number of schools through the school district. Once we have obtained the approval of a school district, we intend to market our products to each of the individual schools in that school district. Our employees contact the school districts and schools directly in person and by telephone in an effort to sell our E-Ya Kids program.

On May 21, 2004, our subsidiary, Shanghai Broadband Network, Inc. expanded its distribution channels for delivering its Fudan New English program throughout China by entering into an agreement with the Educational Channel of SINA Corporation, Beijing SINA Internet Information Service Co. Ltd. By placing a link on SINA's various websites, SINA offers its users direct access to part of our online Fudan New English training program. SINA’s brand name "Sina.com" is a recognized Internet brand name in China and its educational channel website and provides us with another distribution and marketing channel throughout China. In exchange for promoting our Fudan New English program, we have agreed not to enter into a similar relationship with several of SINA's competitors including Sohu.com, Netease.com and Tom.com. There is no sharing of fees with SINA.

Competition and Competitive Advantages

The market for English language learning is highly competitive. The English as a second language market is a large, fragmented market that has attracted hundreds of different companies, with no real dominant player. We face competition from companies that sell traditional classroom products and services, including, classroom instruction, books, audiotapes, etc., and from companies that sell computer software. There is growing momentum for using computers in place of or in conjunction with traditional classroom products and services and we expect that trend to continue. With regards to blended learning, we will face competition from existing market players. We will also have to look out for new entrants from companies who produce software or online based educational content. Our management has determined that there are several companies providing similar products and services in China.

Our competitive position utilizes strength in partnership brand recognition and joint ownership in branded programs. We jointly own the intellectual property for the Quartet Chinese English Online Internet version used in our Fudan New English program. We have entered into key agreements or developed relationships with key universities, testing offices and centers and online education content providers. We also have an exclusive

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agreement with the Open Learning Foundation for the international business studies content delivery in China. We also have an exclusive agreement with Computerized English Learning for integration and distribution of online formatted pronunciation programs in China.

Our company’s primary methods of competition include our different formats for delivering our programs to our users. We deliver our products completely online or in a blended classroom and online training format. These formats allow us to provide a multimedia experience to our users. For example, our E-Ya Kids program uses interactive games and puzzles to stimulate learning. The variety of our learning programs also provides us with an advantage. For example, we have customized programs for kids, students and adults, government employees and persons wanting to learn about international business.

With the exception of Global English, who provides an online English program, we are not aware of any other competitors who provide English learning in a number of formats which are customized to a particular group of users.

Since we have generated nominal revenues to date, we are not dependent on one or a few major customers. Since we anticipate selling our products and services through a variety of sales channels and partnerships, we do not anticipate that our revenues will be dependent on one or a few major customers.

Employees

Our company employs nine consultants, six of which are full-time and three of which are part-time. Our consultants are responsible for our company’s management, accounting and finance, operations, marketing. business / technical development and administration.

Our subsidiary, Shanghai Broadband Network, Inc., employs 42 full time employees. There are employees in accounting, employees in administration and human resources, in educational content program development and management, employees in sales and marketing and employees in software, Internet technology and system engineering and production and customer service.

Intellectual Property

We own co-branding trademark rights to Fudan New English, Fudan International Business and Interactive GE 300 with Shanghai Foreign Language University Test Centers.

The Q Group has invested to produce a top quality multi-tiered English language multimedia learning system. We have joint ownership of the intellectual property rights for the “bilingual Internet enabled” version called Quartet Chinese English Online.

We have also registered the following domain names: www.asiabband.com, www.asiabroadbandinc.com, www.sh-elearning.com, www.ie21.com, www.ie21.com.cn and www.shanghaibroadband.com.

We are not aware that our services or proprietary rights infringe the proprietary rights of third parties. However, from time to time, we may receive notices from third parties asserting that we have infringed their trademarks, copyrights or other intellectual property rights. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time-consuming, result in costly litigation, cause service stoppages or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others, or require us to cease the marketing or use of our website, any of which could have a material adverse effect on our business, operating results and financial condition.

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Research and Development

We spent $559,392 and $97,020 on research and development in the years ended December 31, 2004 and 2003, respectively . We expended the funds on developing and localizing the educational content in our current programs for use in China.

Government Regulation

We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally. We do not require any governmental approval for our products and services except if the programs or services are to be provided to a government department, school or academic institution. For example, we require approval from the various school districts in China in order that schools can use our E-Ya Kids English program. However, it is possible that a number of laws and regulations may be adopted with respect to the Internet and e-commerce, covering issues such as user privacy, pricing and characteristics and quality of products and services. We cannot predict the impact, if any, that future regulation or regulatory changes may have on its business.

Extra-Provincial Registration

As a result of maintaining an executive office in Vancouver, British Columbia, Canada, we are required to register as an extra-provincial corporation in British Columbia, as we are deemed to be carrying on business in British Columbia under the British Columbia Business Corporations Act. In order to carry on business in British Columbia, Canada, a corporation incorporated in a jurisdiction other than British Columbia must extra-provincially register in British Columbia. Registering as an extra-provincial corporation in British Columbia does not effect our shareholders in any adverse manner and allows us to carry on business in British Columbia.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 6 of this registration statement.

Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles. Subsequent to the issuance of the December 31, 2003 financial statements, management undertook a review of the goodwill and intangible assets and determined that these amounts should have been written off in the period as incurred, based on the fact that we did not have an established source of revenue and may never recognize any substantial revenue to support the carrying value of these assets. Consequently, we have restated our consolidated financial statements for the year ended December 31, 2003 and for the period from January 24, 1996 (inception) to December 31, 2003 to reflect these changes.

We are still a development stage company and consequently our focus has been on the identification of market needs, the development of products to meet these needs, and the branding of our company and our products. While we anticipate that growth in revenues will assist us in attracting additional financing to allow us to add the needed resources in order to further support the growth of our operations, there are no assurances that our estimated revenue growth can be achieved, or that we will be able to attract additional financing on acceptable terms, if at all. Should we be unable to achieve the anticipated revenue growth or to attract additional financing on acceptable terms, our business and future success may be adversely affected.

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Results Of Operations

Fiscal Year Ended December 31, 2004 Compared to Fiscal Year Ended December 31, 2003

We incurred a net loss of $3,235,942 for the year ended December 31, 2004 compared to a net loss of $2,171,881 for the comparative period in 2003. The loss is a result of the factors discussed below.

Sales

         In the year ended December 31, 2004, we commenced revenue-generating activity, earning a nominal amount of revenue from the sale of our programs as well as licensing and franchise fees. We earned revenues of $50,503 for the year ended December 31, 2004 compared to $nil for the comparative period in 2003.

Expenses

         Total operating expenses for the year ended December 31, 2004 were $3,157,280 compared to total operating expenses of $2,168,423 for the comparative period in 2003, an increase of $988,857 or 46%. The principal components of the increase in our expenses included executive management fees, general and administrative expenses, marketing expenses, business development professional fees, research and development and stock based compensation in respect of stock options granted to consultants, directors, officers and employees during the first three months of our 2004 fiscal year.

Executive Management Fees

Executive management fees were $415,004 for the year ended December 31, 2004 compared to $658,971 for the year ended December 31, 2003 . The decrease of $243,967 was mainly due to the accrual of 5.5 million shares of common stock to be issued to Yuguo Zhang, our Chief Executive Officer in 2003. These shares were issued on September 30, 2004. No such accrual was required in 2004. As our business develops, we have entered into new consulting agreements with our executive management and officers to adjust their compensation to reflect the increase in business activities and their additional responsibilities.

General and Administrative Expenses and Professional Fees

General and administrative expenses were $671,176 for the year ended December 31, 2004 compared to $412,431 for the year ended December 31, 2003 . The increase of $258,745 or 63% was due to the fact that we were more active in 2004 compared to 2003, especially in China with the launching and marketing of new programs as well as negotiating with new partners and opening of training centers. As a result, we have increased the number of employees employed by our company which has led to increased corporate infrastructure costs. General and administrative costs consisted primarily of our general corporate expenses, such as sales and marketing, salaries and benefits, rent and insurance.

         Professional fees were $284,542 for the year ended December 31, 2004 compared to $112,218 for the year ended December 31, 2003. The increase of $172,324 or 154% was due to the increased costs associated with the filing of this registration statement and other matters stemming from our registration.

Professional fees incurred during the period included legal and accounting expenses incurred in connection with the filing of this registration statement as well as general assistance with regulatory compliance matters and general corporate matters during the period.

Research and Development

Research and development was $559,392 for the year ended December 31, 2004 compared to $97,020 for the year ended December 31, 2003 . The increase of $462,372 or 476% was due to an increased number of new programs under development. As well, we have completed the development and

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launched several programs during 2003 and 2004 which require additional and continuing support to operate and maintain. Research and development costs consist of salaries and costs directly associated with research and development projects. No research expenditures met the criteria for capitalization through the first half of 2004.

Stock Based Compensation

Stock based compensation was $1,029,963 for the year ended December 31, 2004 compared to $689,744 for the year ended December 31, 2003 . The 2004 stock compensation charge was primarily due to the grant of 2,095,000 options in the quarter ended March 31, 2004 to consultants and officers. Such compensation, consisted mainly of consulting and executive management fees, was calculated using the fair value based method using the Black Scholes option pricing model which uses estimates and assumptions concerning, among other things, the expected lives of the options and the expected volatility of the underlying common shares.

Other income and expenses

We incurred other expenses (net) of $165,441 in the year ended December 31, 2004 compared to $46,140 for the year ended December 31, 2003 . The increase in other expenses is primarily the accrued interest and amortization of the debt discount of $177,541 associated with the convertible notes issued during the period.

The proceeds from the sale of the 1,145,000 units in the first quarter of 2004 were allocated between the various equity and debt instruments based on their relative fair values. The difference between the allocated fair value and the face value of the convertible debenture was recorded as a debt discount. No beneficial conversion feature was recorded as the fair value of the common stock on the commitment date was less than the proceeds allocated to the convertible instruments. The debt discount is amortized to interest expense over the term of the related debt. Upon conversion of the underlying debt into common stock, a pro rata share of the unamortized debt discount will be recorded as interest expense. On August 25, 2004, we entered into an amending agreement with the convertible noteholder whereby the holders’ right to convert the debt to common shares was eliminated. Such debt is now convertible to common stock only at the option of the Company.

Plan of Operation and Cash Requirements

         As of December 31, 2004, we had cash on hand of $1,116,677, and as of April 30, 2005, we had cash on hand of $684,645. As at December 31, 2004, we had only recently commenced generating revenue from sales of our programs.

Our ongoing operating expenses and working capital requirements for the next twelve months to December 31, 2005 are broken down as follows:

Estimated Expenses to December 31, 2005

Operating expenses
Sales and Marketing	$545,999
General and Administrative	$423,243
Research and Development	$269,999
Capital Expenditures	$197,775

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Officer and Employee Compensation	$689,000
Working Capital	$286,001
Total	$2,412,017

                 These estimates do not include any potential capital requirements that may be needed should we identify any products or business acquisitions that may add value to our current product and service offerings.

         To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We incurred losses of $3,235,942 and $2,171,881 for the years ended December 31, 2004 and 2003, respectively. As of December 31, 2004 and 2003, we had working capital of $854,231 and $328,850 respectively. As indicated above, our estimated working capital requirements and projected operating expenses to December 31, 2005 total $2,412,017. We intend to fulfill any additional cash requirements through the sale of our securities in the event that we do not receive sufficient revenue to satisfy our cash requirements to December 31, 2005. While our assumptions are based on the best estimates available, however, given that we have no history of profitability, there is no assurance that actual cash requirements will not exceed our estimates.

We believe that our company will have access to several financing alternatives, should our company be placed in a situation that requires additional funds. To date, we have been able to raise funds through the sale of our shares of common stock and by selling convertible debt. Most of our investors to date have been current shareholders or contacts of our directors and officers. We believe that we would be able to raise more funds, if necessary, from our current shareholders and from other contacts of our directors and officers. However there is no assurance that we will be able to raise further financing in the future.

We identify and evaluate our target markets based on an analysis of end-user needs, competitive analysis, compatibility of the target markets with our market entry strategies, the existence of government or other organisations who control or otherwise play key strategic roles in such target markets, as well as the potential implications of our involvement in the target market from the point of view of Chinese domestic politics. We anticipate that our ability to penetrate such new target markets is enhanced by the fact that our comprehensive E-Ya Kids English and IE21 English product platforms are flexible enough to permit content customisation and product enhancement on a module-by-module basis. Our approach has been demonstrated in the Pudong district of Shanghai, where we have been collaborating closely with Pudong Education Information Center to introduce our E-Ya Kids programs into selected primary schools. Our experience in Pudong district has demonstrated that our own market research and market testing efforts can be augmented with detailed collaborative work with local authorities to accelerate customisation of our programs to meet specific market needs.

Given that our E-Ya Kids English and IE21 English products have been rolled out for commercialization, and given our recent experience in customizing the products for a defined target market, we believe that we will be well-positioned to enter our initial target markets and realize sufficient additional contracts in the near term to meet our projected cash flow targets through December 31, 2005 . However, our cash flow projections are subject to numerous contingencies and risk factors beyond our control, including market acceptance of our products, competition from well-funded competitors, and our ability to manage our expected growth. If our cash flow projections are not realized, we will require additional monies during fiscal 2005 to execute on our business plan.

There are no assurances that we will be able to obtain further funds of such funds required for our continued operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual consolidated financial statements for the years ended December 31, 2004 and 2003 , our

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independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing, successful and sufficient market acceptance of our current program offerings and any new program offerings that we may introduce, the continuing successful development of our program offerings and related technologies, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Sales and Marketing

We estimate that we will require $545,999 to promote the sale of our products to December 31, 2005 . We will continue to focus on the development of distribution channels in China, including the development of franchised and affiliated training centers for our Fudan New English, IE21 English and Fudan International Business Diploma programs and obtaining the approval of school districts for our E-Ya Kids program. Initial development will focus on the geographical areas where Fudan University has a strong brand name. We have established three Fudan New English training centers in Shanghai, and then development will focus on establishing training centers in Beijing, Jingsu, Zhejang and Chongqing. For the online Fudan New English program, initial marketing will be conducted through our partnership with Shanghai Telecom, who will actively market our programs to its current Internet subscribers.

In 2004, we began to develop the markets in Beijing, Jingsu, Zhejang and Chongqing. For the online Fudan New English program, initial marketing is conducted through our partnership with Shanghai Telecom and SINA.com who is actively marketing our programs to its current Internet subscribers. For the remainder of 2005 , we plan to introduce the programs to other schools in the Pudong and Puxi districts of Shanghai and expand to other provinces outside of Shanghai.

Our selling and marketing expenses will include salaries, commissions and related expenses for our sales personnel in China, advertising in newspapers, printing of brochures, attending and conducting conferences and trade shows and Internet advertising. This estimate also includes amounts that we pay to others to conduct advertising on our behalf, including China Telecom, Fudan University and the training centers. China Telecom posts banner advertisements on their and other websites, prints advertisements on their bills to their customers and displays posters in their retail centers. Fudan University displays posters, circulates brochures and includes an advertisement in their course calendar. The training centers display posters and circulates brochures. In the first quarter of 2004, we opened our own training center adjacent to our subsidiary’s office in Shanghai to conduct sales training for channel partners, retail students, and to conduct program market surveys.

General and Administrative

We estimate that we will require $423,243 for various general and administrative expenses through to December 31, 2005 including general office expenses, travel expenses, telephone and communication expenses, office rent expenses, directors and officers insurance, legal expenses, accounting and auditing expenses, investor relations, and expenses related to permits, licenses, trademarks, domain names and taxes.

Research and Development

We estimate that we will require $269,999 for improvements and upgrades to our various programs through to December 31, 2005, including the enhancement of the IE21 English program with additional multimedia interactive content and for further development on the Fudan International Business program. We are also planning on producing a science based program for children. Accordingly, we have been attempting to negotiate an agreement with Emmersive Education for the delivery of science subjects and math

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content. The nature of science subjects makes them very suitable for bilingual teaching and localization efforts are limited to simple vocabulary translation. Emmersive Education will also provide a French language learning program that will be localized for the Chinese language learning market. The product is a good complement to our current product portfolio since it is targeted at students aged between 12 and 18 years as it is intended to fill the gap between the E-Ya Kids English and the Fudan New English program.

Capital Expenditures

We estimate that, through to December 31, 2005 , we will require $197,775 to purchase SDK licenses (Q Group and others), computers, computer servers and network equipment for our ongoing business. Included in this estimate are costs of software that we require for our internal operations, including a computer network to link our employees and offices, order processing, bill processing and other administrative software for our business.

Officer and Employee Compensation

We estimate that, through to December 31, 2005 , we will require $689,000 for salaries for the officers and employees of our company in order to implement our business plans. With the ramp up of our business, we will be required to increase our professional, technical and administrative personnel in Canada, the United States, the United Kingdom and China. We anticipate that most of this increase will be in the United States and China . We will be seeking to hire a full time Chief Financial Officer for our company.

Working Capital

We estimate that, through to December 31, 2005 , we will require $286,001 for working capital purposes which will include investor relations, acquisitions of content for our programs, as well as capital requirements for the preparation of a study on methods to penetrate the into the education entertainment markets.

Milestones

Milestones for the IE21 Interactive English and Fudan New English Programs

As discussed above under the heading, “Our Current Programs – Fudan New English and IE21 English,” there are five franchise training centers now running the Fudan New English program in Shanghai. In May 2004, we opened our own training center facility adjacent to our offices in Shanghai which offers training programs for individual students, training for channel partners and business monitoring of program performance, market surveys and program development. In June 2004, we entered into a franchise agreement with Shanghai Jiaoda Withub Training Center, who will operate an IE21 branded training center. On December 30, 2004, we entered into a franchise agreement with Shanghai Green Centre Education Consultation Co. Ltd. and on January 5, 2005, we entered into a franchise agreement with Star Elite Technical Consultation (Hargzhou) Co. Ltd., both of which will operate IE21 branded training centers.

In addition to marketing the Fudan New English and IE21 brands to post-secondary school students and other adults interested in learning English, we are marketing the program to multinational corporations for their internal training centers. We have been focusing on foreign companies in Shanghai, but have commenced marketing programs in Beijing since many enterprises are headquartered there. As discussed above under the heading, “Our Current Programs – Fudan New English and IE21 English, we have recently signed on three corporate licensees of our IE21 English program and a fourth multinational corporation has authorized its employees to purchase the IE21 English program from us directly.

In the remainder of the year we are targeting the following six groups of customers:

- Schools and training centers: Key public schools in Shanghai, Beijing, Jingsu, Zhejang and Chongqing; private schools; training centers (especially those affiliated with the educational administration and/or personnel administration departments of local governments).

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- National and local portals: SINA.COM, SOHU.COM, BAIDU.COM; ONLINE.SH.CN, JLONLINE.COM; training portals in Shanghai, Beijing, Jingsu, Zhejang and Chongqing.

- Educational software providers such as ZD Soft, Zheda Innovation Technology.

- Internet Service Providers such as Great Wall Broadband Network, ChinaTelecom and ChinaNetCom.

- ICPs: ChinaVNet, IPTV, etc.

- Individuals and corporate accounts.

We are also planning to target the retail student market for our online program. Channel partner sales and additional strategic marketing programs are targeted for launch in October 2004.

Milestones for E-Ya Kids Programs

Currently, we are collaborating with Pudong Education Information Center to introduce our E-Ya Kids programs into selected primary schools in the district. Additional products such as the E Ya Prepaid educational card was designed and completed in the second quarter of 2004 for this market and similarly for other target districts.

         We are targeting sixty E-Ya centers to be established in the Pudong district primary and kindergarten schools by mid May 2005 and by the end of June 2005, we expect ten more school districts to approve the use of our E-Ya Kids program. In 2005, we expect to achieve additional revenues from channel partner sales currently in development. By the end of 2005, we expect that our E-Ya Kids program will be approved for use in the rest of the school districts in Shanghai.

We plan to continue to target other districts in and outside Shanghai, starting with Beijing and the provinces to the north and south of Shanghai. Our target customers are the district primary schools, government district kindergarten schools, private primary and kindergarten schools.

A potential source of new revenue from the E-Ya Kids program will be from the recently completed 3 in 1 package product. This product will be sold in the bookstore and publishing company channels. Initial marketing of the product was conducted in the fourth quarter of 2004. We are now looking for distributors of this product.

We are presently adding additional sales personnel for the E-Ya Kids products and services. The present team includes resources in marketing, sales, product development, academic training consultants, telesales, technical and customer support.

Our selling and marketing expenses will include salaries, commissions and related expenses for our sales personnel in China, advertising in newspapers, printing of brochures, attending and conducting conferences and trade shows and Internet advertising. This estimate also includes amounts that we pay to others to conduct advertising on our behalf, including China Telecom, Fudan University and the training centers. China Telecom posts banner advertisements on their and other websites, prints advertisements on their bills to their customers and displays posters in their retail centers. Fudan University displays posters, circulates brochures and includes an advertisement in their course calendar. The training centers display posters and circulates brochures and advertises in local newspapers targeting an existing and new customer base.

Milestones for Certain Other Programs

Fudan International Business Diploma. As key partners in China of the UK-based Open Learning Foundation, a consortium of 37 UK universities, Shanghai Broadband Network, Inc. and Fudan University are now providing a non-degree (training diploma) international business studies program in China. The bilingual six modules of the International Business Programs tested in 2003. The entire program is now in the process of being developed into a

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staged introduction of interactive features for wider deployment. The first stage enhanced program will consist of courseware in Business Skills and Business Functions.

Marketing, International Business Strategy, Principals of HRM and International Business Decision Analysis. The program will be enhanced with interactive features currently being tested and developed for improvement. Other branding strategies are being analyzed for program content and curriculum migration for students. This program is targeted for launch in the third quarter of 2005 .

International Business With English. To encourage a wider adoption and to provide a rich program of education offerings to our corporate clients, Shanghai Broadband Network, Inc. is currently in the final stage of agreeing a co-branding arrangement with a top UK university. Shanghai Broadband Network, Inc. is expecting to release a combined Business English and International Business diploma program in the fourth quarter of 2005 , which will offer the International Diploma material packaged with the IE21 Interactive English Programs. This program will be offered as a blended learning experience, whereby I-Classroom technology (described below) will be deployed to provide students with direct access to UK based business tutors over the Internet. The program content will consist of Online courseware from IE21 Interactive English and Bilingual 6 Module Business Diploma program. We expect that the program will offer Web-based tutoring and diploma certification from a UK university.

I-Classroom. In the second quarter of 2004, the I-Classroom system was launched by our subsidiary and we currently have available a virtual teaching room environment that can connect a teacher with groups of students online anywhere on the Internet. The technology is based on the Interwise Platform. We employ the platform widely within the IE21 educational Channels. The technology Platform is also available for subscription and license to partners working in Asia. Various enhancements of this system are being analyzed in 2005 for use in delivering our program courseware.

NEW ACCOUNTING PRONOUNCEMENTS

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment.” SFAS No. 123(R) would require our company to measure all employee stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. For public entities that file as a small business issuer, SFAS No. 123(R) is effective for the first interim or annual reporting period of the registrant’s first fiscal year beginning on or after December 15, 2005.

In December 2004, FASB issued SFAS No. 153 to amend Opinion 29 by eliminating the exception for non-monetary exchanges of similar productive assets and replaces it with general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange is defined to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

We are assessing the effect on our consolidated financial statements as a result of the implementation of these new standards.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure, or capital resources that are material to stockholders.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to

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make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Revenue Recognition

We follow the provisions of Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition” and Emerging Issues Task Force (“EITF”) 00-21 “Accounting for Revenue Arrangements with Multiple Deliverables” for accounting and recognizing revenue. In accordance with SAB No. 104 , revenue from the sale of programs and supplemental learning materials is recognized upon delivery of the product when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. If collectibility will not be considered probable, revenue will be recognized when the fee is collected. In an arrangement with multiple deliverables, we assess if the delivered item(s) constitute separate units of accounting in accordance with the following criteria: The deliverable item(s) has value to the customer on a standalone basis, there is objective and reliable evidence of the fair value of the undelivered item, and whether the delivery arrangement is considered probable and substantially in the control of the vendor.

Revenue from enrolment in the educational programs is deferred and recognized as the programs are delivered and services are provided. Annual licensing and franchise fees from registered schools are recognized over the term of the license. The portion of the program revenue allocated to the sales of supplemental learning materials and the revenue from independent sales of these materials will be recognized as the products are delivered and the refundable period has expired. Revenue from basic access fees will be deferred and recognized over the term of the service period and when the refundable period has expired.

Impairment of Long-Lived Assets

We apply the recommendations of SFAS 144, Accounting for the Impairment of Disposal of Long-Lived Assets. SFAS 144 requires that companies (1) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted cash flows and (2) measure an impairment loss as the difference between the carrying value and fair value of the asset. We believe that there was no impairment of our property and equipment as at December 31, 2004 and 2003.

We review the carrying amount of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The recognition of impairment of long-lived assets will be required in the event that the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. Based on our analysis, we believe that there was no impairment of our property and equipment as at December 31, 2004 and 2003 . While our assumptions are based on the best estimates available, however, given that we have no history of profitability, there is no assurance that our estimates will reflect the actual future cash flows. We will revise our assumptions and reassess our long-lived assets for impairment when future events or changes in circumstances indicate that carrying amount may not be recoverable.

Subsequent to the issuance of the December 31, 2003 financial statements, management undertook a review of the goodwill and intangible assets and determined that these amounts should have been written off in the period as incurred, based on the fact that we did not have an established source of revenue and may never recognize any substantial revenue to support the carrying value of these assets. Consequently, we have restated our consolidated financial statements for the year ended December 31, 2003 and for the period from January 24, 1996 (inception) to December 31, 2003 to reflect these changes.

In accordance with the provisions of SFAS No. 142, our management reviews the carrying value of its goodwill on a quarterly basis for indicators of impairment in value. The fair value of the reporting unit is compared to the carrying value in order to determine if impairment exists. Adjustments to reflect impairment in value, if necessary, are recorded to the extent the fair value of the reporting unit exceeds the carrying value of its goodwill and in the period in which the determination of impairment was made. As noted above, as at December 31, 2003,

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our management determined that there is significant uncertainty as to the recoverability of goodwill based on the fact that we did not have and may never have substantial revenue. Consequently, we have restated the consolidated financial statements and written-off the total amount of goodwill previously recorded during the year ended December 31, 2003 of $137,414 and the $29,976 of contribution in excess of our portion of the net asset in SBN recorded during the year ended December 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

On March 27, 2000, we entered into a letter of agreement with Multicyber Internet Inc., a Vancouver, Canada, based Internet company which is controlled by Mr. Zhang, our Chairman and Chief Executive Officer (the then President of our company at the time). Pursuant to the agreement, we acquired the rights to Multicyber's 70% interest of the proposed project in Shanghai Broadband Network Information Joint Venture Chinese Subsidiary from Multicyber Internet Inc., together with a related project feasibility study. For the assignment to the feasibility study and joint venture project, Multicyber Internet Inc. received a payment of $100,000 in cash.

On January 29, 2000, we issued to Mr. Zhang 2,500,000 shares of our Class A common stock, at a deemed price of $0.001 per share, in consideration of pre-operational services provided to our company. The services were recognized in our consolidated financial statements at a cost of $2,500,000 based on the offering price of the underlying common stock in a private placement completed subsequently in June 2000.

On August 25, 2003, we purchased from Shanghai Infoservice Tower Enterprise Development Ltd. an additional 15% of the shares of our subsidiary, Shanghai Broadband Network, Inc. for $150,000. Subsequent to this purchase, we invested a further $400,000 into our subsidiary. As a result of the acquisition and the investment, we increased our ownership in our subsidiary to 92.86% of the issued and outstanding shares.

In addition, we incurred $18,000 (2002 - $Nil) in director fees payable to all of the directors. As at December 31, 2003, $7,500 (2002 - $Nil) of the director fees was outstanding and included in amounts due to related parties.

On December 23, 2002, we issued 1,000,000 shares of our Class A common stock, at a price of $0.25 per share, to Graham Brant, a director of our company, in a private placement transaction. In connection with the private placement, we paid a stockholder $12,500 as a finder's fee.

On July 7, 2003, we issued 100,000 shares of our Class A common stock, at a price of $0.055 per share, to Mark X. Shao, a director of our company, in consideration of services that he provided to our company.

On July 7, 2003, we issued 300,000 shares of our Class A common stock, at a price of $0.055 per share, to Xinmin Gao, a director of our company, in consideration of services that he provided to our company.

On July 7, 2003, we agreed to issue 1,800,000 shares of our Class A common stock, at a price of $0.055 per share, to Graham Brant, our President and director, in consideration of past services that he provided to our company. The shares were issued to Church Street Limited, a company managed by independent trustees of Merrill Lynch over which Graham Brant exercises dispositive and investment power. The shares were issued on September 12, 2003.

On July 7, 2003, we issued 3,650,000 shares of our Class A common stock, at a price of $0.055 per share, to Charles Demicher, our Vice Chairman, Chief Operating Officer and director, in consideration of past services that he provided to our company. The shares were issued to World Capital Management, LLC, a company controlled by Charles Demicher.

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On July 7, 2003, we issued 300,000 shares of our Class A common stock, at a price of $0.055 per share, to Wen Chao Tu, a director of our company, in consideration of services that he provided to our company.

On July 7, 2003, we issued 150,000 shares of our Class A common stock, at a price of $0.055 per share, to Li Jian Hau, a director of our subsidiary company, in consideration of services that he provided to our company.

Compensation expense recognized in our 2003 financial statements in respect of the July 7, 2003 issuances to related parties was $346,500, based on the quoted market value of our common stock on the agreement dates.

As of March 10, 2004, we agreed to pay an annual consulting fee of $120,000 to Mr. Demicher’s nominee company, CHD Holdings, LLC for consulting services provided to our company by Charles Demicher. For the year ended December 31, 2003, we rendered $106,667 and there are outstanding fees of $27,625 for consulting services provided to our company , which have been paid in full. The term of the consulting agreement is for a five-year period commencing on July 7, 2003, renewable for another five-year period with the consent of the parties. In the agreement, we agreed to pay an annual salary of $120,000. During the year ended December 31, 2003, we granted 1,250,000 options to purchase shares of our Class A common stock and issued 3,650,000 shares of our Class A common stock. If we terminate this agreement, then Mr. Demicher is entitled to 24 months salary, his options will vest immediately, 5,000,000 shares of our Class A common shares will be issued and health and dental benefits will continue for one year. If there is a change of control, then Mr. Demicher will receive 5,000,000 shares of our Class A common stock and director’s fees for 24 months. Our company considers the compensation paid under this agreement to be fair and competitive as our company would have to pay similar amounts to an unaffiliated third party to provide such services.

We pay an annual consulting fee of $20,000 to Mr. Wen Chao Tu, a director of our company, for his services and performance to our company and our subsidiary. This contract was terminated on July 7, 2003. For the year ended December 31, 2003, we paid $10,000 and during the year ended December 31, 2004 we paid the outstanding fees of $34,355 for consulting services provided to our company.

As of March 10, 2004, we agreed to pay an annual consulting fee of $125,000 to Golden Promise Business and Investment Inc., a company owned by Yuguo Zhang , for consulting services provided by Yuguo Zhang. For the year ended December 31, 2003, we paid $114,167 and during the year ended December 31, 2004 we paid the outstanding fees of $73,638 for consulting services provided to our company. The term of the consulting agreement is for a five-year period commencing on July 7, 2003, renewable for another five-year period with the consent of the parties. In the agreement, we agreed to pay an annual salary of $125,000. During the year ended December 31, 2003, we granted 1,250,000 options to purchase shares of our Class A common stock and agreed to issue 5,500,000 shares of our Class A common stock. If we terminate this agreement, then Mr. Zhang is entitled to 24 months salary, his options will vest immediately, 5,000,000 shares of our Class A common shares will be issued and health and dental benefits will continue for one year. If there is a change of control, then Mr. Zhang will receive 5,000,000 shares of our Class A common stock and director’s fees for 24 months. Our company considers the compensation paid under this agreement to be fair and competitive as our company would have to pay similar amounts to an unaffiliated third party to provide such services.

As of March 10, 2004, we agreed to pay an annual consulting fee of $120,000 to Alexa Holdings Limited, a company owned by Graham Brant, for consulting services provided by Mr. Brant. For the year ended December 31, 2003, we paid $92,500 and there are outstanding fees of $nil for consulting services provided to our company. The term of the consulting agreement is for a three-year period commencing on July 7, 2003, renewable for another five-year period with the consent of the parties. In the agreement we agreed to pay an annual salary of $120,000. During the year ended December 31, 2003, we granted 1,250,000 options to purchase shares of our Class A common stock and issued 1,800,000 shares of our Class A common stock. If we terminate this agreement, then Mr. Brant is entitled to 24 months salary, his options will vest immediately, 5,000,000 shares of our Class A common stock will be issued and health and dental benefits will continue for one year. If there is a change of control, then Mr. Brant will receive 5,000,000 shares of our Class A common stock and director’s fees for 24 months. Our company considers the compensation paid under this agreement to be fair and competitive as our company would have to pay similar amounts to an unaffiliated third party to provide such services.

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We rent office space in the United Kingdom from Alexa Holdings Limited, a company owned and controlled by Graham Brant, one of our directors and officers. We rent the office on a month to month basis for approximately $1,660 per month.

On July 7, 2003, we agreed to issue 1,000,000 shares of our Class A common stock, at a deemed price of $0.055 per share, to Seabas Investment Limited, a nominee company of Desmond McVeigh, a former director and officer of our company. Mr. McVeigh provided consulting services to our company from 2001 to 2003. As at November 29, 2003, there were outstanding fees of $74,916 owed to Mr. McVeigh for consulting services rendered to our company which we settled pursuant to a Settlement Agreement, dated November 28, 2003, pursuant to which we agreed to pay $14,983 before December 5, 2003, pay approximately $832 per month over 18 months beginning on January 25, 2004 and issued the above-mentioned 1,000,000 shares of our Class A common stock valued at $0.08 per share based on the trading price on the date of the settlement agreement.

We entered into Settlement Agreement, dated November 23, 2003, with Tom Allen, a former director and officer of our company. There were also outstanding fees of $16,344 owed to Mr. Allen for consulting services rendered to our company. Pursuant to the Settlement Agreement, we agreed to pay $3,268 before November 30, 2003 and pay approximately $182 per month over 18 months beginning on January 25, 2004. During the year ended December 31, 2003, we also issued 178,500 shares of our Class A common stock, at a deemed price of $0.055 per share which were valued at $0.08 per share based on the trading price of our Class A common stock on the date of the settlement agreement, to Inter-Canadian Capital Strategies Inc., a nominee company of Tom Allen.

During the year ended December 31, 2004, we incurred $415,004 in management fees and $54,000 in consulting fees payable to certain directors and officers. As at December 31, 2004, $7,931 of these executive management fees was outstanding and included in amounts due to related parties.

In addition, we paid $36,000 in director fees payable to our directors during the year ended December 31, 2004.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Class A common stock is presently not traded on any public market or securities exchange and we have not applied for listing or quotation on any public market. Our Class A common stock is quoted on Pink Sheets LLC under the symbol "ASAB." The following quotations obtained from Canada Stockwatch reflect the highs and low bids for our Class A common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions.

The high and low bid prices of our Class A common stock for the periods indicated below are as follows:

Pink Sheets LLC(1)
Quarter Ended	High	Low
March 31, 2005	$0.31	$0.20
December 31, 2004	$0.32	$0.22
September 30, 2004	$0.45	$0.27
June 30, 2004	$1.00	$0.30
March 31, 2004	$0.50	$0.15
December 31, 2003	$0.60	$0.07
September 30, 2003	$0.25	$0.055
June 30, 2003	$0.10	$0.06
March 31, 2003	$0.10	$0.06

(1)        Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Our common shares are issued in registered form. Computershare Trust Company of Canada, of 4th Floor,

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510 Burrard Street, Vancouver, British Columbia, Canada V6C 3B9 (Telephone: 604.661.9400), Facsimile: 604.661.9401 is the registrar and transfer agent for our common shares.

On March 31, 2005 , the shareholders' list of our common shares showed 63 registered shareholders and 39,530,968 shares outstanding. We have issued options to acquire an aggregate of 7,690,000 Class A common shares, warrants to purchase an aggregate of 2,290,000 Class A common shares and convertible debentures convertible into an aggregate of 1,431,250 common shares.

A total of 39,530,968 shares of our Class A common stock are available for resale to the public in accordance with Rule 144 of the Act. This amount includes the 6,332,667 shares we are registering for the benefit of our selling shareholders. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 395,309 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale (if the shares of the company's common stock is then listed on a stock exchange or Nasdaq).

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

We have not declared any dividends on our Class A common stock since the inception of our company on January 24, 1996. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our Class A common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our Class A common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our Class A common stock, our Class A common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

D/VZH/698058.5

Equity Compensation Plan Information

Effective July 7, 2003, we adopted the 2003 Stock Option Plan for directors and consultants of our company and its subsidiaries. The maximum number of common shares to be issued under the 2003 Stock Option Plan initially is 5,000,000 shares of Class A common stock. Under the 2003 Stock Option Plan, stock options are granted at the discretion of our board of directors. Options granted must be exercised no later than ten years after the date of the grant or such lesser periods as any applicable regulations may require, unless otherwise specified. Unless otherwise specified, options granted vest at the rate of not less than 33% every six months until they are fully vested on the date which is no later than 18 months after the date of grant. As at April 30, 2005, 4,805,000 options were granted under the 2003 Stock Option Plan.

Effective July 7, 2003, we adopted the 2003 Employee Stock Option Plan for officers and key employees of our company and its subsidiaries. The maximum number of common shares to be issued under the 2003 Employee Stock Option Plan initially is 1,000,000 shares of Class A common stock. Under the 2003 Employee Stock Option Plan, stock options are granted at the discretion of our board of directors provided that the aggregate fair value of the common stock granted to any officers or employees during any calendar year shall not exceed $100,000. Options granted must be exercised no later than ten years after the date of the grant or such lesser periods as any applicable regulations may require, unless otherwise specified. Unless otherwise specified, options granted vest at the rate of not less than 30% the 12 months from the date of grant, 30% after 24 months from the date of grant and 40% after the 36 months from the date of grant. The exercise price of the options under the 2003 Employee Stock Option Plan shall be determined by our board of directors but shall not be less than the fair market value of our company’s common stock on the grant date. (In the case of options granted to a holder of more than 10% of our company’s Class A common stock, the option price must not be less than 110% of the market value of the Class A common stock on the grant date.) As at April 30, 2005 , no options were granted under the 2003 Employee Stock Option Plan.

Effective April 23, 2001, our board of directors approved the 2001 Stock Option Plan and the 2001 Employee Stock Option Plan for directors, consultants and employees of our company and its subsidiaries. The maximum number of common shares to be issued under the 2001 Stock Option Plan and the 2001 Employee Stock Option Plan initially are 5,000,000 shares of Class A common stock and 1,000,000 shares respectively. Both of these plans have the same terms as the 2003 Stock Option Plan and the 2003 Employee Stock Option Plan except that the exercise price for options granted under the 2001 Stock Option Plan shall not be less than 85% of the fair market value of our company’s Class A common stock on the grant date. As at April 30, 2005, 2,350,000 options were granted under the 2001 Stock Option Plan and 357,500 options granted under the 2001 Employee Stock Option Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted-Average exercise price of outstanding options	Number of securities remaining available for further issuance
2001 Nonqualified Stock Option Plan	2,350,000	$0.20	2,650,000
2001 Employee Stock Option Plan	497,500	N/A	502,500
2003 NonQualified Stock Option Plan	4,805,000	$0.15	195,000
2003 Employee Stock Option Plan	0	N/A	1,000,000

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During 2001, we granted 2,000,000 stock options to directors. Of these stock options, 300,000 options were granted for director services and the remaining 1,700,000 options were granted for consulting services. The options vest as to one-third every six months commencing on March 15, 2001 at an exercise price of $0.20 per share. The options expire between March 15, 2011 and June 1, 2011. During the year ended December 31, 2003, we granted 4,000,000 stock options to directors for their consulting services. The holder of 250,000 of these options is entitled to purchase one share of Class A common stock for each option exercised at $0.30 per share for a period of 10 years. These options vest as to one-third every six months commencing September 15, 2003. Each of the remaining 3,750,000 options entitles the holder to purchase one share of Class A common stock at $0.15 per share for a period of 10 years. These options vest as to one-third every six months commencing on December 15, 2003.

On January 5, 2004, we granted an aggregate of 1,075,000 options to purchase shares of our Class A common stock to five of our company’s directors and/or officers. The options vest as to one-third every six months commencing on July 5, 2004 at an exercise price of $0.20 per share. The options expire on January 5, 2014. We issued the options to these directors and/or officers, all of whom were accredited investors, relying on Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. During the nine month period ended September 30, 2004, 50,000 of these options were cancelled.

On January 5, 2004, we granted an aggregate of 640,000 options to purchase shares of our Class A common stock to 28 of our company’s employees. The options vest as to one-third every twelve months commencing on January 5, 2005 at an exercise price of $0.20 per share. The options expire on January 5, 2014. We issued the options to 25 of these employees, who are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 and to one employee relying on Section 4(2) of the Securities Act of 1933. During the nine month period ended September 30, 2004, 290,000 of these options were cancelled.

On February 2, 2004, we granted an aggregate of 80,000 options to purchase shares of our Class A common stock to four of our company's employees. The options vest as to one third every twelve months commencing on February 2, 2004 at an exercise price of $0.27 per share (as to 40,000 options), $0.30 per share (as to 30,000 options) and $0.33 per share (as to 10,000 options). The options expire on February 2, 2014. We issued the options to the employees who are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933

On February 11, 2004, we granted an aggregate of 300,000 options to purchase shares of our Class A common stock to one of our company's consultants. The options vest as to one-third every six months commencing on August 11, 2004 at an exercise price of $0.20 per share. The options expire on February 11, 2014. We issued the options to this consultant, who is not a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. During the nine month period ended September 30, 2004, 200,000 of these options were cancelled.

On September 27, 2004, we granted 60,000 fully vested options to purchase shares of our Class A common stock at $0.50 per share to one of our company’s consultants. The options expire on September 27, 2014. We issued the options to this consultant, who is not a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On December 1, 2004, we granted 100,000 fully vested options to purchase shares of our Class A common stock at $0.60 per share to one of our company’s consultants. The options expire on December 1, 2014. We issued the options to this consultant, who is not a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

EXECUTIVE COMPENSATION

Particulars of compensation awarded to, earned by or paid to:

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(a)	our chief executive officer;

(b)            each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; or

(c)            any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our company at the end of the most recently completed fiscal year;

(the "Named Executive Officers") are set out in the summary compensation table below.

During the year ended December 31, 2004 , three individuals served as executive officers of our company: Mr. Yuguo Zhang, Mr. Desmond McVeigh and Mr. Charles Demicher. No other persons served as executive officers during the year ended December 31, 2004 and therefore Mr. Zhang and Mr. McVeigh are considered to be "Named Executive Officers". None of our other officers or those of any of our subsidiaries earned greater than $100,000 in total salary and bonus during 2004, 2003 or 2002.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation (1)
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation (1)	Securities Underlying Options/ SARs Granted	Restricted Shares Awards	LTIP Payouts	All Other Compen- sation(2)
Yuguo Zhang(3) Chairman, Chief Executive Officer, President and Director	2004 20032002	$125,000 $114,167 $100,000	Nil Nil Nil	Nil Nil Nil	300,000(4) 1,250,000(4) Nil	Nil Nil Nil	Nil Nil Nil	$12,000 $32,052 $1,328
Desmond McVeigh(5) Executive Chairman, Director	2004 2003 2002	Nil $33,332(6) $100,000(6)	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Charles Demicher(7) Vice Chairman, Chief Operating Officer and Director	2004 2003 2002	$120,000 $106,667 $90,000	Nil Nil Nil	Nil Nil Nil	225,000(8) 1,250,000(8) Nil	Nil $200,750(9) Nil	Nil Nil Nil	Nil Nil Nil
Graham Brant(10) Executive Chairman, President and Director	2004 2003 2002	$120,000 $92,500 Nil	Nil Nil Nil	Nil Nil Nil	250,000(11) 1,500,000(11) Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)             The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2)                    Yuguo Zhang receives additional compensation in the form of key man insurance from Mutual Life, a health and dental plan from Liberty Mutual paid by us and a car allowance of $29,186.

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(3)	Mr. Zhang became our Chairman, Chief Executive Officer and Director on January 12, 2000.

(4)                    On June 29, 2001 Mr. Zhang received 500,000 options to purchase shares of our company at an exercise price of $0.20 per share. On July 15, 2003, Mr. Zhang received 1,250,000 options to purchase shares of our company at an exercise price of $0.15 per share. On January 5, 2004, Mr. Zhang received 300,000 options to purchase shares of our company at an exercise price of $0.20 per share.

(5)                    Mr. McVeigh voluntarily resigned from the position of Executive Chairman and became an Advisor candidate to the Global Strategic Board on July 7, 2003. His capacity in a new role is presently under review.

(6)                    Mr. McVeigh received an annual remuneration of $100,000 which is paid to Longdown Investments Limited and to Seabas Investments Limited, both companies controlled by Mr. McVeigh.

(7)              Mr. Demicher became our Chief Operating Officer and Chief Technical Officer on May 28, 2001, and a Director on July 20, 2001. He became our Corporate Treasurer, Corporate Secretary and a Vice-Chairman on July 7, 2003.

(8)                    On June 29, 2001, Mr. Demicher received 250,000 options to purchase shares of our company at an exercise price of $0.20 per share. On July 15, 2003, Mr. Demicher received 1,250,000 options to purchase shares of our company at $0.15 per share. On January 5, 2004, Mr. Demicher received 225,000 options to purchase shares of our company at $0.20 per share, in recognition of services rendered to our company.

(9)                     These 3,650,000 shares were issued to World Capital Management LLC, a company controlled by Charles Demicher, at a price of $0.055 per share, in recognition of services rendered to our company.

(10)	Mr. Brant became our Executive Chairman, President and a Director on July 7, 2003.

(11)    On March 31, 2003, Mr. Brant received 250,000 options to purchase shares of our company at an exercise price of $0.30 per share. On July 7, 2003, Mr. Brant received 1,250,000 options to purchase shares of our company at $0.15 per share, in recognition of services rendered to our company. On January 5, 2004, Mr. Brant received 250,000 options to purchase shares of our company at $0.20 per share, in recognition of services rendered to our company.

Stock Options and Stock Appreciation Rights

The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted to them during the year ended December 31, 2004 . We have never issued stock appreciation rights.

Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
Yuguo Zhang Chairman, Chief Executive Officer, President and Director	300,000	13.3%	$0.20	January 5, 2014
Desmond McVeigh Executive Director, Director	Nil	Nil	Nil	Nil

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Charles Demicher Vice Chairman, Chief Operating Officer and Director	225,000	10.0%	$0.20	January 5, 2014
Graham Brant Executive Chairman, President and Director	250,000	11.1%	$0.20	January 5, 2014

The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2004.

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable / Unexercisable		Value of Unexercised In-the –Money Options/SARs at FY- end ($) Exercisable / Unexercisable(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Yuguo Zhang Chief Executive Officer, President and Director	Nil	Nil	1,850,000(2)	200,000	$99,500	$4,000
Desmond McVeigh Advisor to Global Strategic Board	Nil	Nil	Nil	Nil	Nil	Nil
Charles Demicher Vice Chairman, Chief Operating Officer and Director	Nil	Nil	1,575,000(3)	150,000	$94,000	$3,000
Graham Brant Executive Chairman, President and Director	Nil	Nil	1,583,333(4)	166,667	$89,167	$3,333

(1) The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2004 ($0.22 per share on the Pink Sheets LLC) and the exercise price of the individual's options.

(2) 500,000 options are exercisable at $0.20 per share, 1,250,000 are exercisable at $0.15 per share and 100,000 are exercisable at $0.20 per share.

(3) 250,000 options are currently exercisable at $0.20 per share, 1,250,000 are exercisable at $0.15 per share and 75,000 are exercisable at $0.20 per share.

(4) 250,000 options are currently exercisable at $0.30 per share, 1,250,000 are exercisable at $0.15 per share and 83,333 are exercisable at $0.20 per share.

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Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the fiscal year ended December 31, 2004 . On July 7, 2003, our board of directors approved the payment of directors fees of $500 per month to each of the directors.

On July 7, 2003, we issued shares of our Class A common stock to the directors specified below in consideration of their services as a director of our company:

Name	Number of Shares
Mark Shao	100,000
Xinmin Gao	300,000
Wen Chao Tu	300,000

                 Other than as noted below, we have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Until June 30, 2003, no director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments, except for Tom Allen and/or Inter-Canadian Capital Strategies Inc.

Employment Contracts and Termination of Employment and Change in Control Arrangements

On March 10, 2004, we entered into an Executive Compensation Agreement with Golden Promise Business Investment, Inc. in connection with the services to be provided by Yuguo Zhang as Chairman, Chief Executive Officer and a director of our company. Golden Promise Business Investment, Inc. is a company owned by Yuguo Zhang. The term of the agreement is for a five-year period commencing on July 7, 2003, renewable for another five-year period with the consent of the parties. In the agreement, we agreed to pay an annual salary of $125,000. During the year ended December 31, 2003, we granted 1,250,000 options to purchase shares of our Class A common stock and agreed to issue 5,500,000 shares of our Class A common stock. If we terminate this agreement, then Mr. Zhang is entitled to 24 months salary, his options will vest immediately, 5,000,000 shares of our Class A common shares will be issued and health and dental benefits will continue for one year. If there is a change of control, then Mr. Zhang will receive 5,000,000 shares of our Class A common stock and director’s fees for 24 months.

On March 10, 2004, we entered into an Executive Compensation Agreement with CHD Holdings LLC in connection with the services to be provided by Charles Demicher as Vice-Chairman, Chief Operating Officer and a director of our company. CHD Holdings LLC is a company owned by Charles Demicher. The term of the agreement is for a five-year period commencing on July 7, 2003, renewable for another five-year period with the consent of the parties. In the agreement, we agreed to pay an annual salary of $120,000. During the year ended December 31, 2003, we granted 1,250,000 options to purchase shares of our Class A common stock and issued 3,650,000 shares of our Class A common stock. If we terminate this agreement, then Mr. Demicher is entitled to 24 months salary, his options will vest immediately, 5,000,000 shares of our Class A common shares will be issued and health and dental benefits will continue for one year. If there is a change of control, then Mr. Demicher will receive 5,000,000 shares of our Class A common stock and director’s fees for 24 months.

On March 10, 2004, we entered into an Executive Compensation Agreement with Alexa Holdings Limited in connection with the services to be provided by Graham Brant as Executive Chairman, President and a director of

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our company. Alexa Holdings Limited is a company owned by Graham Grant. The term of the agreement is for a three-year period commencing on July 7, 2003, renewable for another five-year period with the consent of the parties. In the agreement we agreed to pay an annual salary of $120,000. During the year ended December 31, 2003, we granted 1,250,000 options to purchase shares of our Class A common stock and issued 1,800,000 shares of our Class A common stock. If we terminate this agreement, then Mr. Brant is entitled to 24 months salary, his options will vest immediately, 5,000,000 shares of our Class A common stock will be issued and health and dental benefits will continue for one year. If there is a change of control, then Mr. Brant will receive 5,000,000 shares of our Class A common stock and director’s fees for 24 months.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

FINANCIAL STATEMENTS

Our consolidated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following financial statements pertaining to Asia Broadband, Inc. are filed as part of this registration statement:

Audited Financial Statements

Report of the Independent Registered Public Accounting Firm - BDO Dunwoody, LLP, Chartered Accountants, dated March 2, 2005.

Consolidated Balance Sheets as at December 31, 2004 and 2003.

D/VZH/698058.5

Consolidated Statement of Operations for the years ended December 31, 2004 and 2003 and for the period from January 24, 1996 (inception) to December 31, 2004.

Consolidated Statement of Cash Flows for the years ended December 31, 2004 and 2003 and for the period from January 24, 1996 (inception) to December 31, 2004.

Consolidated Statement of Changes in Stockholder's Equity for the cumulative period from January 24, 1996 (inception) to December 31, 2004.

Notes to the Consolidated Financial Statements.

D/VZH/698058.5

Asia Broadband, Inc. (A Development Stage Company) Consolidated Financial Statements For the years ended December 31, 2004 and 2003 (Expressed in US Dollars)

Asia Broadband, Inc.

(A Development Stage Company)

Consolidated Financial Statements

For the years ended December 31, 2004 and 2003

(Expressed in US Dollars)

Contents

Report of the Independent Registered Public Accounting Firm

Consolidated Financial Statements

Balance Sheets

Statements of Operations

Statements of Changes in Stockholders’ Equity

Statements of Cash Flows

Notes to the Financial Statements

BDO Dunwoody LLP	600 Cathedral Place
Chartered Accountants	925 West Georgia Street
Vancouver, BC, Canada V6C 3L2
Telephone: (604) 688-5421
Telefax: (604) 688-5132
E-mail: vancouver@bdo.ca
www.bdo.ca

Report of the Independent Registered Public Accounting Firm

To the Directors and Stockholders of

Asia Broadband, Inc.

(A development stage company)

We have audited the accompanying Consolidated Balance Sheets of Asia Broadband, Inc. (a development stage company) as of December 31, 2004 and 2003 and the related Consolidated Statements of Operations, Changes in Stockholders’ Equity and Cash Flows for the years then ended and for the period from January 24, 1996 (inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asia Broadband, Inc. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended and for the period from January 24, 1996 (inception) to December 31, 2004 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception and has no assurance of future profitability. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The consolidated financial statements as of December 31, 2003 and for the year then ended have been restated to write-off previously recorded goodwill due to the fact that the Company did not have and may never have substantial revenue from operations and there is significant uncertainty as to the recoverability of the goodwill.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada

March 2, 2005

Asia Broadband, Inc. (A Development Stage Company) Consolidated Balance Sheets (Expressed in US dollars)

December 31	2004	2003
Assets		(Restated)*
Current
Cash	$1,116,677	$897,190
Receivables	7,263	2,733
Prepaid expenses and deposits	69,967	30,023
	1,193,907	929,946
Property and equipment (Note 4)	100,291	67,910
	$1,294,198	$997,856
Liabilities and Stockholders’ Equity
Liabilities
Current
Accounts payable and accrued liabilities	$262,787	$433,237
Deferred revenue	62,958	-
Due to related parties (Notes 5 and 9)	13,931	167,859
	339,676	601,096
Convertible notes payable (Note 6)	870,809	-
	1,210,485	601,096
Minority interest	37,240	43,540
Stockholders’ Equity
Capital stock (Note 8)	39,531	30,808
Additional paid-in capital	10,362,480	7,192,008
Subscription payable	-	250,000
Deficit accumulated in the development stage	(10,355,538)	(7,119,596)
	46,473	353,220
	$1,294,198	$997,856
Contingencies and Commitments (Note 7)
* See Note 12
The accompanying notes are an integral part of these consolidated financial statements.

Asia Broadband, Inc. (A Development Stage Company) Consolidated Statements of Operations (Expressed in US Dollars)
	For the years ended December 31		Period from January 24 1996 (inception) to December 31
	2004	2003	2004
		(Restated)*	(Cumulative)

Revenues
Licensing and franchise fees	$19,465	$-	$19,465
Educational programs	31,038	-	31,038
	50,503	-	50,503
Expenses
Consulting fees (Note 9)	54,000	11,194	148,084
Depreciation and amortization	23,115	15,570	58,236
Directors’ fee (Note 9)	36,000	18,000	54,000
Executive management fees (Note 9)	415,004	658,971	1,747,096
General and administrative	671,176	412,431	2,024,611
Marketing and business development	54,112	15,861	363,903
Professional fees	284,542	112,218	518,044
Research and development	559,392	97,020	686,989
Stock-based compensation (Note 8)	1,029,963	689,744	4,528,492
Write–off of intangible assets and goodwill
(Notes 3 and 12 )	29,976	137,414	417,390
	3,157,280	2,168,423	10,546,845
Loss from operations	(3,106,777)	(2,168,423)	(10,496,342)
Other income (expense)
Loss on settlement of management fee payable
(Note 8(i))	-	(39,508)	(39,508)
Miscellaneous	4,037	8,258	31,709
Interest income	8,063	1,303	123,267
Interest expense (Note 6)	(177,541)	(16,193)	(204,814)
Net loss before minority interest	(3,272,218)	(2,214,563)	(10,585,688)
Minority interest	36,276	42,682	230,150
Net loss for the period	$(3,235,942)	$(2,171,881)	$(10,355,538)
Loss per common share - basic and diluted	$(0.09)	$(0.09)	$(0.22)
Weighted average shares outstanding	34,941,087	23,247,465	47,557,831
* See Note 12 The accompanying notes are an integral part of these consolidated financial statements.

Asia Broadband, Inc. (A Development Stage Company) Consolidated Statements of Changes in Stockholders’ Equity (Expressed in US Dollars) (Restated) *
	Class A Common Shares		Additional Paid-in	Subscription	Deficit Accumulated in the Development	Reduction for initial contribution	Total Stockholders’
	Shares	Amount	Capital	Payable	Stage	of services	Equity
Issued on January 24, 1996 (inception) with no par value (Note 8(c))	80,000,000	$80,000	$-	$-	$-	$(75,000)	$5,000
Net loss for the period	-	-	-	-	(5,000)	-	(5,000)
Balance, December 31, 1996	80,000,000	80,000	-	-	(5,000)	(75,000)	-
Net loss for the year	-	-	-	-	(100)	-	(100)
Balance, December 31, 1997	80,000,000	80,000	-	-	(5,100)	(75,000)	(100)
Net loss for the year	-	-	-	-	(100)	-	(100)
Balance, December 31, 1998	80,000,000	80,000	-	-	(5,200)	(75,000)	(200)
Net loss for the year	-	-	-	-	(1,000)	-	(1,000)
Balance, December 31, 1999	80,000,000	80,000	-	-	(6,200)	(75,000)	(1,200)
Repurchase and cancellation of common stock for Nil consideration (Note 8(d))	(68,000,000)	(68,000)	(7,000)	-	-	75,000	-
Issuance of shares for consulting services at $1 per share in January 2000 (Note 8(e))	2,500,000	2,500	2,497,500	-	-	-	2,500,000
Issuance of shares and warrants for cash at $1 per unit in June 2000 (Note 8(e))	1,780,000	1,780	1,778,220	-	-		1,780,000
Net loss for the year	-	-	-	-	(3,101,801)	-	(3,101,801)
Balance, December 31, 2000	16,280,000	16,280	4,268,720		(3,108,001)	-	1,176,999
Issuance of shares for services in March 2001 at $0.25 per share (Note 8(f))	450,000	450	112,050	-	-	-	112,500
Issuance of shares for services in June 2001 at $0.20 per share (Note 8(f))	100,000	100	19,900	-	-	-	20,000
Stock option compensation (Note 8(o))	-	-	91,623	-	-	-	91,623
Net loss for the year	-	-	-	-	(1,045,514)	-	(1,045,514)
Balance, December 31, 2001	16,830,000	16,830	4,492,293	-	(4,153,515)	-	355,608
Issuance of shares for cash at $0.25 per share in December 2002, net of finder’s fee
(Note 8(g))	1,000,000	1,000	236,500	-	-	-	237,500
Discount on convertible notes payable (Note 6)	-	-	27,273	-	-	-	27,273
Stock option compensation (Note 8(o))	-	-	79,912	-	-	-	79,912
Net loss for the year	-	-	-	-	(794,200)	-	(794,200)
Balance, December 31, 2002	17,830,000	17,830	4,835,978	-	(4,947,715)	-	(93,907)
Issuance of shares for cash at $0.30 per share in June 2003 (Note 8(h))	166,667	167	49,833	-	-	-	50,000
Issuance of shares for cash at $0.30 per share in July 2003 (Note 8(h))	4,116,667	4,117	1,230,883	-	-	-	1,235,000
Issuance of shares for finder’s fee (Note 8(h))	216,000	216	(216)	-	-	-	-
Issuance of shares for services at $0.055 per share in July 2003 (Note 8(h))	4,500,000	4,500	243,000	-	-	-	247,500
Issuance of shares for services at $0.055 per share in September 2003 (Note 8(h))	1,800,000	1,800	97,200	-	-	-	99,000
Issuance of shares for partial settlement of management fees payable at $0.08 per
share in November 2003 (Note 8(i))	1,178,300	1,178	93,086	-		-	94,264
Issuance of shares for conversion of notes payable in November 2003 (Note 6)	1,000,000	1,000	299,000	-	-	-	300,000
Subscription received for shares to be issued (Note 8(j))	-	-	-	250,000	-	-	250,000
Stock option compensation (Note 8(v))	-	-	343,244	-	-	-	343,244
Net loss for the year	-	-	-	-	(2,171,881)	-	(2,171,881)
Balance, December 31, 2003	30,807,634	30,808	7,192,008	250,000	(7,119,596)	-	353,220
Issuance of shares for cash at $ 0.30 per share in January 2004 (Note 8(j))	833,334	833	249,167	(250,000)	-	-	-
Issuance of shares for cash at $ 0.50 per share in February 2004 (Note 8(m))	2,000,000	2,000	998,000	-	-	-	1,000,000
Issuance of shares for cash at $ 0.50 per share in March 2004 (Note 8(m))	290,000	290	144,710	-	-	-	145,000
Issuance of shares to be issued for services at $0.19 per share in Septmebr 2004 (Note 8(l))	100,000	100	18,900	-	-	-	19,000
Issuance of shares to be issued for services at $0.055 per share in September 2004 (Note 8(k))	5,500,000	5,500	297,000	-	-	-	302,500
Discount on convertible note (Note 6)	-	-	451,732	-	-	-	451,732
Stock option compensation (Note 8(v))	-	-	1,010,963	-	-	-	1,010,963
Net loss for the year	-	-	-	-	(3,235,942)	-	(3,235,942)
Balance, December 31, 2004	39,530,968	$39,531	$10,362,480	$-	$(10,355,538)	$-	$46,473
* See Note 12 The accompanying notes are an integral part of these consolidated financial statements.

D/VZH/698058.5

Asia Broadband, Inc. (A Development Stage Company) Consolidated Statements of Cash Flows (Expressed in US Dollars)
	For the years ended December 31	Period from January 24 1996 (inception) to December 31
	2004	2003	2004
Cash provided by (used in)		(Restated)*	(Cumulative)
Operating activities
Net loss for the period	$(3,235,942)	$(2,171,881)	$(10,355,538)
Adjustments to reconcile net loss for the period
to cash used in operating activities
Depreciation and amortization	23,115	15,570	58,236
Amortization of debt discount	161,198	16,193	188,471
Stock-based compensation	1,029,963	689,744	4,528,492
Loss on settlement of management fees payable	-	39,508	39,508
Minority interest	(36,276)	(42,682)	(230,150)
Accrued interest on convertible notes payable	16,343	-	16,343
Write-off of intangibles assets and goodwill	29,976	137,414	417,390
(Increase) decrease in assets
Term deposits	-	200,000	-
Receivables	(4,530)	(1,004)	(7,263)
Prepaid expenses and deposits	(39,944)	(18,573)	(69,967)
Increase (decrease) in liabilities
Accounts payable and accrued liabilities	132,050	369,171	565,287
Deferred revenue	62,958	-	62,958
Due to related parties	(153,928)	(21,273)	68,687
	(2,015,017)	(787,813)	(4,717,546)
Investing activities
Purchase of property and equipment	(55,496)	(21,640)	(158,527)
Acquisition of additional interest in SBN (Note 3)	-	(150,000)	(150,000)
	(55,496)	(171,640)	(308,527)
Financing activities
Proceeds on issuance of share capital and
subscription received	1,145,000	1,535,000	4,697,750
Proceeds from convertible notes payable	1,145,000	-	1,445,000
	2,290,000	1,535,000	6,142,750
Increase in cash	219,487	575,547	1,116,677
Cash, beginning of period	897,190	321,643	-
Cash, end of period	$1,116,677	$897,190	$1,116,677
Supplemental disclosure of cash flow information
Cash paid during the period
Interest	$-	$-	$-
Income taxes	$-	$-	$-
Supplemental disclosure of non-cash investing and
financing activities
Stock issued for finder’s fee	$-	$64,800	$64,800
Stock issued for conversion of convertible
notes payable	$-	$300,000	$300,000
Stock issued for executive services preciously accrued	$302,500	$-	$-
Changes to minority interest after capital contribution	$29,976	$137,414	$-
Settlement of management fees payable to related
parties (Note 8(i))	$-	$94,264	$94,264
Reduction of initial contribution of services	$-	$-	$7,000
Discount on convertible notes payable	$161,198	$16,193	$188,471
* See Note 12 The accompanying notes are an integral part of these consolidated financial statements.

D/VZH/698058.5

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003

1. Nature of Business and Ability to Continue as a Going Concern

Asia Broadband, Inc. was incorporated under the laws of the State of Nevada on January 24, 1996 using the name of Gemini Marketing, Inc. The name was changed to Merendon International, Inc. on March 19, 1999 and then to Asia Broadband, Inc. on December 20, 2000. The Company was inactive during the period from January 24, 1996 to March 19, 1999. The Company’s common stock is currently quoted on the pink sheets as operated by Pink Sheets, LLC.

In 2000, the Company initially owned a 75% interest in Shanghai Broadband Network, Inc. (“SBN”), a company formed under the laws of the People's Republic of China by the Company and two independent business partners. The Company increased its interest in SBN to 90% and then to 93% in September 2003, and finally to 96% in May 2004 (Note 3).

The Company, through SBN, plans to design and provide internet and classroom based educational programs and services mainly in Shanghai, People’s Republic of China. These educational programs and services focus on teaching English to students and government officials in China. The Company intends to acquire content from vendors outside of China and customize, develop and integrate this content into multi-media English language programs. The Company intends to license these programs to school districts, government authorities and franchised training centers and plans to generate revenue through student enrolment fees, licensing and training center franchise fees as well as sales of supplemental learning materials. As at December 31, 2004, the Company continued to market and test these educational programs in Shanghai and has not yet recognized significant revenue from them.

The Company is in the development stage and has a limited operating history. The successful implementation of its business strategy depends on numerous factors including economic, competitive, technological factors and uncertainties, the ability to hire and retain qualified personnel, and the ability to obtain financing on acceptable terms to continue the development of its plans. Adverse economic or competitive conditions, the failure to hire and retain qualified personnel or obtain financing on acceptable terms when required could affect the Company’s future operations.

Going Concern

The Company has suffered recurring operating losses and has no assurance of future profitability. The Company will continue to require financing from external sources to finance its operating and investing activities until sufficient positive cash flows from operations can be generated. The Company plans to manage its resources and assets on hand and obtain additional long-term financing, as well as achieving and maintaining a profitable level of operations. Assets on hand and any additional amounts raised will be used for further development of the Company’s products and for other working capital purposes. There is no assurance that financing or profitability will be achieved, accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements have been prepared on the basis that the Company will be able to continue as a going concern and realize its assets and satisfy its liabilities and commitments in the normal course of business and do not reflect any adjustments which would be necessary if the Company is unable to continue as a going concern.

D/VZH/698058.5

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
2.	Summary of Significant Accounting Policies

Basis of Presentation

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and include the accounts of the Company and SBN. All significant intercompany accounts and transactions have been eliminated on consolidation. The Company is currently in the development stage and presents its financial statements in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires the Company’s management to make estimates and assumptions which affect the amounts reported in these consolidated financial statements, the notes thereto, and the disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Foreign Currency Translation and Transactions

The Company’s functional currency is the United States dollar however, the functional currency of SBN is the Chinese Yuen as substantially all of its operations are in China.

Assets and liabilities of the subsidiary denominated in the foreign currency are translated at the exchange rate in effect at the period end. Revenue and expenses are translated at the average rates of exchange prevailing during the periods. The cumulative effect of any translation gains or losses is to be included in the Accumulated Other Comprehensive Loss account in Stockholders’ Equity. As the exchange rate between the Chinese Yuen and the US dollar was unchanged from 2000 to 2004, the accumulated other comprehensive loss at December 31, 2004 and 2003 was nil.

Transactions undertaken in currencies other than the respective functional currencies are translated using the exchange rate in effect on the transaction date. At the end of the period, monetary assets and liabilities are translated to the respective functional currencies using the exchange rate in effect at the period end date. Transaction gains and losses are included in the Consolidated Statements of Operations.

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments, which consist of cash, receivables, accounts payable and accrued liabilities, due to related parties and convertible notes payable, approximate their carrying values due to their short term or demand nature with the exception of the convertible notes payable. The fair value of the convertible notes payable was calculated using discounted cash flow analysis and approximates the carrying value as the interest rate implicit in the notes payable is similar to current market rates.

D/VZH/698058.5

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
2.	Summary of Significant Accounting Policies - Continued

Revenue Recognition

The Company follows the provisions of Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition” and Emerging Issues Task Force (“EITF”) 00-21 “Accounting for Revenue Arrangements with Multiple Deliverables” for accounting and recognizing revenue. In accordance with SAB No. 104, revenue from the sale of programs and supplemental learning materials is recognized upon delivery of the product when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. If collectibility will not be considered probable, revenue will be recognized when the fee is collected. In an arrangement with multiple deliverables, the Company assesses if the delivered item(s) constitute separate units of accounting in accordance with the following criteria: The deliverable item(s) has value to the customer on a standalone basis, there is objective and reliable evidence of the fair value of the undelivered item, and whether the delivery arrangement is considered probable and substantially in the control of the vendor.

Revenue from enrolment in the educational programs is deferred and recognized as the programs are delivered and services are provided. Annual licensing and franchise fees from registered schools are recognized over the term of the license. The portion of the program revenue allocated to the sales of supplemental learning materials and the revenue from independent sales of these materials will be recognized as the products are delivered and the refundable period has expired. Revenue from basic access fees is deferred and recognized over the term of the service period and when the refundable period has expired.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life of the assets at the following annual rates:

Computer equipment	20% to 30%
Furniture and fixtures and office equipment	20%
Vehicle	20%

Leasehold improvements are depreciated over the lesser of the lease term and the expected useful life of the improvements.

Depreciation of property and equipment is recorded at one-half of the above rates in the year of acquisition.

D/VZH/698058.5

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
2.	Summary of Significant Accounting Policies - Continued

Impairment of Long-Lived Assets and Goodwill

The Company applies the recommendations of the SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS 144 requires that companies (1) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted future cash flows and (2) measure an impairment loss as the difference between the carrying amount and fair value of the asset. In accordance with the provisions of SFAS No. 142, management reviews the carrying value of its goodwill annually for indicators of impairment in value. The fair value of the reporting unit is compared to the carrying value in order to determine if impairment exists. Adjustments to reflect impairment in value, if necessary, are recorded to the extent the carrying value of the goodwill exceeds the implied fair value of the reporting unit goodwill. Management determined that there was significant uncertainty as to the recoverability of goodwill as at December 31, 2004 and 2003 based on the fact that the Company did not have and may never have substantial operating revenue. Consequently, the Company has written-off goodwill of $29,976 as at December 31, 2004 (December 31, 2003 - $137,414).

Convertible Notes Payable

Under US GAAP, EITF No. 00-27 “Application of Certain Convertible Instruments discussed in Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios to Certain Convertible Instruments” requires that the proceeds from the sale of the convertible instruments be allocated between various equity and debt instruments based on their fair value. The difference between the allocated fair value and the face value of the debt is recorded as a debt discount and is being amortized over the term of the debt using the effective interest rate method.

The standard also requires the value of the beneficial conversion feature associated with convertible instruments to be recorded as a discount and to be amortized over the term of the related convertible instrument using the effective interest rate method. When a company issues a convertible instrument that is convertible into common stock, the value of the beneficial conversion feature is computed by comparing the proceeds of the convertible instrument allocated to the common stock portion of the conversion option and the fair value at the commitment date of the common stock to be received by the holder upon conversion. Upon conversion of the underlying debt into common stock, a pro-rata share of the unamortized debt discount is recorded as interest expense. For the convertible notes issued during 2004, no beneficial conversion feature was recorded as the quoted market value of the common stock on the commitment date was less than the proceeds allocated to the convertible instruments.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and complies with the disclosure provisions of SFAS No. 123 “Accounting for Stock-Based Compensation”. Under APB No. 25, compensation expense for employee options is recognized based on the difference, if any, on the date of grant between the fair market value of the Company’s stock and the amount an employee must pay to exercise the options and acquire the Company’s stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. No compensation expense was recorded under the intrinsic method of accounting in the reporting periods as the exercise price equals the fair market value of the Company’s common stock on the dates of grant.

D/VZH/698058.5

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
2.	Summary of Significant Accounting Policies - Continued

The Company applies SFAS No. 123, “Accounting for Stock-Based Compensation” ("SFAS 123") to account for stock options granted to non-employees using the fair value based method prescribed in SFAS 123. Stock-based compensation for non-employees is re-measured on each balance sheet date until such options vest. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment to SFAS No. 123”. This statement amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employees’ compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures of pro-forma information in both annual and interim financial statements. Certain of the disclosure modifications are included in the following table:

	For the years ended December 31
	2004	2003
Net loss, as reported	$(3,235,942)	$(2,171,881)
Deduct: Total stock-based employee compensation expense
determined under fair-value based method for all awards	(24,232)	-
Pro-forma net loss	$(3,260,174)	$(2,171,881)
Loss per share:
Basic and diluted – as reported	$(0.09)	$(0.09)
Basic and diluted – pro-forma	$(0.09)	$(0.09)

Research and Development

Research and development costs are charged to operations as incurred.

Loss Per Share

Loss per share is computed in accordance with SFAS No. 128, “Earnings Per Share”. Basic loss per share is calculated by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in earnings of an entity. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive. Basic and diluted loss per share are the same for the periods presented in these consolidated financial statements.

For the years ended December 31, 2004 and 2003, potentially dilutive common shares (relating to convertible notes payable, options and warrants outstanding at year end) totalling 11,411,250 (2003 – 6,000,000) were not included in the computation of loss per share because their effect was anti-dilutive.

D/VZH/698058.5

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
2.	Summary of Significant Accounting Policies - Continued

Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and presentation of comprehensive income (loss). This standard defines comprehensive income as the changes in equity of an enterprise except those resulting from stockholder transactions. Comprehensive loss for the years ended December 31, 2004 and 2003 equaled the reported net loss for the years presented.

Income Taxes

Income taxes are accounted for using the liability method which requires the recognition of income taxes payable or refundable for the current year and deferred tax liabilities and assets for the future consequences of events that have been recognized in the Company’s financial statements or tax returns. Under this method, tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is recorded to reduce deferred income tax assets recognized by the amount of any deferred income tax benefits that, based on available evidence, are not expected to be realized.

New Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment.” SFAS No. 123(R) will require the Company to measure all employee stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. For public entities that file as a small business issuer, SFAS No. 123(R) is effective for the first interim or annual reporting period of the registrant’s first fiscal year beginning on or after December 15, 2005.

In December 2004, FASB issued SFAS No. 153 to amend Opinion 29 by eliminating the exception for non-monetary exchanges of similar productive assets and replaces it with general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange is defined to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

The Company is assessing the effect on the Company’s consolidated financial statements as a result of the implementation of these new standards.

D/VZH/698058.5

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
3.	Acquisition of Subsidiary

In 2000, the Company acquired a 70% interest in a feasibility study and business plan, which forms the basis of the collaborative agreement between Shanghai Infoservices Tower Enterprises Development Ltd. (“SIT”) and Multicyber, Inc., a company which was, at the time, controlled by the then President of the Company (who currently is the CEO of the Company) for the payment of $100,000 in cash to Multicyber, Inc. The transaction was recorded as a pre-operational business development expense in the year ended December 31, 2000. Subsequently, the Company, SIT and Technical Centre of Shanghai Information Authority (“TCS”) incorporated SBN on September 26, 2000, with an initial registered capital of $1 Million, to participate in a joint-venture project to develop and distribute internet broadband network products and services. Pursuant to the collaborative agreement between the Company, SIT and TCS, the Company initially owned a 75% interest in SBN with the remaining 25% interest owned by the other partners. In exchange for its 75% interest in SBN, the Company contributed $750,000 in cash to the subsidiary and in exchange for their respective share of the 25% interest in SBN, SIT and TCS transferred the right to use the broadband network resources in Shanghai valued at $250,000 (being the fair value of the intangible assets as agreed by then two unrelated parties) into SBN and the amount was initially recorded as intangible asset on the consolidated balance sheet. Subsequently, the Company wrote-off the intangible assets in 2000 as there was significant uncertainty as to the recoverability of the carrying value of the intangible assets given the fact that the Company did not have any established source of revenue (Note 12). All three parties also agreed to establish a Board of Directors with five members and pursuant to a supplementary agreement between the Company, SIT and TCS, the Company has complete control in the management and operation of SBN, including the appointment of members of the Board of Directors, while SIT and TCS will participate ratably in the profits and losses of SBN to the extent of their respective capital and are only entitled to SBN’s dividend distribution and are not liable for debt incurred by SBN. In the event that SBN is dissolved, SIT and TCS will not be liable for any debt payable after the dissolution.

In August 2003, the Company acquired an additional 15% interest in SBN from one of the other partners in exchange for cash of $150,000. The transaction was recorded using the purchase method with the allocation of acquisition costs summarized as follows:

Purchase price	$150,000
15% of net assets of SBN as at acquisition date	(33,786)
Goodwill , written off in 2003	$116,214

In 2003, the Company also contributed an additional $400,000 of equity capital into SBN. Consequently, the registered capital of SBN increased from $1 Million to $1.4 Million and the Company increased its ownership interest in SBN from 90% to 93%. The excess of capital contribution over the changes in the Company’s share of the net assets of SBN was recorded as goodwill and is summarized as follows:

Capital contribution	$400,000
Less: Changes in the Company’s portion of net
assets in SBN after capital contribution	(378,800)
Goodwill, written off in 2003	$21,200

D/VZH/698058.5

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
3.	Acquisition of Subsidiary - Continued

In accordance with the provisions of SFAS No. 142, management reviewed the carrying value of its goodwill annually for indicators of impairment in value. The fair value of the reporting unit is compared to the carrying value in order to determine if impairment exists. Adjustments to reflect impairment in value, if necessary, are recorded to the extent the carrying value of the goodwill exceeds the implied fair value of the reporting unit goodwill. Management has determined that there was significant uncertainty as to the recoverability of goodwill as at December 31, 2003, based on the fact that the Company did not have and may never have substantial revenue from operations. Consequently, the Company wrote-off the goodwill recorded for the year ended December 31, 2003 of $137,414 (Note 12).

In May 2004, the Company also contributed approximately $1,000,000 of equity capital into SBN. Consequently, the registered capital of SBN increased from $1.4 Million to $2.4 Million and the Company increased its ownership interest in SBN from 93% to 96%. The excess of capital contribution over the changes in the Company’s share of the net assets of SBN is summarized as follows:

Capital contribution	$1,003,864
Less: Changes in the Company’s portion of net assets in SBN after capital contribution	973,888
Contribution in excess of Company’s portion of net assets in SBN	$29,976

As the Company has only recently commenced revenue-generating activity and has significant uncertainty regarding future profitability, the Company has written off the amount of capital contribution in excess of the Company’s portion of net assets in SBN and is included in write-off of intangible assets and goodwill for the year ended December 31, 2004.

4.	Property and Equipment
		2004	2003
	Computer equipment	$61,280	$35,367
	Furniture and fixtures	11,329	7,606
	Leasehold improvements	9,068	3,465
	Office equipment	44,823	24,566
	Vehicle	32,027	32,027
		158,527	103,031
	Less: accumulated depreciation	58,236	35,121
		$100,291	$67,910

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
5.	Due to Related Parties

Amounts due to certain shareholders and officers are unsecured, non-interest bearing and payable on demand (Note 9).

6.	Convertible Notes Payable
a)

In February 2004 and March 2004, the Company issued 1,000,000 units and 145,000 units at a price of $2 per unit for aggregate gross proceeds of $2,290,000 to a stockholder and four unaffiliated investors. Each unit consisted of two shares of Class A voting common stock, one Class A common share purchase warrant (the “Equity Warrant”), one convertible debenture with a principal amount of $1, and one common share purchase warrant (the “Debt Warrant”). Each Equity Warrant entitled the holder to purchase one share of Class A common stock of the Company at $0.60 per share for a period of two years exercisable commencing on the date which is 18 months after the date of issuance of the Equity Warrant. Each Debt Warrant entitles the holder to purchase one share of Class A voting common stock of the Company at $1 per share for a period of two years and exercisable commencing on the date which is 18 months after the date of issuance of the Debt Warrant.

Each of the two convertible debentures bears interest at 2% per annum. The convertible debenture with the principal of $1,000,000 will mature on February 15, 2006 and the convertible debenture with the principal amount totaling $145,000 will mature on various dates in March 2006.

Conversion Feature

The holders of the notes could elect to convert the outstanding principal under the notes in whole, into fully paid, restricted shares of the Company’s Class A common stock at $0.80 per share at maturity date. The Company also has the right to redeem the debentures, upon 10 days’ written notice to the holder, by paying 105% of the outstanding principal amount plus accrued and unpaid interest.

The Company accounted for the convertible debentures in accordance with EITF No. 00-27 and accordingly, the proceeds from the sale of the 1,145,000 units were allocated between the various equity and debt instruments based on their relative fair values. The difference between the allocated fair value and the face value of the convertible debenture was recorded as a debt discount. No beneficial conversion feature was recorded as the quoted market value of the common stock on the commitment date was less than the proceeds allocated to the convertible instruments. The aggregated debt discount is amortized to interest expense over the term of the related debt using the effective interest rate method. Upon conversion of the underlying debt into common stock, a pro-rata share of the unamortized debt discount is recorded as interest expense.

The fair values of the Equity and Debt Warrants were calculated at the date of issuance using the Black Scholes option pricing model with the following assumptions: dividend yield – Nil; risk-free interest rate – 1.67%; expected volatility of 323% and expected lives of 2 years. The difference between the allocated fair value and the face value of the convertible debenture of $451,732, was recorded as a debt discount and is being amortized over the term of the debt. For the year ended December 31, 2004 amortization of debt discount of $161,198 was recorded as interest expense (2003 - $16,193).

D/VZH/698058.5

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003

6.	Convertible Notes Payable – Continued

The convertible notes payable are unsecured and are summarized as follows:

	Face		Carrying
	Amount	Discount	Value
Issuance in 2002	$300,000	$27,273	$272,727
Amortization of discount	-	(11,080)	11,080
Balance, December 31, 2002	300,000	16,193	283,807
Conversion of notes to common shares
in November 2003	(300,000)	(16,193)	(283,807)
Balance, December 31, 2003	-	-	-
Issuance in 2004	1,145,000	451,732	693,268
Amortization of debt discount	-	(161,198)	161,198
Accrued interest	16,343	-	16,343
Balance, December 31, 2004	$1,161,343	$290,534	$870,809

On August 25, 2004, the Company entered into an amending agreement with the convertible noteholder whereby the holders’ right to convert the debt to common shares was eliminated. Such debt is now convertible to common stock only at the option of the Company.

b) In January 2002 and April 2002, the Company issued two convertible notes for total proceeds of $300,000. The terms of the notes were as follows:
Principal and Interest

The notes were non-interest bearing from the commencement of the notes through to the Conversion or Maturity Date which was two years from the date of issuance. A debt discount of $27,273, calculated based on imputed interest rate of 5%, was deducted from the face value of the convertible notes payable and was being amortized to interest expense using the effective interest rate method until maturity or conversion. For the year ended December 31, 2003, amortization of the debt discount of $16,193 was charged to interest expense.

Conversion Feature

The holders of the notes could elect to covert the outstanding principal under the notes in whole, into fully paid, non-assessable shares of the Company’s Class A common stock at a conversion price of $0.30 per share.

In November 2003 both of the note holders elected to convert the face amount of the notes into 1,000,000 Class A common shares of the Company.

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
7.	Contingencies and Commitments

The Company has accrued $18,000 in the event that it is necessary to pay a disputed fee to a previous accounting firm for non-audit work done related to the preparation of financial statements for fiscal 2000 and interim financial statements for 2001. The Company has paid the accounting firm $20,778 for this work and is disputing the balance. In the opinion of management this amount is adequate to fully discharge this potential liability.

During the year ended December 31, 2003, the Company entered into various agreements with three directors and officers for executive management services. In exchange, among other benefits, each officer will receive compensation ranging from $120,000 to $125,000 per year for a total of $365,000 per year. The initial terms of agreements were five years with the option to renew upon mutual agreement between the parties. If the Company terminates the agreements, each director and officer is entitled to 24 months salary and 5,000,000 shares of the Company’s Class A common stock, their options will vest immediately and their health and dental benefits will continue for one year.

In 2004, the Company renewed its office facilities contract in Atlanta, Georgia for a term of six months at a monthly rate of $540. The Company has also added additional office space in Shanghai to include a training center facility for both revenue and business development activities. The term of the lease is for a period of one year at a rate of approximately $28,000 per annum.

In May 2004, the Company entered into an agreement with Q Group Plc (“Q Group”) to acquire the perpetual license to use Q Group’s Chinese-English learning content in the Company’s product lines in exchange for $250,000 ($150,000 before May 30, 2004 (paid), and $50,000 before each of May 30, 2005 and 2006). The amount has been accrued and recorded as research and development expense as there is significant uncertainty as to the recoverability of the cost of the license. Pursuant to the agreement, the Company also agreed to gradually reduce the use of Q Group’s content such that it will represent not more than 50% of the content in the Company’s product lines by June 30, 2006. The Q Group agreed that they would not license their content to parties in the government public educational sectors of various provinces before June 30, 2006. Moreover, the Company has agreed not to establish a Fudan New English training center and not to directly advertise Fudan New English in the Guangdong province before June 30, 2005.

In July 2004, the Company entered into an agreement with the Open Learning Foundation to license its English business administration program to be customized into the Company’s Fudan International Business Diploma program. The license is on a non-exclusive basis for a period of three years. In exchange for the license, the Company will pay an annual license fee of approximately $11,500 (6,000 pounds) (paid) for the use of the program and an additional $5,750 (3,000 pounds) per partner for any additional partners.

In September 2004, the Company entered into a sales and distribution agreement with Chinakids Network Information Co., Ltd. (“Chinakids Network”). In exchange for including access to the Company’s Internet based website into the Chinakids prepaid “Kids Card” product line and other marketing services, the Company has agreed to pay Chinakids Network $3,025 (25,000 RMB) and an additional $3,025 (25,000 RMB) if sales of pre-paid cards with access to the Company’s website exceed $36,300 (300,000 RMB).

The Company entered into an agreement with Beijing Junnet Technologies Co. Ltd. (“Junnet”) in October 2004. Pursuant to the agreement, in exchange for including access to the Company’s Internet based website with the Junnet’s prepaid “J-Card”product line and other marketing services, the Company has agreed to pay Junnet 40% of the total sales of the E-Ya Kids and IE21 English programs sold through Junnet.

In January 2005, the Company entered into a lease agreement for its Shanghai office for $54,000

D/VZH/698058.5

per annum for a period of one year.

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
8.	Capital Stock

Capital Stock transactions not disclosed elsewhere in these consolidated financial statements are summarized as follows:

a)	Authorized

500,000,000 Class A voting common shares with a par value of $0.001 per share

500,000,000 Class B non-voting common shares with a par value of $0.001 per share

100,000,000 preferred shares with a par value of $0.001 per share

b)	Issued

39,530,968 (2003 - 30,807,634) Class A voting common shares

In November 2003, the shareholders of the Company approved to increase the Company’s authorized voting common stock from 100,000,000 shares with par value of $0.001 to 500,000,000 shares with par value of $0.001. These voting common shares are to be referred to as Class A voting common stock.

Concurrently, the shareholders also approved the creation and authorization of 500,000,000 shares of Class B non-voting common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with par value of $0.001 per share. As at December 31, 2004, there were no Class B non-voting common shares and no preferred shares issued and outstanding.

c)

At inception, 4,000,000 shares of the Company’s common stock were issued to investors for cash proceeds of $250 and 76,000,000 shares of common stock were issued to the sole director and officer at the time in exchange for $4,750 of services provided for the incorporation of the Company.

d)	In 2000, the Company repurchased and cancelled 68,000,000 shares of common stock from a majority stockholder at the time for nil consideration.
e)

In January 2000, upon commencement of the new operation, the Company issued 2,500,000 shares of common stock to the then President of the Company (who currently is the President of SBN) in lieu of pre-operational services. For accounting purposes, these shares were valued at $1.00 per share, based upon the offering price of the underlying common stock in the private placement that was completed in June 2000.

In addition, a private placement was completed in June 2000 with the issuance of 1,780,000 units for total proceeds of $1,780,000. Each unit consisted of one share of the Company’s common stock and two share purchase warrants. One of the warrants entitled the holder to purchase one share of the Company’s common stock at an exercise price of $2 per share until September 21, 2001 and the other warrant entitled the holder to purchase one share of the Company’s common stock at $5 per share until September 21, 2002. These warrants expired without being exercised.

D/VZH/698058.5

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
8.	Capital Stock - Continued
f)

In 2001, the Company issued a total of 550,000 non-forfeitable shares to three directors for consulting services for a total value of $132,500. The value of the common stock was based upon the trading price of the underlying common stock on the date of issuance.

g)

In 2002, the Company completed a private placement of 1,000,000 shares of common stock at $0.25 per share for gross proceeds of $250,000 with an independent investor at the time. Subsequently, the stockholder joined the Company as a consultant was appointed to the Board of Directors and became the President of the Company. In connection with the private placement, the Company paid a stockholder $12,500 in cash as finder’s fee which was recorded as a reduction to the gross proceeds of the private placement.

h)

In June and July 2003, the Company completed two private placements of 166,667 shares and 4,116,667 shares of common stock at $0.30 per share for gross proceeds of $50,000 and $1,235,000, respectively. In connection with these share issuances, the Company issued 216,000 shares of common stock valued at $64,800 (based on the value of the Company’s common stock issued for the private placement), being approximately 5% of the gross proceeds of the private placements, as a finder’s fee to a third party.

In July and September 2003, the Company issued to directors and officers, 4,500,000 shares and 1,800,000 shares of common stock in exchange for executive management services. Proceeds and compensation expense based on the trading price of the common shares on the agreement dates were $247,500 and $99,000, respectively.

i)

In November 2003, the Company entered into settlement agreements with two former directors to reduce the amount of management fees payable to them. The former directors agreed to settle the payable amount of $91,261 with a cash payment of 40% of the payable amount totaling $36,504 and the issuance of an aggregate of 1,178,300 shares of common stock. The cash payment of the settlement consists of an immediate cash payment of 50% of the reduced amount owed and the remaining 50% to be paid out over the next 18 months. The fair value of the 1,178,300 common shares issued for the settlement was $94,264 based on the trading price of the Company’s common stock on the date of settlement agreement. As a result, a loss on settlement of management fees payable of $39,508 was recorded on the Statement of Operations in 2003.

j)

In December 2003, the Company entered into an agreement with an independent investor to issue 833,334 shares of common stock at $0.30 per share for gross proceeds of $250,000. The proceeds were received before December 31, 2003 and were recorded as subscription payable at December 31, 2003. The shares were issued in January 2004.

k)

On July 7, 2003, the Company agreed to issue 5,500,000 shares of the Company’s Class A common stock to the Company’s Chief Executive Officer, in consideration for past services provided to the Company. Consequently, $302,500 of compensation expense was accrued in 2003 (based on the quoted market value of the Company’s common stock on the date of the agreement). These shares were issued on September 30, 2004.

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003

8.	Capital Stock- Continued
l)

On January 26, 2004, the Company agreed to issue 100,000 shares of the Company’s Class A common stock to a director of SBN, the Company’s subsidiary, in consideration for services provided to the subsidiary. Consequently, $19,000 of compensation expense (based on the quoted market value of the Company’s common stock on the date of the agreement) was recorded for the year ended December 31, 2004. These shares were issued on September 30, 2004.

m)

In connection with the financing agreements described in Note 6, pursuant to the agreement, the Company issued 2,000,000 shares of Class A common stock at a price of $0.50 per share for proceeds of $1,000,000 to a stockholder and an independent investor in February 2004 and 290,000 shares of Class A common stock at a price of $0.50 per share for proceeds of $145,000 to three unaffiliated investors in March 2004.

	n)	Stock Options

In 2003, the Board of Directors approved the 2003 Stock Option Plan (“the 2003 Plan”) for directors and consultants of the Company and its subsidiaries. The maximum number of common shares to be issued under the 2003 Plan initially was 5,000,000 shares of common stock. Under the 2003 Plan, stock options are granted at the discretion of the Compensation Committee. Options granted must be exercised no later than ten years after the date of the grant or such lesser periods as any applicable regulations may require, unless otherwise specified. Unless otherwise specified, options granted vest at the rate of not less than 33% every six months until they are fully vested on the date which is no later than 18 months after the date of grant. The exercise price of the options under the 2003 Plan shall be determined by the Compensation Committee at the time of the grant. As at December 31, 2004, 4,805,000 (2003 – 3,750,000) options were granted under this Plan.

In 2003, the Board of Directors approved the 2003 Employee Stock Option Plan (“the Employee Plan”) for officers and key employees of the Company and its subsidiaries. The maximum number of common shares to be issued under the Employee Plan initially is 1,000,000 shares of common stock. Under the Employee Plan, stock options are granted at the discretion of the Compensation Committee provided that the aggregate fair value of the common stock granted to any officers or employees during any calendar year shall not exceed $100,000. Options granted must be exercised no later than ten years after the date of the grant or such lesser periods as any applicable regulations may require, unless otherwise specified. (In the case of options granted to a holder of more than 10% of the Company’s common stock, the options granted must be exercised no later than five years after the date of grant.) Unless otherwise specified, options granted vest at the rate of not less than 30% after 12 months from the date of grant, 30% after 24 months from the date of grant and 40% after 36 months from the date of grant. The exercise price of the options under the Employee Plan shall be determined by the Compensation Committee but shall not be less than the fair market value of the Company’s common stock on the grant date. (In the case of options granted to a holder of more than 10% of the Company’s common stock, the option price must not be less than 110% of the market value of the common stock on the grant date.) As at December 31, 2004, Nil (2003 – Nil) options were granted under the Employee Plan.

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
8.	Capital Stock- Continued

In 2001, the Board of Directors approved the 2001 Stock Option Plan (the “2001 Plan”) for directors and consultants and the 2001 Employee Stock Option Plan (the “2001 Employee Plan”) of the Company and its subsidiaries. The maximum number of common shares to be issued under the 2001 Plan and the 2001 Employee Plan initially were 5,000,000 shares of common stock and 1,000,000 shares respectively. Both of the 2001 stock option plans have the same terms as the 2003 Plan and the Employee Plan which were approved in 2003 except that the exercise price for options granted under the 2001 Plan shall not be less than 85% of the fair market value of the Company’s common stock on the grant date. As at December 31, 2004, 2,350,000 (2003 - 2,250,000) options were granted under the 2001 Plan and 535,000 (2003 – Nil) options were granted under the 2001 Employee Plan.

o)

During 2001, the Company granted 2,000,000 stock options to directors. Of these stock options, 300,000 options were granted for director services and the remaining 1,700,000 options were granted for consulting services. No compensation expense was recorded under the intrinsic method of accounting in connection with the 300,000 options granted for director services, as the exercise price equalled the fair market value of the Company’s common stock on the date of grant. Compensation expense of $91,623 was recognized in 2001 (2002 – $79,912) being the fair value of the 1,700,000 options granted for consulting services, calculated using Black-Scholes option pricing model using the weighted average assumptions as follows: Dividend yield – Nil%; risk-free interest rate – 5.07%; expected volatility – 198%; expected lives – 10 years.

p)

During the year ended December 31, 2003, the Company granted 4,000,000 stock options to directors for consulting services. The holder of 250,000 of these options is entitled to purchase one share of the Company’s common stock for each option exercised at $0.30 per share for a period of 10 years. Each of the remaining 3,750,000 options entitles the holder to purchase one share of the Company’s common stock at $0.15 per share for a period of 10 years. The vesting periods for these options are: 33% at the end of six months, 33% on the first anniversary date of the grant date, and 34% at the end of 18 months from the grant date.

q)

On January 5, 2004, the Company granted an aggregate of 130,000 stock options to four consultants and 510,000 stock options to a number of employees to purchase shares of the Company’s Class A common stock. The options vest as to one-third every twelve months commencing on January 5, 2005 at an exercise price of $0.20 per share. The options expire on January 5, 2014. During the year ended December 31, 2004, 290,000 of these stock options were cancelled.

r)

On January 5, 2004, the Company also granted an aggregate of 1,075,000 options to purchase shares of the Company’s Class A common stock to five of the Company’s directors and officers. The options vest as to one-third every six months commencing on July 5, 2004 at an exercise price of $0.20 per share. The options expire on January 5, 2014. During the year ended December 31, 2004, 50,000 of these options were cancelled.

s)

From February 2, 2004 to March 1, 2004, the Company granted an aggregate of 80,000 options to purchase shares of our Class A common stock to four of the Company's employees. The options vest as to one third every twelve months commencing between February 2, 2005 and March 1, 2005 at an exercise price of $0.27 per share (as to 40,000 options), $0.30 per share (as to 30,000 options) and $0.33 per share (as to 10,000 options). The options expire between February 2, 2014 and March 1, 2014. During the year ended December 31, 2004, 25,000 of these options at $0.30 were cancelled.

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
8.	Capital Stock - Continued
	t)

On February 11, 2004, the Company granted an aggregate of 300,000 options to purchase shares of the Company’s Class A common stock to a consultant. The options vest as to one-third every six months commencing on August 11, 2004 at an exercise price of $0.20 per share. The options expire on February 11, 2014. During the year ended December 31, 2004, 200,000 of these options were cancelled.

	t)

On September 27, 2004, the Company granted 60,000 fully vested options to purchase shares of the Company’s Class A common stock at $0.50 per share to a consultant. These options expire on September 27, 2014.

	u)

On December 1, 2004, the Company granted 100,000 options to purchase shares of the Company’s Class A common stock to a consultant. The options vest as to one-third every six months commencing on June 1, 2005 at an exercise price of $0.60 per share. The options expire on December 1, 2014.

	v)

The Company follows SFAS No. 123, "Accounting for Stock-Based Compensation," which requires compensation costs associated with stock options granted to other than employees to be valued based on the fair value of the stock options, where such fair value was estimated using the Black-Scholes option pricing model. Unvested stock options are remeasured on each balance sheet date for the purpose of determining stock option compensation. As at December 31, 2004 and 2003, the fair value of these options was estimated using the following weighted average assumptions:

			2004	2003
		Dividend yield	Nil	Nil
		Risk-free interest rate	4.21%	4.03%
		Expected volatility	257%	198%
		Expected lives	10 years	10 years

Compensation expense is amortized over the respective vesting periods and for the year ended December 31, 2004, expenses totaling $1,010,963 (2003 - $343,244) were included in the Consolidated Statement of Operations.

Details of options granted and forfeited are as follows:

		Weighted
		Average
		Exercise
	Number	Price
Outstanding at January 1, 2003	2,000,000	$0.20
Granted	4,000,000	$0.16
Outstanding at December 31, 2003	6,000,000	$0.17
Granted	2,255,000	$0.23
Forfeited	(565,000)	$0.20
Outstanding at December 31, 2004	7,690,000	$0.19
Options exercisable at December 31, 2004	5,185,000	$0.18
Options exercisable at December 31, 2003	2,082,500	$0.20

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
8.	Capital Stock - Continued

Stock options outstanding and exercisable at December 31, 2004 are summarized as follows:

			Outstanding
		Exercise			Number
		Price	Number	Expiry date	Exercisable

		$0.20	1,500,000	March 15, 2011	1,500,000
		$0.20	250,000	May 25, 2011	250,000
		$0.20	250,000	June 1, 2011	250,000
		$0.30	250,000	March 31, 2013	250,000
		$0.15	3,750,000	July 15, 2013	2,500,000
		$0.20	1,350,000	January 5, 2014	341,667
		$0.27	40,000	February 2, 2014	-
		$0.30	30,000	February 18, 2014	-
		$0.33	10,000	March 1, 2014	-
		$0.20	100,000	February 11, 2014	33,333
		$0.50	60,000	September 2, 2014	60,000
		$0.60	100,000	December 1, 2014	-
			7,690,000		5,185,000

w)	Warrants

Details of share purchase warrants are as follows:

	Number	Weighted Average Exercise Price
Balance at January 1, 2003 and 2004	-	$ -
Issued	2,290,000	$ 0.80
Outstanding at December 31, 2004	2,290,000	$ 0.80
Exercisable at December 31, 2004 and 2003	-	$ -

Warrants outstanding as at December 31, 2004 were issued in connection with the financial instruments issued by the Company as described in Note 6 and expire on various dates in February and March 2006.

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
9.	Related Party Transactions

Related party transactions not disclosed elsewhere in these consolidated financial statements include:

During the year ended December 31, 2004, the Company incurred $415,004 (2003 - $658,971) in management fees and $54,000 (2003 - $11,194) in consulting fees payable to certain directors and officers. As at December 31, 2004, $7,931 (2003 - $160,359) of these executive management fees were outstanding and included in amounts due to related parties.

In addition, the Company incurred $36,000 (2003 - $18,000) in fees to the directors. As at December 31, 2004, $6,000 (2003 - $7,500) of the director fees was outstanding and included in amounts due to related parties.

These transactions were recorded at the exchange amount, being the amounts established and agreed to by the related parties.

10.	Income Taxes

The Company had net operating loss carry forwards as follows:

	2004	2003
Net operating loss carryforwards	$5,141,703	$3,494,153

Net operating loss carryforwards, if not utilized to offset taxable income in future periods, expire between the years 2008 and 2024.

The tax effects of temporary differences that give rise to the Company’s deferred tax assets are as follows:

	2004	2003
Net operating loss carry forwards	$1,748,179	$1,188,189
Property and equipment	204,703	3,053
Pre-operating losses	74,658	100,254
Deferred tax valuation allowance	(2,027,540)	(1,291,496)
	$-	$-

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
10.	Income Taxes - Continued

The provision for income taxes differs from the amount estimated using the United States federal statutory income tax rate as follows:

	2004	2003
Provision (benefit) at the federal statutory rate	$(1,100,220)	$(698,095)
Non-deductible expenses	364,176	121,576
Increase in valuation allowance	736,044	576,519
	$-	$-

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management’s judgement about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income

11. Segmented Information

The Company designs and intends to provide internet and classroom based educational programs and services mainly in Shanghai, People’s Republic of China. The Company has determined that it operates in one reporting segment. For the purposes of geographic reporting, the Company attributes its assets based on its location and attributes its revenue and net loss for the period based on the location of its subsidiary.

	2004	2003
Property and equipment
North America	$9,521	$5,406
China	90,770	52,504
	$100,291	$67,910

	For the years ended
	December 31
	2004	2003
Revenue
North America	$-	$-
China	50,503	-
	$50,503	$-

Net loss for the year
North America	$(2,442,676)	$(2,007,379)
China	(793,266)	(164,502)
	$(3,235,942)	$(2,171,881)

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003

12.	Restatement

As described in Note 3, in exchange for their respective share of the 25% interest in SBN, in 2000, SIT and TCS transferred the right to use the broadband network resources in Shanghai valued at $250,000 (being the fair value of the intangible assets as agreed by then two unrelated parties) into SBN and the amount was recorded initially as an intangible asset.

Subsequent to the issuance of the December 31, 2003 financial statements, management undertook a review of goodwill and intangibles and determined that these amounts should have been written off in the period as incurred, based on the fact that the Company did not have an established source of revenue and may never recognize any substantial revenue to support the carrying value of these assets. Consequently, the Company has restated its consolidated financial statements for the year ended December 31, 2003 to reflect these changes.

The following represents the Company’s balance sheet accounts as previously reported and after giving effect to the restatement adjustments as at December 31, 2003:

December 31
2003
Intangible Assets
As previously reported	$175,000
Write-off of intangible assets	(175,000)
As restated	$-

Goodwill
As previously reported	$105,964
Write-off of goodwill	(105,964)
As restated	$-

Total Assets
As previously reported	$1,278,820
Write-off of intangible assets and goodwill	(280,964)
As restated	$997,856

Minority interest liability
As previously reported	$56,111
Decrease in minority interest as a result of the write-off of
intangible assets	(12,571)
As restated	$43,540

Deficit accumulated in the development stage
As previously reported	$(6,851,203)
Adjustment for write-off of intangible assets and goodwill	(268,393)
As restated	$(7,119,596)

Asia Broadband, Inc. (A Development Stage Company) Notes to the Consolidated Financial Statements (Expressed in US Dollars)
December 31, 2004 and 2003
12.	Restatement - Continued

The following represents the Company’s net loss as previously reported and after giving effect to the restatement adjustments for the year ended December 31, 2003:

December 31
2003
Net loss for the period
As previously reported	$(2,053,220)
Adjustment for write-off of
intangible assets and goodwill	(118,661)
As restated	$(2,171,881)

There were no significant differences for the year ended December 31, 2003 in basic and diluted loss per common share.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Asia Broadband, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Asia Broadband, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws require us to indemnify any present and former directors, officers, employees, fiduciaries, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, fiduciary, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conduct themself in good faith and that such person:

- reasonably believed, in the case of conduct is the official capacity with our company, that their conduct was in our company’s best interests;

- in all other cases (except criminal cases) believed that their conduct was not opposed to our company’s best interests; or

- with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

The determination to indemnify any such person must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a quorum if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so directs, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

We will not indemnify a director adjudged liable to our corporation or adjudged liable on the basis that personal benefit was improperly received by such director. Our indemnification is limited to reasonable expenses incurred in connection with any proceeding.

Our Bylaws provide that individuals may receive advances for expenses if the individual provides a written affirmation of his good faith belief that he has met the appropriate standards of conduct and he will repay the advance if he is judged not to have met the standard of conduct.

Our bylaws authorize us to purchase insurance on behalf of a director, officer, employee, fiduciary or agent of our company for liabilities incurred whether or not we would have the power or obligation to indemnify such person pursuant to our bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$473.39
Printing and engraving expenses	$1,000(1)
Accounting fees and expenses	$50,000(1)
Legal fees and expenses	$50,000(1)
Transfer agent and registrar fees	$1,000(1)
Fees and expenses for qualification under state securities laws	$Nil
Miscellaneous	$Nil(1)

Total	$102,473.39

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

On January 14, 2000 we issued 2,500,000 shares of our Class A common stock to Yuguo Zhang, our Chief Executive Officer, President and a director of our company in consideration for consulting services performed by Mr. Zhang for our company of Mr. Zhang. For accounting purposes, we valued the shares at $2,500,000. We issued the shares of common stock to an accredited investor (as Mr. Zhang was a director and senior officer of our company) relying upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Mr. Zhang represented his intention to acquire the securities for investment purposes only and not with a view towards distribution. As Mr. Zhang was a director and officer of our company at that time, he had access to our books and records such that he could make an informed investment decision. Appropriate legends were affixed to the stock certificate issued to Mr. Zhang.

On March 15, 2000, we agreed to issue an aggregate of 1,780,000 units at a price of $1.00 per unit for aggregate gross proceeds of $1,780,000 to nine investors who were not US persons (as that term is defined in Regulation S of the Securities Act of 1933) and one investor who was a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933). Each unit consisted of one share of our Class A common stock and one non-transferable share purchase warrant. Each warrant entitled the holder to purchase an additional share of our Class A common stock at an exercise price of $2.00 per share until September 21, 2001 and at an exercise price of $5.00 per share until September 21, 2002. The warrants expired without being exercised. We issued the securities in a private transaction to these investors who were not members of the public and each had a pre-existing relationship with one or more of our directors or senior officers at that time relying on Section 4(2) of the Securities Act of 1933. Each investor was a sophisticated investor and was given access to our books and records such that they could make an informed investment decision. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Each investor represented their intention to acquire the securities for investment purposes only and not with a view towards distribution. Appropriate legends were affixed to the stock certificate issued to each investor. These shares were issued in June 2000.

On March 1, 2001, we issued 300,000 shares of our Class A common stock to Seabas Investments Limited, a nominee company owed by Desmond McVeigh, a director of our company at that time. The shares were issued in consideration of services provided by Mr. McVeigh as a director and officer of our company. We valued the services at $75,000. We issued the shares of common stock to Seabas Investments Limited, an accredited investor (as the sole shareholder of that company was an accredited investor because Mr. McVeigh was a director of our company at that time), relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Mr. McVeigh represented his intention to acquire the securities for investment purposes only and not with a view towards distribution. As Mr. McVeigh was a director and officer of our company at that time, he had access to our books and records such that he could make an informed investment decision. Appropriate legends were affixed to the stock certificate issued to Mr. McVeigh.

On March 1, 2001, we issued 150,000 shares of our Class A common stock to Christine Reynolds, a senior officer our company at that time. The shares were issued in consideration of services provided by Ms. Reynolds as an officer of our company. We valued the services at $37,500. We issued the shares of common stock to Christine Reynolds, an accredited investor (as she was a senior officer of our company at that time), relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Ms. Reynolds represented her intention to acquire the securities for investment purposes only and not with a view towards distribution. As Ms. Reynolds was a director and officer of our company at that time, she had access to our books and records such that she could make an informed investment decision. Appropriate legends were affixed to the stock certificate issued to Ms. Reynolds.

On June 18, 2001, we issued 100,000 shares of our Class A common stock to Charles Demicher, a director and senior officer of the company at that time. The shares were issued in consideration for services provided by Mr. Demicher as a director and officer of the company. We valued the services at $20,000. We issued the shares of common stock to Charles Demicher, an accredited investor (as he is a director and senior officer of our company), relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Mr. Demicher represented his intention to acquire the securities for investment purposes only and not with a view towards distribution. As Mr. Demicher was a director and officer of our company at that time, he had access to our books and records such that he could make an informed investment decision. Appropriate legends were affixed to the stock certificate issued to Mr. Demicher.

In March and June, 2001, we granted an aggregate of 2,000,000 options to purchase shares of our Class A common stock to eight of our company’s directors and/or officers. The options vest as to one-third every six months commencing on September 15, 2001 at an exercise price of $0.20 per share. The options expire on March 15, 2011. We issued the options to these directors and/or officers, all of whom were accredited investors (as each was a director and/or senior officer of our company), relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Each investor represented their intention to acquire the securities for investment purposes only and not with a view towards distribution. Since each investor was a director and/or officer of our company at that time, each investor had access to our books and records such that they could make any informed investment decision. Appropriate legends were affixed to the option agreement issued to each investor.

On December 12, 2001, we agreed to issue convertible debentures in the principal amount of $150,000 to Sir Richard Drake Kleinwort, an accredited investor. The convertible debentures were convertible at the option of Sir Richard Drake Kleinwort into shares of our Class A common stock at a conversion price of $0.30 per share. On November 3, 2003, the convertible debenture was converted into 500,000 shares of our Class A common stock. We issued the convertible debentures and the shares issued upon conversion of the convertible debentures to an accredited investor (as Sir Richard Drake Kleinwort confirmed that he was a rational person with an income in excess of $200,000 in each of the two most recent years and had a net worth which exceeded $1,000,000) relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. These convertible debentures were issued in January, 2002. The investor was given access to our books and records such that he could make an informed investment decision. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. The investor represented his intention to acquire the securities for investment purposes only and not with a view towards distribution. Appropriate legends were affixed to the stock certificate issued to the investor.

On April 25, 2002, we issued convertible debentures in the principal amount of $150,000 to Rathbone Unit Trust Management Limited, an accredited investor. The convertible debentures were convertible at the option of Rathbone Unit Trust Management Limited into shares of our Class A common stock at a conversion price of $0.30 per share. On November 3, 2003, the convertible debenture was converted into 500,000 shares of our Class A common stock. We issued the convertible debentures and the shares issued upon conversion of the convertible debentures to an accredited investor (as Rathbone Unit Trust Management Limited confirmed that it was a corporation with total assets in excess of $5,000,000) relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. The investor was given access to our books and records such that it could make an informed investment decision. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. The investor represented its intention to acquire the securities for investment purposes only and not with a view towards distribution. Appropriate legends were affixed to the stock certificate issued to the investor.

On December 3, 2002, we issued 1,000,000 shares of Class A common stock to Church Street, LLC., an accredited investor (as Church Street, LLC confirmed that it was a corporation with assets in excess of $5,000,000), at a price of $0.25 per share for gross proceeds of $250,000. We issued the shares of common stock to an accredited investor relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. The investor represented its intention to acquire the securities for investment purposes only and not with a view towards distribution. Appropriate legends were affixed to the stock certificate issued to the investor.

On March 31, 2003, we granted 250,000 options to purchase shares of our Class A common stock to Graham Brant, a director and officer of our company. The options vest as to one-third every six months commencing on September 15, 2003 at an exercise price of $0.30 per share. The options expire on March 31, 2013. We issued the options to this director and officer, an accredited investor (as Mr. Brant is a director and senior officer of our company), relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. The investor represented his intention to acquire the securities for investment purposes only and not with a view towards distribution. As Mr. Brant was a director and officer of our company at that time, he had access to our books and records such that he could make an informed investment decision. Appropriate legends were affixed to the option agreement issued to the investor.

On March 28, 2003, we agreed to issue an aggregate of 2,700,000 shares of our Class A common stock at a price of $0.30 per share for gross proceeds of $810,000 to the following investors. We issued the shares of common stock to the following six accredited investors relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Each investor confirmed in writing that it was an accredited investor and represented their intention to acquire the securities for investment purposes and not with a view towards distribution. Appropriate legends were affixed to the stock certificate issued to each investor. Each investor acknowledged that the sale of the securities was not registered under the Securities Act of 1933, and that the securities could not be resold unless such securities were registered under the Securities Act of 1933 or unless an exemption from such registration was available. These shares were issued in July, 2003:

NAME OF INVESTOR	AMOUNT OF SHARES PURCHASED
Simon Peter Sadler	833,333
Derek Alexander Smith	166,667
Paul Morton	16,667
Mark Bromhead	16,667
Warren Lee Primhak	833,333
Michael Norman Smith	833,333

On June 16, 2003, we agreed to issue an aggregate of 1,583,334 shares of our Class A common stock at a price of $0.30 per share for gross proceeds of $475,000 to the following investors. We issued 916,667 shares of common stock to five accredited investors relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Each investor confirmed in writing that it was an accredited investor and represented their intention to acquire the securities for investment purposes and not with a view towards distribution. Appropriate legends were affixed to the stock certificate issued to each investor. Each investor acknowledged that the sale of the securities was not registered under the Securities Act of 1933, and that the securities could not be resold unless such securities were registered under the Securities Act of 1933 or unless an exemption from such registration was available. We issued 666,667 shares of common stock to two investors in a private transaction to these two investors who were not members of the public as each had a pre-existing relationship with one or more of our directors at the time relying on Section 4(2) of the Securities Act of 1933. Each investor was a sophisticated investor and was given access to our books and records such that they could make an informed investment decision. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Each investor represented their intention to acquire the securities for investment purposes only and not with a view towards distribution. Appropriate legends were affixed to the stock certificate issued to each investor. These shares were issued in July, 2003.

NAME OF INVESTOR	AMOUNT OF SHARES PURCHASED
Michael Alexander	166,667
Jeremy McAteer	166,667
Jeremy Norris	333,333
Tiger Investments Limited	333,334
Jeffery Ho	83,333
Galloway Limited	500,000

In connection with the private placements completed on March 28, 2003 and June 16, 2003, we agreed to issue 216,000 shares of our Class A common stock to Michael Norman Smith as a finder’s fee. The shares were issued to Mr. Smith, an accredited investor, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Mr. Smith confirmed in writing that he was an accredited investor and represented his intention to acquire the securities for investment purposes and not with a view towards distribution. Appropriate legends were affixed to the stock certificate issued to Mr. Smith. Mr. Smith acknowledged that the sale of the securities were not registered under the Securities Act of 1933, and that the securities could not be resold unless such securities were registered under the Securities Act of 1933 or unless an exemption from such registration was available.

On July 7, 2003, we agreed to issue an aggregate of 6,300,000 shares of our Class A common stock, at a deemed price of $0.055 per share, to six of our directors and/or officers of our company as set out below. The shares were issued in consideration of services provided by these individuals as directors and/or officers of our company. We issued the shares of common stock to these persons, all of whom were accredited investors by virtue of the fact that they were directors and/or senior officers of our company, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Each investor represented their intention to acquire the securities for investment purposes only and not with a view towards distribution. Since each investor was a director and/or officer of our company at that time, each investor had access to our books and records such that they could make an informed investment decision. Appropriate legends were affixed to the stock certificate issued to each investor. These shares were issued in September and November, 2003:

NAME OF DIRECTOR/OFFICER	AMOUNT OF SHARES GRANTED
Charles Demicher (shares issued to World Capital Management LLC, a company controlled by Charles Demicher)	3,650,000
Graham Brant (shares issued to Church Street LLC, a company managed by independent trustees of Merrill Lynch over which Graham Brant exercises dispositive and investment power)	1,800,000

Xinmin Gao	300,000
Wen Chao Tu	300,000
Xiang Qian Shao	100,000
Li Jian Hua	150,000

On July 7, 2003, we agreed to issue an aggregate of 1,000,000 shares of our Class A common stock, at a deemed price of $0.055 per share, to Seabas Investments Limited, a nominee company owed by Desmond McVeigh, a director of our company at that time. On November 28, 2003, we agreed to issue these shares in settlement of accrued consulting fees in the amount of $74,916. These shares were valued at $0.08 per share based on the trading price of our Class A common stock on the date of the settlement agreement. We issued the shares of common stock to Seabas Investments Limited, an accredited investor (by virtue of the fact that Desmond McVeigh, a director of our company at that time, was the sole shareholder of Seabas Investments Limited), relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. The investor represented its intention to acquire the securities for investment purposes only and not with a view towards distribution. As Mr. McVeigh was a director and officer of our company at that time, he had access to our books and records such that he could make an informed investment decision. Appropriate legends were affixed to the stock certificate issued to the investor.

On July 15, 2003, we granted an aggregate of 3,750,000 options to purchase shares of our Class A common stock to four of our company’s directors and/or officers. The options vest as to one-third every six months commencing on December 15, 2003 at an exercise price of $0.15 per share. The options expire on July 15, 2013. We issued the options to these directors and/or officers, all of whom were accredited investors as each was a director or senior officer of our company at that time, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Each investor represented their intention to acquire the securities for investment purposes only and not with a view towards distribution. Since each investor was a director and/or officer of our company at that time, each investor had access to our books and records such that they could make an informed investment decision. Appropriate legends were affixed to the option agreement issued to each investor.

On September 15, 2003, we sold an aggregate of 833,333 shares of our Class A common stock at a price of $0.30 per share for gross proceeds of $250,000 to the Harrington Limited. The shares were issued in January 2004. We issued the shares of common stock to an accredited investor (as Harrington Limited confirmed that it was a corporation with total assets in excess of $5,000,000), relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. The investor confirmed in writing that it was an accredited investor and represented its intention to acquire the securities for investment purposes and not with a view to distribution. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Appropriate legends were affixed to the stock certificate issued to the investor. The investor acknowledged that the sale of the securities was not registered under the Securities Act of 1933, and that the securities could not be resold unless such securities were registered under the Securities Act of 1933 or unless an exemption from such registration was available.

On November 3, 2003, we issued 500,000 shares of our Class A common stock to Sir Richard Drake Kleinwort, an accredited investor (as Sir Richard Drake Kleinwort confirmed that he was a natural person with an income in excess of $200,000 in each of the last two most recent years and had a net worth which exceeded $1,000,000). These shares were issued upon conversion of the convertible debentures in the principal amount of $150,000 at $0.30 per shares. We issued the shares issued upon conversion of the convertible debentures to an accredited investor relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. The investor confirmed in writing that it was an accredited investor and represented its intention to acquire the securities for investment purposes and not with a view to distribution. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Appropriate legends were affixed to the stock certificate issued to the investor. The investor acknowledged that the sale of the securities was not registered under the Securities Act of 1933, and that the securities could not be resold unless such securities were registered under the Securities Act of 1933 or unless an exemption from such registration was available.

On November 3, 2003, we issued 500,000 shares of our Class A common stock to Rathbone Unit Trust Management Limited, an accredited investor (as Rathbone Unit Trust Management Limited confirmed that it was a corporation with total assets in excess of $5,000,000). These shares were issued upon conversion of the convertible debentures in the principal amount of $150,000 at $0.30 per shares. We issued the shares issued upon conversion of the convertible debentures to an accredited investor relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. The investor confirmed in writing that it was an accredited investor and represented its intention to acquire the securities for investment purposes and not with a view to distribution. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Appropriate legends were affixed to the stock certificate issued to the investor. The investor acknowledged that the sale of the securities was not registered under the Securities Act of 1933, and that the securities could not be resold unless such securities were registered under the Securities Act of 1933 or unless an exemption from such registration was available.

On November 23, 2003, we agreed to issue an aggregate of 178,300 shares of our Class A common stock, at a deemed price of $0.055 per share, to Inner Canadian Capital, a nominee company owed by Tom Allen, a director of our company at that time. The shares were issued in consideration of services provided by Mr. Allen as a director and/or officer of our company and in settlement of accrued consulting fees in the amount of $16,344. These shares were valued at $14,264 based on the trading price of our Class A common stock on the date of the settlement agreement. We issued the shares of common stock to Tom Allen, an accredited investor (by virtue of the fact that Tom Allen, a director of our company at that time, was the sole shareholder of Inner Canadian Capital), relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. The investor represented his intention to acquire the securities for investment purposes only and not with a view towards distribution. As Mr. Allen was a director and officer of our company at that time, he had access to our books and records such that he could make an informed investment decision. Appropriate legends were affixed to the stock certificate issued to the investor.

On January 5, 2004, we granted an aggregate of 1,075,000 options to purchase shares of our Class A common stock to five of our company’s directors and/or officers. The options vest as to one-third every six months commencing on July 5, 2004 at an exercise price of $0.20 per share. The options expire on January 5, 2014. During the nine month period ended September 30, 2004, 50,000 of these options were cancelled. We issued the options to these directors and/or officers, all of whom were accredited investors (by virtue of the fact that each was a director or senior officer of our company, relying on Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Each investor represented their intention to acquire the securities for investment purposes only and not with a view towards distribution. Since each investor was a director and/or officer of our company at that time, each investor had access to our books and records such that they could make an informed investment decision. Appropriate legends were affixed to the option agreement issued to each investor.

On January 5, 2004, we granted an aggregate of 640,000 options to purchase shares of our Class A common stock to 28 of our company’s employees. The options vest as to one-third every twelve months commencing on January 5, 2005 at an exercise price of $0.13 and $0.20 per share. The options expire on January 5, 2014. During the nine month period ended September 30, 2004, 290,000 of these options were cancelled. We issued the options to 25 of these employees. We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction as each investor confirmed that they were a non-U.S. person relying on Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. No directed selling efforts were made in the United States by us or anyone acting on our behalf. All documents used in connection with the offering included statements to the effect that the securities had not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act of 1933 or an exemption from such registration requirements is available. The documents also included a statement that hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act of 1933. Each investor agreed in the option agreement to our company notifying the transfer agent and take such other action as our company deems appropriate to ensure that the exercise of the stock option and the subsequent transfer of the shares acquired upon exercise of the option comply with the Securities Act of 1933 and any other governmental or regulatory requirements. Appropriate legends were affixed to the certificates representing the securities. We issued options to one employee relying on Section 4(2) of the Securities Act of 1933. This one employee was not a member of the public as she had been working for the company for several years. This employee was a sophisticated investor and was given access to our books and records such that they could make an informed investment decision. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Each investor represented their intention to acquire the securities for investment purposes only and not with a view towards distribution. Appropriate legends were affixed to the securities issued to each investor.

On January 26, 2004, we agreed to issue 100,000 shares of our Class A common stock to Mr. Xu, a director of our subsidiary, in consideration of services provided to our subsidiary. We issued the securities to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction as each investor confirmed that they were a non-U.S. person relying on Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. No directed selling efforts were made in the United States by us or anyone acting on our behalf. All documents used in connection with the offering included statements to the effect that the securities had not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act of 1933 or an exemption from such registration requirements is available. The documents also included a statement that hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act of 1933. Mr. Xu agreed in the subscription agreement that our company would refuse to register any transfer of the shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from the regulation requirements of the Securities Act of 1933. Appropriate legends were affixed to the certificates representing the securities. The shares were issued on September 30, 2004.

On February 2, 2004, we granted an aggregate of 80,000 options to purchase shares of our Class A common stock to four of our company's employees. The options vest as to one third every twelve months commencing on February 2, 2004 at an exercise price of $0.27 per share (as to 40,000 options), $0.30 per share (as to 30,000 options) and $0.33 per share (as to 10,000 options). The options expire on February 2, 2014. We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction as each investor confirmed that they were a non-U.S. person relying on Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. No directed selling efforts were made in the United States by us or anyone acting on our behalf. All documents used in connection with the offering included statements to the effect that the securities had not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act of 1933 or an exemption from such registration requirements is available. The documents also included a statement that hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act of 1933. Appropriate legends were affixed to the certificates representing the securities.

On February 11, 2004, we granted an aggregate of 300,000 options to purchase shares of our Class A common stock to one of our company's consultants. The options vest as to one-third every six months commencing on August 11, 2004 at an exercise price of $0.20 per share. The options expire on February 11, 2014. During the nine month period ended September 30, 2004, 200,000 of these options were cancelled. We issued the securities to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction as each investor confirmed that they were a non-U.S. person relying on Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. No directed selling efforts were made in the United States by us or anyone acting on our behalf. All documents used in connection with the offering included statements to the effect that the securities had not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act of 1933 or an exemption from such registration requirements is available. The documents also included a statement that hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act of 1933. Each investor agreed in the option agreement to our company notifying the transfer agent and take such other action as our company deems appropriate to ensure that the exercise of the stock option and the subsequent transfer of the shares acquired upon exercise of the option comply with the Securities Act of 1933 and any other governmental or regulatory requirements. Appropriate legends were affixed to the certificates representing the securities.

On September 27, 2004, we granted an aggregate of 60,000 options to purchase shares of our Class A common stock at $0.50 per share to one of our company's consultants. The options expire on September 27, 2014. We issued the securities to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction as each investor confirmed that they were a non-U.S. person relying on Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. No directed selling efforts were made in the United States by us or anyone acting on our behalf. All documents used in connection with the offering included statements to the effect that the securities had not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act of 1933 or an exemption from such registration requirements is available. The documents also included a statement that hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act of 1933. Each investor agreed in the option agreement to our company notifying the transfer agent and take such other action as our company deems appropriate to ensure that the exercise of the stock option and the subsequent transfer of the shares acquired upon exercise of the option comply with the Securities Act of 1933 and any other governmental or regulatory requirements. Appropriate legends were affixed to the certificates representing the securities.

On February 23, 2004, we issued 1,000,000 units at a price of $2.00 per unit for aggregate gross proceeds of $2,000,000 to two investors who were not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933). Each unit consisted of two Class A common shares, $1.00 of principal amount of a convertible debenture, one share purchase warrant (entitling the holder to purchase one Class A common share for $0.60 during the period commencing 18 months and ending 24 months from February 23, 2004) and one share purchase warrant (entitling the holder to purchase one Class A common share for $1.00 during the period commencing 18 months and ending 24 months from February 23, 2004). The debentures, total principal amount of $1,000,000, bear interest at 2% per year, mature on February 15, 2006 and are convertible into shares of our Class A common stock at $0.80 per share. We have the right to redeem the debentures, upon 10 days’ written notice to the holder, by paying 105% of the outstanding principal amount plus accrued and unpaid interest. We issued the securities to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction as each investor confirmed that they were a non-U.S. person relying on Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. No directed selling efforts were made in the United States by us or anyone acting on our behalf. All documents used in connection with the offering included statements to the effect that the securities had not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act of 1933 or an exemption from such registration requirements is available. The documents also included a statement that hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act of 1933. Each investor agreed in the subscription agreement that our company would refuse to register any transfer of the shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from the regulation requirements of the Securities Act of 1933.

Each investor also agreed in the subscription agreement and the subscription agreement contained a legend that the warrant and the shares of Class A common stock underlying the warrant have not been registered under the Securities Act of 1933 and that none of the securities may be offered or sold to a U.S. person unless registered under the Securities Act of 1933, pursuant to an effective registration statement under the Securities Act of 1933 or an available exemption from the registration requirements of the Securities Act of 1933.

Our company has implemented procedures to ensure that these warrants are not exercised within the United States and that the shares of Class A common stock issued upon exercise are not delivered to a U.S. person. Our company does this by making each investor provide a Notice of Exercise whereby the investor agrees to these conditions. Our company also ensures that the shares are issued to persons outside of the United States. Appropriate legends were affixed to the certificates representing the securities.

In March 2004, we issued 145,000 units at a price of $2.00 per unit for aggregate gross proceeds of $290,000 to three investors who were not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933). Each unit consisted of two Class A common shares, $1.00 of principal amount of a convertible debenture, one share purchase warrant (entitling the holder to purchase one Class A common share for $0.60 during the period commencing 18 months and ending 24 months from March 30, 2004) and one share purchase warrant (entitling the holder to purchase one Class A common share for $1.00 during the period commencing 18 months and ending 24 months from March 30, 2004). The debentures, total principal amount of $1,000,000, bear interest at 2% per year, mature on March 30, 2006 and are convertible into shares of our Class A common stock at $0.80 per share. We have the right to redeem the debentures, upon 10 days’ written notice to the holder, by paying 105% of the outstanding principal amount plus accrued and unpaid interest. We issued the securities to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction as each investor confirmed that they were a non-U.S. person relying on Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. No directed selling efforts were made in the United States by us or anyone acting on our behalf. All documents used in connection with the offering included statements to the effect that the securities had not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act of 1933 or an exemption from such registration requirements is available. The documents also included a statement that hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act of 1933. Each investor agreed in the subscription agreement that our company would refuse to register any transfer of the shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from the regulation requirements of the Securities Act of 1933.

Each investor also agreed in the subscription agreement and the subscription agreement contained a legend that the warrant and the shares of Class A common stock underlying the warrant have not been registered under the Securities Act of 1933 and that none of the securities may be offered or sold to a U.S. person unless registered under the Securities Act of 1933, pursuant to an effective registration statement under the Securities Act of 1933 or an available exemption from the registration requirements of the Securities Act of 1933.

Our company has implemented procedures to ensure that these warrants are not exercised within the United States and that the shares of Class A common stock issued upon exercise are not delivered to a U.S. person. Our company does this by making each investor provide a Notice of Exercise whereby the investor agrees to these conditions. Our company also ensures that the shares are issued to persons outside of the United States. Appropriate legends were affixed to the certificates representing the securities.

On July 7, 2003, we agreed to issue 5,500,000 shares of our Class A common stock, at a deemed price of $0.055 per share, to Yuguo Zhang, our Chief Executive Officer, President and a director of our company. The shares were issued in consideration of services provided by Mr. Zhang as a director and officer of our company. We issued the shares of common stock to Mr. Zhang, an accredited investor by virtue of the fact that he was a director and senior officer of our company, relying on Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. We did not, and no person acting on our behalf, used any form of general solicitation or general advertising in connection with this offering. Mr. Zhang represented his intention to acquire the securities for investment purposes only and not with a view towards distribution. As Mr. Zhang was a director and officer of our company at that time, he had access to our books and records such that he could make an informed investment decision. Appropriate legends were affixed to the stock certificate. The shares were issued on September 30, 2004.

On December 1, 2004, we granted an aggregate of 100,000 options to purchase shares of our Class A common stock at $0.60 per share to one of our company's consultants. The options expire on December 1, 2014. We issued the securities to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction as each investor confirmed that they were a non-U.S. person relying on Rule 903 of Regulation S and/or Section 4(2) of the Securities Act of 1933. No directed selling efforts were made in the United States by us or anyone acting on our behalf. All documents used in connection with the offering included statements to the effect that the securities had not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act of 1933 or an exemption from such registration requirements is available. The documents also included a statement that hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act of 1933. Each investor agreed in the option agreement to our company notifying the transfer agent and take such other action as our company deems appropriate to ensure that the exercise of the stock option and the subsequent transfer of the shares acquired upon exercise of the option comply with the Securities Act of 1933 and any other governmental or regulatory requirements. Appropriate legends were affixed to the certificates representing the securities.

Item 27 EXHIBITS

The following Exhibits are filed with this Prospectus:

Exhibit Number	Description
3.1	Articles of Incorporation filed January 24, 1996 (1)
3.2	By-laws dated January 26, 1996 (1)
3.3	Certificate of Amendment to Articles of Incorporation filed March 19, 1999 (1)
3.4	Certificate of Amendment to Articles of Incorporation filed July 27, 2000 (1)
3.5	Certificate of Amendment to Articles of Incorporation filed December 20, 2000 (1)
3.6	Certificate of Correction filed January 13, 2004 (1)
3.7	Certificate of Amendment to Articles of Incorporation filed February 11, 2004 (1)
5.1*	Legal Opinion of Clark Wilson LLP
10.1	Agreement between the Open Learning Foundation Enterprises Limited, OLC The Open Learning Company Limited and The Open Learning Foundation dated March 8, 2000 (1)
10.2	Assignment Agreement between our company and MultiCyber Internet Ltd. dated March 15, 2000 (1)
10.3	Collaborative Agreement with Shanghai Information Plaza Enterprise Development Ltd. and Information Leading Group Office Technology Center dated May, 2000 (1)
10.4	Collaborative Agreement with Shanghai InfoTower Enterprise Development, Inc. and Technical Centre of Shanghai City Information Office dated May 18, 2000 (1)
10.5	Contract with Shanghai Information Tower Enterprise Development Ltd. and Shanghai Municipal Information Office Technology Center dated August 23, 2000 (1)
10.6	Supplementary Agreement with Shanghai InfoTower Enterprise Development, Inc. and Technical Center of Shanghai City Information Office dated December 18, 2000 (1)
10.7	Agreement for Cooperation between Shanghai Broadband Network, Inc. and Shanghai Infoservice Tower Enterprise Development Co., Ltd. dated January 18, 2001 (1)
10.8	Collaborative Agreement between Shanghai Broadband Network, Inc. and Shanghai Information Plaza Enterprise Development Ltd. dated January 18, 2001 (1)
10.9	Letter Agreement with Longdown Financial Consultants Limited dated March 1, 2001 (1)
10.10	Letter Agreement with Inter-Canadian Capital Strategies Inc. dated May 8, 2001 (1)

10.11	Agreement with Shanghai Broadband Network, Inc. Shanghai General Foreign Language Assessment Office and Shanghai Information Technology R&D Center dated August 28, 2001 (1)
10.12	Collaborative Agreement between Shanghai Information Town Co., Ltd. and MultiCyber Internet Ltd. dated August 10, 2001 (1)
10.13	Agreement between Shanghai Broadband Network, Inc., Shanghai General Foreign Language Testing Office and Technical Center of Shanghai City Information Office (1)
10.14	Agreement with Shanghai InfoTower Enterprise Development, Inc. and Technical Center of Shanghai City Information Office dated August, 2001 (1)
10.15	Convertible Promissory Note with Sir Richard Drake Kleinwort BT dated December, 2001 (1)
10.16	Agreement in Principle with Shanghai Shenxin Information Technology Institute dated March 8, 2002 (1)
10.17	Memorandum of Understanding with OLC The Open Learning Company Limited dated April 24, 2002 (1)
10.18	Convertible Promissory Note with Rathbone Unit Trust Management Limited dated May, 2002 (1)
10.19	Heads of Agreement between Shanghai Broadband Network, Inc. and Q Group PLC dated July 14, 2002 (1)
10.20	Cooperative Agreement between Shanghai Broadband Network, Inc. and Fudan University E-Learning College dated July 15, 2002 (1)
10.21	Agreement with Virgil Limited Trading as The Open Learning Company dated August 8, 2002 (1)
10.22	Licensing Agreement between Shanghai Broadband Network and Q Group PLC dated August 13, 2002 (1)
10.23	Frame Agreement between Shanghai Broadband Network, Inc. and Fudan University E-Learning College dated August 15, 2002 (1)
10.24	Cooperative Agreement between Shanghai Broadband Network, Inc. and Fudan University E-Learning College dated August 15, 2002 (1)
10.25	Collaborative Agreement between Shanghai Broadband Network, Inc. and Fudan University Online Education College dated August 15, 2002 (1)
10.26	Confidential Agreement between Shanghai Broadband Network, Inc. and Shanghai Fudan University E-Learning College (1)
10.27	Software Development, Adaptation and ownership Agreement between Shanghai Broadband Network, Inc. and Q Multimedia Ltd. dated October 24, 2002 (1)

10.28

Agreement on Developing Online Integrated English Training Business Collaboratively between Shanghai Broadband Network, Inc. and Shanghai Information Property Corporation (Shanghai Online Education) dated March 26, 2003 (1)

10.29	Joint Venture Agreement with English Computerized Learning, Inc. dated April 21, 2003 (1)
10.30	Value Added Reseller Agreement between Shanghai Broadband Network, Inc. and Sichuan EleNet Soft-Tech Ltd. dated July 8, 2003 (1)
10.31	Agreement in Principal on Collaboration of Fudan New English Offline Training between Shanghai Broadband and Fudan E-Learning College dated July 24, 2003 (1)
10.32	Agreement on Developing Fudan New English Online Training between Fudan University Online Education College and Shanghai Broadband Network, Inc. dated July 24, 2003 (1)
10.33	Agreement on Developing Fudan New English Offline Training between Fudan University Online Education College and Shanghai Broadband Network, Inc. (1)
10.34	Agreement between Shanghai Broadband Network, Inc. and Shanghai Zhangjiang High-Tech District Office (1)
10.35	Memorandum of Understanding with Immersive Education Ltd. dated October 23, 2003 (1)
10.36	Settlement Agreement with Tom Allen and Inter-Canadian Capital Strategies, Inc. dated November 23, 2003 (1)
10.37	Settlement Agreement with R. Desmond McVeigh dated November 28, 2003 (1)
10.38	Fudan New English Partnership Agreement with Fudan University E-Learning College, Shanghai Broadband Network, Inc. and Shanghai Jingwen Continuing Education Institute dated December 18, 2003 (1)
10.39

Fudan New English Partnership Agreement with Fudan University E-Learning College, Shanghai Broadband Network, Inc. and Shanghai Yang Pu Qu Tong Xin Continuing Education Institute dated December 18, 2003 (1)

10.40	Fudan New English Partnership Agreement with Fudan University E-Learning College, Shanghai Broadband Network, Inc. and Shanghai Zhendan Continuing Education Institute dated December 18, 2003 (1)
10.41	Form of Stock Option Agreement entered into with the following individuals: (1)
Xinmin Gao
Wen Chao Tu
Yuguo Zhang
Christine Reynolds
Xiang Qian Shao
Thomas I.A. Allen
R. Desmond McVeigh
Charles Demicher
Graham Brant

10.42	Form of Purchase Agreement entered into with the following individuals: (1)
TMOB Pension Fund Ltd.
R. Allan Slaughter
Louis R. Appleton
First Nevisan Stockbrokers Ltd.
Declan MacFadden
Larry Knapton
Xian Feng Liu
Whitehall Holding Co. Ltd.
Windsor Capital Corporation
10.43	Form of Subscription Agreement entered into with the following individuals: (1)
Church Street Ltd.
Warren Lee Primhak
Simon Peter Sadler
Derek Alexander Smith
Paul Morton
Mark Bromhead
Michael Norman Smith
Galloway Limited
Michael Alexander
Jeremy McAteer
Jeremy Norris
Tiger Investments Limited
Jeffrey Ho
Harrington Consultants Limited
10.44	Executive Compensation Agreement, dated March 10, 2004, between Asia Broadband, Inc. and Golden Promise Business Investment, Inc. (1)
10.45	Executive Compensation Agreement, dated March 10, 2004, between Asia Broadband, Inc. and CHD Holdings, L.L.C. (1)
10.46	Executive Compensation Agreement, dated March 10, 2004, between Asia Broadband, Inc. and Alexa Holdings, Limited (1)
10.47	Form of Subscription Agreement entered into with the following individuals: (1)
Church Street Ltd.
Wen Chao Tu
Gao Xin Min
Li Jian Hua
Graham Brant
Yuguo Zhang
Xiang Qian Shao
Charles Demicher
10.48	Form of Subscription Agreement entered into with the following subscribers: (1)
CF KB Explorer Holmbush Fund
Rathbone Unit Trust Management Limited
James Donald Greig

Michael Norman Smith
Andrew David Bell
Jonathan Kornberg
10.49	2001 NonQualified Stock Option Plan (1)
10.50	2001 Employee Stock Option Plan (1)
10.51	2003 Employee Stock Option Plan (1)
10.52	2003 Non-Qualified Stock Option Plan (1)
10.53	Settlement Agreement, dated May 20, 2004, between Shanghai Broadband Inc. and Q Group PLC (2)
10.54	Co-Operation Agreement, dated June 15, 2004, between Shanghai Broadband Network, Inc. and Shanghai Jiaoda Withub Training Center (2)
10.55	Agreement, dated June 30, 2004, between Shanghai Broadband Network, Inc. and Boehringer Ingelheim Shanghai Pharmaceuticals Co. Ltd. (2)
10.56	Agreement, dated August 2, 2004, between Shanghai Broadband Network, Inc. and Molex Incorporated (2)
10.57	Agreement, dated August 2, 2004, between Shanghai Broadband Network, Inc. and GEA Technology Equipment (Shanghai) Co. Ltd. (2)
10.58	Agreement on Education Application Software Access, dated May 30, 2004, between Shanghai Broadband Network, Inc. and Shanghai Pudong Education Information Center (3)
10.59	Commercial Non-exclusive License, dated July 29, 2004, between Shanghai Broadband Network, Inc. and Open Learning Foundation (2)
10.60	Cooperation Agreement, dated August 18, 2004, between Shanghai Broadband Network, Inc. and Shanghai NZA Education Management Consultation Cooperation (4)
10.61	Amending Agreement, dated August 25, 2004, between Asia Broadband Inc. and Rathbones Unit Trust Management Limited amending certain terms of a Convertible Debenture (4)
10.62	Cooperation Agreement, dated September 27, 2004, between Shanghai Broadband Network, Inc. and Beijing Chinakids Network Information Co., Ltd. (5)
10.63	Agreement, dated September 19, 2004, between Shanghai Broadband Network, Inc. and Shanghai Children's Library (5)
10.64	Cooperation Agreement, dated May 21, 2004, between Shanghai Broadband Network, Inc. and Beijing SINA Internet Information Service Co., Ltd. (5)
10.65	Joint Marketing and Phased Business Agreement, dated October 10, 2004, between Shanghai Broadband Network, Inc. and reallyenglish.com Ltd. (5)

10.66	Agreement, dated October 14, 2004, between Shanghai Broadband Network, Inc. and Moeller Electric (Shanghai) Co., Ltd. (6)
10.67	Agreement, dated November 9, 2004, between Shanghai Broadband Network, Inc. and Rexam Der Kwei Industrial (Shanghai) Co., Ltd. (6)
10.68	Agreement, dated October 19, 2004, between Shanghai Broadband Network, Inc. and Beijing Junnet Technologies Co., Ltd. (6)
10.69	Agreement, dated November 29, 2004, between Shanghai Broadband Network, Inc. and Shanghai University of Science and Technology (6)
10.70	Agreement, dated November 30, 2004, between Shanghai Broadband Network, Inc. and Wison (Shanghai) Chemical Engineering Co. Ltd. (6)
10.71	Agreement, dated December 10, 2004, between Shanghai Broadband Network, Inc. and Shanghai Bozheng Education Technology Co. Ltd. (6)
10.72	Agreement, dated December 13, 2004, between Shanghai Broadband Network, Inc. and Education Information Center of Pudong New Area of Shanghai (6)
10.73*	Agreement, dated December 30, 2004, between Shanghai Broadband Network, Inc. and Shanghai Green Centre Education Consultation Co. Ltd.
10.74*	Agreement, dated January 5, 2005, between Shanghai Broadband Network, Inc. and Star Elite Technical Consultation (Hargzhou) Co., Ltd.
10.75*	Agreement dated March 22, 2005, between Shanghai Broadband Network, Inc. and Black & Decker (Suzhou) Co., Ltd.
10.76*	Agreement dated March 25, 2005, between Shanghai Broadband Network, Inc. and Lynch Information Technology Co., Ltd.
10.77*	Agreement dated April 8, 2005, between Shanghai Broadband Network, Inc. and EET International Language Center
21.1	Subsidiaries of Asia Broadband, Inc.:
Shanghai Broadband Network, Inc. (a company incorporated under the laws of China)
23.1 *	Consent of BDO Dunwoody LLP

* Filed herewith

(1)	Incorporated by reference from our Form SB-2 filed on May 5, 2004.

(2)            Incorporated by reference from our Form SB-2/A, Pre-Effective Amendment No. 1, filed on August 20, 2004.

(3)            The copy of this Agreement filed herewith supersedes and replaces the copy of the Agreement filed as Exhibit 10.58 to our Form SB-2/A, Pre-Effective Amendment No. 1, filed on August 20, 2004, which contained certain translation errors from the original Chinese-language version.

(4)            Incorporated by reference from our Form SB-2/A, Pre-Effective Amendment No. 2, filed on September 21, 2004.

(5)            Incorporated by reference from our Form SB-2/A Pre-Effective Amendment No. 3, filed on November 12, 2004.

(6)    Incorporated by reference from our Form SB-2/A Pre-Effective Amendment No. 4, filed on January 20, 2005.

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1)    file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a)	any prospectus required by Section 10(a)(3) of the Securities Act;

(b)    reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)     any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)    for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)    remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on May 16, 2005.

ASIA BROADBAND, INC.

/s/ Yuguo Zhang

By: Yuguo Zhang, Chief Executive Officer and Director

(Principal Executive Officer)

Dated: May 17, 2005

/s/ Charles Demicher

By: Charles Demicher, Chief Operating Officer and Director

(Principal Financial Officer and Principal Accounting Officer)

Dated: May 17, 2005

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Charles Demicher as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Yuguo Zhang

By: Yuguo Zhang, Chief Executive Officer and Director

(Principal Executive Officer)

Dated: May 17, 2005

/s/ Charles Demicher

By: Charles Demicher, Chief Operating Officer and Director

(Principal Financial Officer and Principal Accounting Officer)

Dated: May 17, 2005

/s/ Graham Brant

By: Graham Brant, President and Director

Dated: May 17, 2005

/s/ Wen Chao Tu

By: Wen Chao Tu, Director

Dated: May 17, 2005

/s/ Xinmin Gao

By: Xinmin Gao, Director

Dated: May 17, 2005

/s/ Jianhua Li

By: Jianhua Li, Director

Dated: May 17, 2005